FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227446-15

MSC 2021-L6

Free Writing Prospectus

 Structural and Collateral Term Sheet

$765,326,113

(Approximate Total Mortgage Pool Balance)

$684,966,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

 as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Argentic Real Estate Finance LLC

 Starwood Mortgage Capital LLC

Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2021-L6

June 24, 2021

MORGAN STANLEY Co-Lead Bookrunning Manager	BofA SECURITIES Co-Lead Bookrunning Manager

AmeriVet Securities Co-Manager	Bancroft Capital, LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-227446) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)(3)		Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)		Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	AAAsf/AAA(sf)	$20,900,000		$20,051,000		$849,000		30.000%	(8)	2.74	1 – 59	17.0%	38.6%
Class A-2	AAAsf/AAA(sf)	$117,800,000		$113,017,000		$4,783,000		30.000%	(8)	4.96	59 – 60	17.0%	38.6%
Class A-SB	AAAsf/AAA(sf)	$26,900,000		$25,807,000		$1,093,000		30.000%	(8)	7.52	60 – 118	17.0%	38.6%
Class A-3(9)	AAAsf/AAA(sf)	(9)(10)		(9)(10)		(9)(10)		30.000%	(8)(9)	(10)	(10)	17.0%	38.6%
Class A-4(9)	AAAsf/AAA(sf)	(9)(10)		(9)(10)		(9)(10)		30.000%	(8)(9)	(10)	(10)	17.0%	38.6%
Class X-A	AAAsf/AAA(sf)	$535,728,000	(11)	$513,975,000	(11)	$21,753,000	(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)	$149,238,000	(11)	$143,178,000	(11)	$6,060,000	(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class A-S(9)	AAAsf/AAA(sf)	$68,879,000	(9)	$66,082,000	(9)	$2,797,000	(9)	21.000%	(8)(9)	10.01	120 – 120	15.1%	43.5%
Class B(9)	AA-sf/AA-(sf)	$49,746,000	(9)	$47,726,000	(9)	$2,020,000	(9)	14.500%	(8)(9)	10.01	120 – 120	13.9%	47.1%
Class C(9)	A-sf/A-(sf)	$30,613,000	(9)	$29,370,000	(9)	$1,243,000	(9)	10.500%	(8)(9)	10.01	120 – 120	13.3%	49.3%

Privately Offered Certificates(13)

Class	Expected Ratings (Fitch/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)(3)		Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)		Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-D	BBB-sf/BBB-(sf)	$33,483,000	(11)	$32,123,000	(11)	$1,360,000	(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/BB-(sf)	$15,307,000	(11)	$14,685,000	(11)	$622,000	(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB+(sf)	$19,134,000		$18,357,000		$777,000		8.000%	(8)	10.01	120 – 120	12.9%	50.7%
Class E	BBB-sf/BBB-(sf)	$14,349,000		$13,766,000		$583,000		6.125%	(8)	10.01	120 – 120	12.7%	51.7%
Class F	BB-sf/BB-(sf)	$15,307,000		$14,685,000		$622,000		4.125%	(8)	10.01	120 – 120	12.4%	52.8%
Class G-RR	B-sf/B-(sf)	$7,653,000		$7,342,288		$310,712		3.125%	(8)	10.01	120 – 120	12.3%	53.4%
Class H-RR	NR/NR	$23,917,112		$22,946,077		$971,035		0.000%	(8)	10.01	120 – 120	11.9%	55.1%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class A-3 and Class A-4 certificates, such greater percentages as are contemplated by footnote (10) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates (as defined in footnote (9) below) or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	On the Closing Date, Argentic Real Estate Finance LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 4.060% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class G-RR and Class H-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), which are expected to represent approximately 0.9559% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention” in the Preliminary Prospectus. The entity purchasing the VRR Interest is expected to purchase slightly more than 4.060% of some or all of the classes of certificates, which excess over 4.060% (with respect to all classes except the Class G-RR and Class H-RR certificates) is included in the amounts set forth under “Approximate Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased in connection with final pricing, as described under “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

(4)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are presented in the aggregate, taking into account the initial principal balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively.

(5)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the sum of the initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and the total initial certificate balance of all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and the total initial certificate balance of all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates will be one of the following: (i) a fixed rate per annum; (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. Each class of Exchangeable Certificates evidences interests in one or more “trust components”. The Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, together with the Exchangeable Certificates with certificate balances, are referred to as the “principal balance certificates.” The maximum certificate balances of the Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed under footnote (10)) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities, certificate balances or notional amounts and pass-through rates of the Exchangeable Certificates are described more fully below under “Exchangeable Certificates.” Each class of Class A-3, Class A-4, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, respectively, shown in the table above.

(10)	The exact initial principal balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-3 and Class A-4 trust components is expected to be approximately $370,128,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component.

The maximum certificate balances of the Class A-3 and Class A-4 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-3” or “A-4” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-3 and Class A-4 certificates will be equal to approximately 95.940% of the certificate balance of such class of certificates.

Trust Component	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Initial Retained Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$0 – $167,000,000	$0 – $160,219,000	$0 – $6,781,000	N/A – 9.87	N/A / 118 – 119
Class A-4	$203,128,000 – $370,128,000	$194,881,000 – $355,100,000	$8,247,000 – $15,028,000	9.92 – 9.95	119 – 120 / 118 – 120

(11)	The Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate or principal balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate of the principal balances of the Class A-S, Class B and Class C trust components. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. If the certificate balance of a class of principal balance certificates or principal balance of a trust component constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates or such trust component constitutes an “underlying class of principal balance certificates” or an “underlying trust component” for such class of Class X certificates.

(12)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate of the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Issue Characteristics

Offered Certificates:	$684,966,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 18 principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and BofA Securities, Inc.
Co-Managers:	AmeriVet Securities, Inc. and Bancroft Capital, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Argentic Real Estate Finance LLC, Starwood Mortgage Capital LLC, and Bank of America, National Association.
Rating Agencies:	Fitch and KBRA
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Argentic Services Company LP
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Argentic Securities Income USA LLC or an affiliate thereof
Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2021 (or, in the case of any mortgage loan that has its first due date after July 2021, the date that would have been its due date in July 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of June 28, 2021
Expected Closing Date:	On or about July 13, 2021
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in August 2021.
Rated Final Distribution Date:	The distribution date in June 2054
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSC 2021-L6<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution on the certificates from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributed to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-2 certificates, the Class A-3 trust component, the Class A-4 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate balance or principal balance of each of the Class A-S, Class B and Class C trust components and each class of the Class D, Class E, Class F, Class G-RR and Class H-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates or trust components, to principal on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class or trust component at the pass-through rate for such class or trust component from the date the related loss was allocated to such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to such trust component, and second, for interest on such unreimbursed losses at the pass-through rate for such trust component from the date the related loss was allocated to such trust component;

Seventh, to the Class D, Class E, Class F, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on any trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Exchangeable Certificates and the Class V and Class R certificates) and trust components, pro rata, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust component. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (10) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-4	See footnote (10) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-S	$68,879,000	Class A-S certificate pass-through rate minus 1.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$49,746,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$30,613,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation) or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-3, Class A-4, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed in footnote (10) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-3, Class A-4, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan (and any related companion loan) that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) and that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fees payable therefrom), (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB , Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-3-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-3-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

(d) to the holders of the Class A-4-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-4-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom), (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates, the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of such yield maintenance charge or prepayment premium (net of any liquidation fee payable therefrom) not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Class F certificates and the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on the subject distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to reduce the certificate balances of the Class H-RR, Class G-RR, Class F, Class E and Class D Certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

Any portion of such amount applied to the Class A-3, Class A-4, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: The Domain (prior to the securitization of the related control note) and Woodbridge Corporate Plaza Leased Fee (prior to the securitization of the related control note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each of The Domain and Woodbridge Corporate Plaza Leased Fee whole loans (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, a servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: U.S. Steel Tower, The Domain (on and after the securitization of the related control note) and Woodbridge Corporate Plaza Leased Fee (on and after the securitization of the related control note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be Argentic Securities Income USA LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates has a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement.

If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person or entity owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and any servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event (and, in the case of any such whole loan with a subordinate companion loan, only if the holder of such subordinate companion loan is no longer the controlling noteholder), and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. With respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (and not the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Risk Retention Consultation Party:

The risk retention consultation party will be the party selected by the retaining sponsor, Argentic Real Estate Finance LLC. There will be no initial Risk Retention Consultation Party.

With respect to certain material servicing actions related to serviced mortgage loans that are not Excluded RRCP Loans, upon request of the risk retention consultation party, the party processing such servicing action will generally be required to consult on a non-binding basis with the risk retention consultation party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

with respect to such servicing action (assuming the Directing Certificateholder had such right with respect to such mortgage loan); provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

An “Excluded RRCP Loan” is a mortgage loan or whole loan with respect to which the Risk Retention Consultation Party, the retaining sponsor or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded RRCP Loans as of the Closing Date with respect to this securitization.

The “VRR Interest” will be comprised of the percentage of each class of certificates (other than the Class R certificates) retained by the retaining sponsor (or its “majority-owned affiliate” (as defined in Regulation RR)) in satisfaction of the risk retention requirements as described under “Credit Risk Retention” in the Preliminary Prospectus.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the Mortgaged Property or the Mortgage Loan at the time the Mortgage Loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be, as of any date of determination, the sum of (i) with respect to any mortgage loan, any Appraisal Reduction Amount then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan(s) until the principal balance(s) thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan(s) on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H-RR and Class G-RR certificates, in that order, and then solely in the case of Appraisal Reduction Amounts, further to the Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. Any Appraisal Reduction Amounts allocated to the Class A-3, Class A-4, Class A-S, Class B or Class C trust components will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the servicing standard) relating to (a) payment obligations or operating covenants under the related mortgage loan documents, (b) the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, or (c) such other modification, forbearance or waiver that is related or incidental to clause (a) or clause (b), that in each case (i) defers no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodation and (ii) requires full repayment of deferred payments and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on serviced mortgage loans and non-serviced mortgage loans and for Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the applicable servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan that is a specially serviced mortgage loan (and any related pari passu companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is (or, if required by a related intercreditor agreement, two other offers are) received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Preliminary Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer will not be required to accept the highest cash offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Loan), the risk retention consultation party (upon request) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).  In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if they constituted a single lender, and, if applicable, taking into account the subordinate nature of any subordinate companion loan).

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2021-L6 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights allocable to the principal balance certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the voting rights that constitute a minimum Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard and (ii) the replacement of the special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of certificates representing a majority of the aggregate principal balance of all certificates whose holders voted on the matter, provided that the certificateholders and/or certificate owners that so voted on the matter (i) hold certificates representing at least 20% of the outstanding principal balance of all certificates on an aggregate basis and (ii) include at least three certificateholders and/or certificate owners that are not affiliated with each other.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of principal balance certificates evidencing at least 75% of the aggregate voting rights allocable to all principal balance certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof).

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to any servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2021-L6 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Voting Rights:	Voting rights for the certificates will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the date of determination; and (2) in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance of such class of principal balance certificates, determined as of the prior determination date, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates, determined as of the prior determination date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, such numerator and denominator will take into account any notional reduction in the certificate balance of any class of principal balance certificates for Cumulative Appraisal Reduction Amounts allocated to such class). The voting rights of any class of certificates will be allocated among certificateholders of such class in proportion to their respective percentage interests. The Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1, Class C-X2, Class V and Class R certificates will not be entitled to any voting rights.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any serviced mortgage loan or serviced whole loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to select (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced (or would not have been advanced in the absence of a non-recoverability determination) as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor will be subject to termination without cause if the holders of certificates representing at least 15% of the voting rights allocable to the Non-Reduced Classes vote to terminate and replace the operating advisor and such vote is approved by the holders of certificates representing more than 50% of the voting rights allocable to the Non-

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

Reduced Classes that exercise their right to vote, provided that the holders of certificates representing at least 50% of the voting rights allocable to the Non-Reduced Classes have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

“Non-Reduced Class” means any class of principal balance certificates then outstanding for which (a)(1) the initial certificate balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates and (z) any realized losses previously allocated to such class of certificates is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans (excluding a mortgage loan for which a Payment Accommodation has been made and the related borrower is complying with the terms of such Payment Accommodation) after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If certificateholders entitled to not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently, certificateholders representing (i) a majority of the voting rights allocable to those certificateholders who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum, authorize an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders entitled to not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders entitled to at least 75% of the voting rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Structural Overview

or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

Notwithstanding any of the foregoing to the contrary, the depositor, the mortgage loan sellers and any of their respective affiliates (other than any Controlling Class certificateholder and any holder of the VRR Interest (or any portion thereof)) will not be entitled to be an Initial Requesting Certificateholder.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	15	24	$367,072,788	48.0%
Argentic Real Estate Finance LLC	17	23	$241,103,325	31.5%
Starwood Mortgage Capital LLC	9	11	$93,150,000	12.2%
Bank of America, National Association	2	2	$64,000,000	8.4%
Total:	43	60	$765,326,113	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$765,326,113
Number of Mortgage Loans:	43
Average Cut-off Date Balance per Mortgage Loan:	$17,798,282
Number of Mortgaged Properties:	60
Average Cut-off Date Balance per Mortgaged Property:	$12,755,435
Weighted Average Mortgage Rate:	3.4846%
% of Pool Secured by 5 Largest Mortgage Loans:	34.6%
% of Pool Secured by 10 Largest Mortgage Loans:	55.4%
% of Pool Secured by ARD Loans(2):	5.2%
Weighted Average Original Term to Maturity (months)(2):	111
Weighted Average Remaining Term to Maturity (months)(2):	110
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	5.1%
% of Pool Secured by Refinance Loans:	75.6%
% of Pool Secured by Acquisition Loans:	24.4%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	17.3%
% of Pool with Subordinate Mortgage Debt:	7.8%
% of Pool with Mezzanine Debt:	7.8%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	3.14x
Weighted Average UW NOI Debt Yield(4):	11.9%
Weighted Average UW NCF DSCR:	2.99x
Weighted Average UW NCF Debt Yield(4):	11.3%
Weighted Average Cut-off Date LTV Ratio(4)(5):	55.1%
Weighted Average Maturity Date LTV Ratio(2)(4)(5):	51.5%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(6):	352
Weighted Average Remaining Amortization Term (months)(6):	351
% of Pool Interest Only through Maturity:	62.6%
% of Pool Interest Only followed by Amortizing Balloon:	16.9%
% of Pool Amortizing Balloon:	11.9%
% of Pool Amortizing Balloon, ARD:	5.2%
% of Pool Amortizing Balloon, followed by Interest Only:	3.4%

Lockboxes
% of Pool with Hard Lockboxes:	49.2%
% of Pool with Springing Lockboxes:	26.5%
% of Pool with Soft Lockboxes:	13.7%
% of Pool with No Lockboxes:	10.6%

Reserves
% of Pool Requiring Tax Reserves:	80.8%
% of Pool Requiring Insurance Reserves:	40.6%
% of Pool Requiring Replacement Reserves:	79.1%
% of Pool Requiring TI/LC Reserves(7):	81.7%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	92.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	5.8%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.3%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2021.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield, Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield”, “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of the appraised values of the individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization; provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable. With respect to Mortgage Loan No. 12, Woodbridge Corporate Plaza Leased Fee, such mortgage loan is subject to a planned amortization schedule. See amortization schedule for the Woodbridge Corporate Plaza Leased Fee Mortgage Loan set forth in Annex A-4 in the Preliminary Prospectus.

(7)	Excludes hospitality, multifamily, self storage, leased fee and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Characteristics of the Mortgage Loans

COVID-19 Update(1)

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID Considerations” in the Preliminary Prospectus.

Loan No.	Mortgage Loan Seller	Info. as of Date	Origination Date	Property Name	Property Type	Lease Modification or Rent Relief Requested (Y/N)	Tenants Making Full April Rent Payment (% NRA)(2)(3)	Tenants Making Full April Rent Payment (% of UW rent)(2)(3)	Tenants Making Full May Rent Payment (% NRA)(2)(3)	Tenants Making Full May Rent Payment (% of UW rent)(2)(3)
1	MSMCH	6/18/2021	5/28/2021	300 East 34th Street	Multifamily	Y(4)	100.0%	100.0%	NAV(9)	NAV(9)
2	MSMCH	5/20/2021	5/6/2021	U.S. Steel Tower	Office	Y(5)	99.9%	99.9%	99.9%	99.9%
3	BANA	6/11/2021	6/16/2021	The Domain	Retail	Y(6)	(6)	(6)	(6)	(6)
4	MSMCH	6/15/2021	4/30/2021	La Alameda Shopping Center(7)	Retail	Y(8)	100.0%	100.0%	100.0%	100.0%
5	MSMCH	6/16/2021	6/16/2021	U-Haul SAC Portfolio 21	Self Storage	N	NAV(9)	NAV(9)	NAV(9)	NAV(9)
6	AREF	6/9/2021	6/7/2021	2600 Redondo	Office	N	100.0%	100.0%	100.0%	100.0%
7	MSMCH	6/17/2021	6/9/2021	Granite Tower	Office	N	100.0%	100.0%	100.0%	100.0%
8	AREF	6/18/2021	6/18/2021	Lenox & Parkville Multifamily Portfolio	Multifamily	N	97.7%	97.7%	NAV	NAV
9	AREF	6/11/2021	4/30/2021	Evanston Plaza	Retail	Y(10)	100.0%	100.0%	100.0%	100.0%
10	MSMCH	6/4/2021	5/26/2021	150 Thornhill	Industrial	N	100.0%	100.0%	100.0%	100.0%
11	MSMCH	6/8/2021	5/28/2021	Snohomish Station Shopping Center	Retail	Y(11)	99.0%	99.0%	99.0%	99.0%
12	AREF	6/11/2021	5/24/2021	Woodbridge Corporate Plaza Leased Fee	Other	N	N/A	N/A	N/A	N/A
13	AREF	6/15/2021	6/17/2021	Tower Point at the Highlands	Office	N	100.0%	100.0%	100.0%	100.0%
14	MSMCH	6/9/2021	4/29/2021	6304 Spine Road	Industrial	N	100.0%	100.0%	100.0%	100.0%
15	SMC	6/17/2021	6/18/2021	Shoppes of Carrollwood & Colonial Square	Retail	Y(12)	100.0%	100.0%	100.0%	100.0%
16	SMC	6/15/2021	6/15/2021	Moorefield & Winchester Office Portfolio	Office	N	100.0%	100.0%	99.5%	99.5%
17	AREF	6/16/2021	5/27/2021	High Meadow Apartments	Multifamily	N	100.0%	100.0%	99.3%	99.3%
18	AREF	6/11/2021	5/28/2021	Martin Downs & Metro Gateway	Retail	Y(13)	100.0%	100.0%	100.0%	100.0%
19	BANA	6/18/2021	6/18/2021	Casa Grande Flexible Apartments(14)	Multifamily	N	NAV	NAV	NAV	NAV
20	AREF	6/22/2021	6/22/2021	Glenwood Farms(15)	Mixed Use	N	100.0%	100.0%	95.7%	95.7%
21	SMC	6/11/2021	6/9/2021	Summerhill Marketplace	Retail	Y(16)	100.0%	100.0%	100.0%	100.0%
22	AREF	6/11/2021	5/6/2021	Brooklyn Conway Multifamily Portfolio	Various	N	100.0%	100.0%	100.0%	100.0%
23	SMC	6/17/2021	6/16/2021	Willow Lawn	Mixed Use	Y(17)	100.0%	100.0%	100.0%	100.0%
24	AREF	6/15/2021	6/18/2021	South York Plaza	Retail	Y(18)	100.0%	100.0%	100.0%	100.0%
25	MSMCH	6/4/2021	4/15/2021	Home Depot Warehouse	Industrial	N	100.0%	100.0%	100.0%	100.0%
26	MSMCH	6/9/2021	6/10/2021	39 Suydam	Multifamily	N	100.0%	100.0%	100.0%	100.0%
27	SMC	6/11/2021	6/10/2021	Guardian Storage Westminster	Self Storage	N	98.9%	100.0%	98.1%	100.0%
28	AREF	6/16/2021	6/17/2021	Porte De L’eau Plaza	Retail	Y(19)	93.5%	93.5%	93.5%	93.5%
29	SMC	6/11/2021	6/10/2021	Guardian Storage Washington	Self Storage	N	95.6%	100.0%	96.5%	100.0%
30	SMC	6/11/2021	6/4/2021	Briar Creek Plaza	Retail	N	100.0%	100.0%	100.0%	100.0%
31	MSMCH	6/21/2021	5/28/2021	180 East 79th Street	Mixed Use	N	95.7%	95.7%	95.7%	95.7%
32	MSMCH	6/11/2021	6/7/2021	Captree Shopping Center	Retail	Y(20)	NAV(9)	NAV(9)	NAV(9)	NAV(9)
33	SMC	6/15/2021	6/16/2021	El Dorado Apartments	Multifamily	N	98.2%	100.0%	97.0%	100.0%
34	AREF	6/16/2021	6/18/2021	Arlingate Plaza	Industrial	N	100.0%	100.0%	100.0%	100.0%
35	MSMCH	6/9/2021	5/14/2021	Sportsmans Warehouse	Retail	N	100.0%	100.0%	100.0%	100.0%
36	SMC	6/15/2021	6/17/2021	Tiger and AA Self Storage	Self Storage	N	97.5%	100.0%	97.3%	100.0%
37	AREF	6/9/2021	6/15/2021	Abbotts Bridge Office	Office	N	100.0%	100.0%	100.0%	100.0%
38	AREF	6/16/2021	6/17/2021	Atlantic Surf Apartments	Multifamily	N	100.0%	100.0%	100.0%	100.0%
39	AREF	6/21/2021	6/16/2021	27th Street Workspaces	Industrial	N	100.0%	100.0%	100.0%	100.0%
40	MSMCH	5/13/2021	6/4/2021	Dekalb and 5th Avenue Portfolio	Mixed Use	N	100.0%	100.0%	100.0%	100.0%
41	AREF	6/17/2021	6/21/2021	1165-1195 Merrill Street	Retail	N	100.0%	100.0%	100.0%	100.0%
42	AREF	6/21/2021	5/14/2021	True Rudder	Industrial	N	100.0%	100.0%	100.0%	100.0%
43	MSMCH	5/12/2021	5/17/2021	2801 Finley Road	Office	N	100.0%	100.0%	100.0%	100.0%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Characteristics of the Mortgage Loans

(1)	All loans are current on their debt service payments or have a first payment date in June 2021, July 2021 or August 2021, and no forbearance or debt service relief has been requested by any related borrower.

(2)	Tenants Making Full April Rent Payment (% NRA/Units), Tenants Making Full May Rent Payment (% NRA/Units), Tenants Making Full April Rent Payment (% of UW rent) and Tenants Making Full May Rent Payment (% of UW rent) is based on occupied space, except as otherwise described in footnote (3).

(3)	Tenants Making Full April Rent Payment (% NRA/Units), Tenants Making Full May Rent Payment (% NRA/Units), Tenants Making Full April Rent Payment (% of UW rent) and Tenants Making Full May Rent Payment (% of UW rent) for multifamily, self storage and mixed use properties are based on the percentage of total billed rent collected.

(4)	With respect to the 300 East 34th Street mortgaged property, several commercial tenants were granted rent deferment in 2020, but have all since paid back their outstanding rent in full, with the exception of Kips Bay Optical and the garage operator who are on repayment plans. Kips Bay Optical had rent deferrals totaling $14,000 and has been paying an additional $655 per month. The garage operator had 3 months of rent deferral in 2020, but has since paid back approximately $29,000 in the fourth quarter of 2020.

(5)	With respect to the U.S. Steel Tower mortgaged property, three tenants (0.8% of NRA and 6.4% of underwritten rent) were granted rent relief. Two of the three tenants have repaid their deferred rent in full and are current on their rent payments. One of the tenants received a 6 month rent deferral and a 3 month rent abatement in exchange for an additional five years on their term.

(6)	With respect to The Domain mortgaged property, 99% of the expected rents in April and May were received. Rents for open and billed tenants, which may or may not include percent in lieu rent tenants, were adjusted for active amendments, bankruptcies, write-offs and tenant credits. Given the timing of collections and reporting, the final rents collected in May may be understated.

(7)	With respect to the La Alameda Shopping Center mortgaged property, there is no forbearance or modification on the current La Alameda Shopping Center mortgage loan. The borrower entered into a forbearance agreement with respect to the previous mortgage loan on the La Alameda Shopping Center Property. The previous lender agreed to 4 months of forbearance of all principal and interest payments due on the previous loan on the payment dates from April through July 2020, totaling $532,577. Such amounts were repaid prior to origination of the current mortgage loan.

(8)	With respect to the La Alameda Shopping Center mortgaged property, eleven tenants (49.8% of NRA and 50.6% of underwritten rent) have received some form of rent relief. Seven tenants (40.6% of NRA and 36.9% of underwritten rent) have repaid deferred rent in full. Four tenants (9.2% of NRA and 13.7% of underwritten rent) are still in the process of repaying deferred rent per the terms of a repayment agreement. One tenant (0.8% of NRA and 1.4% of underwritten rent) did not have a formal repayment plan in place for overdue rent, however, as of May 2021 the tenant made a lump sum payment to reconcile the total of their outstanding balance.

(9)	Given the timing of collection and reporting, an accurate estimate of the percentage of tenants paying rent is not available.

(10)	With respect to the Evanston Plaza mortgaged property, the borrower sponsor reported that ten tenants (totaling 23.1% of NRA / 24.3% of underwritten base rent) received rent relief which arrangements generally consist of one to three months of base rent abatement or deferrals for the months between April and August 2020. In conjunction with the rent relief granted, the respective tenants agreed to approximately three months of additional lease term added to the respective leases or paying back the deferred rent payment in monthly installments.

(11)	With respect to the Snohomish Station Shopping Center mortgaged property, eleven tenants (66.1% NRA and 45.6% of underwritten rent) received deferred rent. Tenants received 50% to 100% deferral on one to three months of rent. All tenants, with the exception of Hop Jack’s Restaurant and Blazing Onion (4.9% NRA and 7.1% of underwritten rent) have repaid deferred rent in full. Hop Jack’s Restaurant and Blazing Onion are repaying deferred rent per terms of a repayment agreement (last payment due August 1, 2021).

(12)	With respect to the Shoppes of Carrollwood & Colonial Square mortgaged property, seven tenants were granted rental relief during COVID-19. 5.11 Tactical (3.9% of NRA) received 50% deferred rent from April - June 2020. The deferred rent was paid back in three equal monthly installments ending in September 2020. The tenant resumed paying full base rent in July 2020 and is current on its rental obligations under its lease. Five Guys (1.6% of NRA) received three months of deferred rent from April through June 2020. The deferred rent was paid back in six equal monthly installments ending December 2020. The tenant has resumed paying its full base rent owed under its lease and is current on its payments. Mattress Firm’s (2.1% of NRA) base rent between April 2020 and May 2020 was deferred until April 2021. Commencing on April 1, 2021 and expiring December 31, 2021, the tenant is required to pay landlord the deferred rent in nine equal monthly payments in addition to the base rent under its lease. In exchange for the deferred rent, the lease was extended for an additional 36 months. Osaka Japanese (2.0% of NRA) received 50% deferred rent from April 2020 through June 2020. The deferred rent was paid back in six equal monthly installments ending December 2020. The tenant resumed paying full base rent in July 2020 and is current on its rental obligations under its lease. Ledo’s Pizza (1.2% of NRA) received 75% deferred rent from April 2020 through June 2020. The deferred rent is required to be paid back across eighteen equal monthly installments ending December 2021. The tenant resumed paying full base rent in July 2020 and has paid its monthly obligations in accordance with its modification agreement and lease. Tropical Smoothie Cafe (1.0% of NRA) received 50% deferred rent in April and May 2020. The deferred rent was paid back in twelve equal monthly installments ending May 2021. The tenant resumed paying full base rent in June 2020 and is current on its rental obligations under its lease. 4 Rivers Smokehouse Catering (0.8% of NRA) received three months of abated rent from April 2020 through June 2020 and 4% of catering sales thereafter in lieu of base rent for the months of July 2020 through December 2020. The tenant resumed paying full base rent in January 2021 and is current on its rental obligations under its lease.

(13)	With respect to the Martin Downs & Metro Gateway mortgaged properties, the borrower sponsor reported that six tenants (totaling 29% of NRA / 26% of underwritten base rent) paid partial/deferred rent or did not pay rent for one to three months between April and August 2020. Those tenants have since paid back all outstanding rent in full.

(14)	With respect to the Casa Grande Flexible Apartments mortgaged property, aging reports are not utilized by property management as tenants typically pre-pay for their stays and are subsequently evicted if past their paid stay period.

(15)	With respect to the Glenwood Farms mortgaged property, the April and May figures represents trailing twelve months collections as of April and May 2021, respectively. The figures include payments towards rent that were provided by the government via the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Without including the CARE Act assistance, the same collection figures would be 64.6% and 60.1% for April and May 2021, respectively. At closing, a $1,000,000 holdback was collected and can be released after January 6, 2022 upon the borrower’s satisfaction of the following conditions on or before July 6, 2024; (1) the lender has determined that the mortgaged property has achieved a full rent collection rate of greater than 90% for two consecutive calendar quarters (exclusive of government assistance via the CARES ACT and/or any other government subsidies) and (2) all applicable lease eviction moratoriums have been removed.

(16)	With respect to the Summerhill Marketplace mortgaged property, four tenants (23.1% of NRA; 34.7% of UW rent) deferred partial rent payments due to COVID-19. All deferred rents have either been repaid or have been added onto the end of their respective leases. Each tenant paid 100% of its respective agreed upon rents in April and May.

(17)	With respect to the Willow Lawn mortgaged property, one tenant was granted a lease modification during COVID-19. The borrower waived Lily Nails’ 3% annual rent increase in December 2020.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Characteristics of the Mortgage Loans

(18)	With respect to the South York Plaza mortgaged property, the borrower sponsor reported that four tenants (totaling 7.6% of NRA / 10.0% of underwritten base rent) received two to three months of rent abatements in exchange for two to three year lease extensions. One tenant (totaling 6.2% of NRA / 0.0% of underwritten base rent) has been delinquent since May 2020 and as such, has been underwritten as vacant.

(19)	With respect to the Porte De L’eau Plaza mortgaged property, the borrower sponsor reported that prior to the borrower’s acquisition of such mortgaged property, the previous owner granted rent relief in the form of reduced rent to three tenants representing 11.0% of NRA and 11.1% of UW Rent. Two of those tenants are required to start paying full rent in July 2021 and one tenant has been paying full rent since January 2021. The borrower sponsor also reported that delinquency for April and May 2021 rent totals approximately $15,238. The 93.5% figure shown above represents the collections as a percentage against April and May underwritten rent net of the delinquent amount for those two months. As part of the acquisition, any outstanding aged receivables were not transferred to the borrower sponsor.

(20)	With respect to the Captree Shopping Center mortgaged property, two tenants (2.3% NRA and 3.7% of underwritten rent) received deferred rent ranging between four and five months in 2020. One tenant (1.0% NRA and 1.5% of underwritten rent) paid reduced rent of $2,500 per month from June 2020 to June 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	300 East 34th Street	New York	NY	Multifamily	$75,000,000	9.8%	359	$208,913.65	4.90x	11.7%	32.5%	32.5%
2	MSMCH	U.S. Steel Tower	Pittsburgh	PA	Office	$60,000,000	7.8%	2,336,270	$68.49	2.85x	11.5%	41.9%	41.9%
3	BANA	The Domain	Austin	TX	Retail	$50,000,000	6.5%	886,526	$236.88	4.17x	13.8%	46.5%	46.5%
4	MSMCH	La Alameda Shopping Center	Huntington Park	CA	Retail	$40,000,000	5.2%	244,563	$163.56	3.02x	11.0%	50.4%	50.4%
5	MSMCH	U-Haul SAC Portfolio 21	Various	Various	Self Storage	$40,000,000	5.2%	352,064	$113.62	1.96x	10.8%	55.7%	38.0%
6	AREF	2600 Redondo	Long Beach	CA	Office	$37,000,000	4.8%	150,814	$245.34	2.29x	9.5%	62.8%	62.8%
7	MSMCH	Granite Tower	Farmers Branch	TX	Office	$36,300,000	4.7%	241,071	$150.58	2.48x	10.4%	66.9%	66.9%
8	AREF	Lenox & Parkville Multifamily Portfolio	Brooklyn	NY	Multifamily	$33,000,000	4.3%	251	$131,474.10	1.93x	7.6%	64.7%	64.7%
9	AREF	Evanston Plaza	Evanston	IL	Retail	$26,250,000	3.4%	212,759	$123.38	1.72x	10.6%	70.8%	59.6%
10	MSMCH	150 Thornhill	Warrendale	PA	Industrial	$26,160,119	3.4%	416,512	$62.81	1.61x	9.7%	68.8%	62.2%
		Total/Wtd. Avg.				$423,710,119	55.4%			3.00x	11.0%	52.1%	49.3%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Cut-off Date Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
2	MSMCH	U.S. Steel Tower	$60,000,000	$100,000,000	$160,000,000	BANK 2021-BNK34	Wells Fargo	Greystone	BANK 2021-BNK34	2.85x	11.5%	41.9%
3	BANA	The Domain	$50,000,000	$160,000,000	$210,000,000	(2)	Midland	Argentic	(2)	4.17x	13.8%	46.5%
12	AREF	Woodbridge Corporate Plaza Leased Fee	$22,492,500	$27,490,833	$49,983,333	(3)	Midland	Argentic	(3)	2.00x	8.8%	71.8%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The Domain controlling companion loan is currently held by Bank of America, National Association. The Domain whole loan will be serviced pursuant to the MSC 2021-L6 pooling and servicing agreement until the securitization of the related controlling companion loan.

(3)	The Woodbridge Corporate Plaza Leased Fee controlling companion loan is currently held by Goldman Sachs. The Woodbridge Corporate Plaza Leased Fee whole loan will be serviced pursuant to the MSC 2021-L6 pooling and servicing agreement until the securitization of the related controlling companion loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Rooms/ Units	Cut-off Date Balance per SF/ Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	MSMCH	U.S. Steel Tower	Pittsburgh	PA	Office	$60,000,000	7.8%	2,336,270	$68.49	2.85x	11.5%	41.9%	41.9%	DBUBS 2011-LC2A
3	BANA	The Domain	Austin	TX	Retail	$50,000,000	6.5%	886,526	$236.88	4.17x	13.8%	46.5%	46.5%	WFRBS 2011-C5
5	MSMCH	U-Haul SAC Portfolio 21	Various	Various	Self Storage	$40,000,000	5.2%	352,064	$113.62	1.96x	10.8%	55.7%	38.0%	JPMCC 2012-C6
16	SMC	Moorefield & Winchester Office Portfolio	Richmond	VA	Office	$16,500,000	2.2%	273,512	$60.33	2.37x	13.9%	61.6%	57.9%	JPMBB 2015-C29
17	AREF	High Meadow Apartments	Durant	OK	Multifamily	$15,225,000	2.0%	208	$73,197.12	2.02x	8.3%	71.1%	71.1%	Fannie Mae 2015-M02
18.02	AREF	Metro Gateway	Phoenix	AZ	Retail	$6,568,102	0.9%	72,896	$138.11	1.63x	10.9%	65.6%	54.2%	MSBAM 2016-C29
20	AREF	Glenwood Farms	Richmond	VA	Mixed Use	$13,000,000	1.7%	232,623	$55.88	1.86x	11.9%	57.4%	50.7%	BANC 2018-CR3
21	SMC	Summerhill Marketplace	East Brunswick	NJ	Retail	$12,500,000	1.6%	88,679	$140.96	1.65x	10.0%	61.3%	53.1%	WFRBS 2012-C6
23	SMC	Willow Lawn	Richmond	VA	Mixed Use	$10,750,000	1.4%	47,778	$225.00	2.00x	10.9%	56.0%	50.3%	WFRBS 2012-C6
27	SMC	Guardian Storage Westminster	Westminster	CO	Self Storage	$8,100,000	1.1%	85,617	$94.61	2.39x	8.6%	54.5%	54.5%	JPMBB 2013-C15
29	SMC	Guardian Storage Washington	Washington	PA	Self Storage	$7,800,000	1.0%	80,781	$96.56	3.06x	10.2%	51.4%	51.4%	JPMBB 2013-C15
38	AREF	Atlantic Surf Apartments	Cocoa Beach	FL	Multifamily	$4,970,000	0.6%	36	$138,055.56	1.31x	8.1%	70.0%	64.1%	XAN 2020-RSO9
		Total				$245,413,102	32.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized within the last 10 years, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/ Room/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
2	MSMCH	U.S. Steel Tower	$60,000,000	$68.49	$40,000,000	2.85x	11.5%	41.9%	1.98x	9.2%	52.4%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut- off Date LTV(1)
2	MSMCH	U.S. Steel Tower	$60,000,000	$68.49	$45,000,000	2.85x	11.5%	41.9%	1.27x	7.5%	64.2%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($117,800,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	MSMCH	U.S. Steel Tower	PA	Office	$60,000,000	7.8%	$60,000,000	50.9%	2,336,270	$68.49	2.85x	11.5%	41.9%	41.9%	59	59
6	AREF	2600 Redondo	CA	Office	$37,000,000	4.8%	$37,000,000	31.4%	150,814	$245.34	2.29x	9.5%	62.8%	62.8%	60	60
16	SMC	Moorefield & Winchester Office Portfolio	VA	Office	$16,500,000	2.2%	$15,513,500	13.2%	273,512	$60.33	2.37x	13.9%	61.6%	57.9%	24	60
37	AREF	Abbotts Bridge Office	GA	Office	$5,450,000	0.7%	$4,964,771	4.2%	69,130	$78.84	2.14x	16.3%	46.8%	52.3%	0	60
		Total/Wtd. Avg.			$118,950,000	15.5%	$117,478,271	99.7%			2.58x	11.4%	51.4%	51.1%	52	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	14	$229,465,825	30.0%	3.5115%	2.93x	12.2%	55.1%	51.3%
Anchored	10	$202,818,102	26.5%	3.4345%	3.03x	12.2%	54.2%	51.1%
Single Tenant	2	$10,150,000	1.3%	4.3525%	2.28x	10.6%	59.0%	54.9%
Shadow Anchored	1	$8,511,723	1.1%	4.4200%	1.63x	10.9%	65.6%	54.2%
Unanchored	1	$7,986,000	1.0%	3.4300%	2.40x	13.9%	62.4%	48.7%
Office	8	$178,545,935	23.3%	3.8047%	2.43x	11.2%	56.0%	54.8%
Suburban	6	$81,545,935	10.7%	3.8646%	2.19x	11.8%	63.2%	60.7%
CBD	1	$60,000,000	7.8%	3.6830%	2.85x	11.5%	41.9%	41.9%
Medical	1	$37,000,000	4.8%	3.8700%	2.29x	9.5%	62.8%	62.8%
Multifamily	12	$166,037,697	21.7%	3.1596%	3.31x	10.3%	49.0%	48.0%
High Rise	1	$75,000,000	9.8%	2.3200%	4.90x	11.7%	32.5%	32.5%
Mid Rise	5	$45,641,854	6.0%	3.7916%	1.95x	7.6%	63.6%	63.6%
Garden	3	$24,067,697	3.1%	3.8302%	1.90x	8.6%	67.4%	64.3%
Flexible Apartments	1	$14,000,000	1.8%	3.8500%	2.62x	15.6%	48.4%	43.9%
Low Rise	2	$7,328,146	1.0%	4.2948%	1.45x	7.8%	68.3%	64.3%
Industrial	6	$69,726,853	9.1%	3.7403%	1.99x	10.6%	65.5%	57.7%
Warehouse/Distribution	2	$30,360,119	4.0%	3.7094%	1.77x	10.0%	67.8%	62.5%
Flex/R&D	1	$18,940,019	2.5%	3.3250%	2.09x	12.0%	62.3%	48.6%
Flex	2	$10,500,000	1.4%	3.5300%	3.07x	11.5%	61.7%	61.7%
Warehouse	1	$9,926,715	1.3%	4.8500%	1.34x	9.2%	68.5%	56.3%
Self Storage	13	$61,400,000	8.0%	2.8953%	2.13x	10.4%	55.6%	43.3%
Self Storage	13	$61,400,000	8.0%	2.8953%	2.13x	10.4%	55.6%	43.3%
Mixed Use	6	$37,657,303	4.9%	3.4528%	8.38x	27.8%	47.0%	43.0%
Multifamily/Retail	5	$26,907,303	3.5%	3.5282%	10.92x	34.6%	43.4%	40.1%
Retail/Office	1	$10,750,000	1.4%	3.2640%	2.00x	10.9%	56.0%	50.3%
Other	1	$22,492,500	2.9%	3.9380%	2.00x	8.8%	71.8%	70.4%
Leased Fee	1	$22,492,500	2.9%	3.9380%	2.00x	8.8%	71.8%	70.4%
Total/Wtd. Avg.	60	$765,326,113	100.0%	3.4846%	2.99x	11.9%	55.1%	51.5%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	13	$145,750,000	19.0%	2.9628%	5.41x	15.2%	42.7%	42.7%
Pennsylvania	5	$111,660,119	14.6%	3.6071%	2.52x	10.9%	52.4%	50.4%
California	6	$98,892,798	12.9%	3.4600%	2.48x	10.3%	56.4%	52.8%
California – Southern(2)	3	$83,252,438	10.9%	3.4885%	2.62x	10.3%	56.3%	55.0%
California – Northern(2)	3	$15,640,360	2.0%	3.3081%	1.77x	10.2%	56.6%	41.0%
Texas	4	$92,797,631	12.1%	3.3018%	3.35x	12.3%	55.1%	53.9%
Florida	5	$40,681,723	5.3%	3.8710%	2.06x	11.4%	60.2%	55.0%
Virginia	4	$40,250,000	5.3%	3.3904%	2.11x	12.5%	58.7%	53.5%
New Jersey	2	$34,992,500	4.6%	3.9666%	1.87x	9.2%	68.0%	64.2%
Washington	2	$31,200,000	4.1%	3.3862%	2.90x	10.6%	53.9%	53.9%
Illinois	2	$29,545,935	3.9%	4.0387%	1.69x	10.5%	70.1%	58.9%
Colorado	2	$27,040,019	3.5%	3.3774%	2.18x	11.0%	60.0%	50.4%
Arizona	3	$22,596,522	3.0%	3.9003%	2.27x	13.8%	54.1%	46.4%
Maryland	1	$20,000,000	2.6%	4.4850%	1.65x	11.5%	62.1%	55.1%
Oklahoma	1	$15,225,000	2.0%	3.8400%	2.02x	8.3%	71.1%	71.1%
Indiana	2	$13,986,000	1.8%	3.5544%	2.10x	12.3%	61.1%	47.9%
Ohio	2	$10,023,405	1.3%	3.1157%	2.86x	12.1%	57.9%	50.8%
Missouri	1	$9,926,715	1.3%	4.8500%	1.34x	9.2%	68.5%	56.3%
Michigan	1	$6,742,825	0.9%	2.5649%	1.96x	10.8%	55.7%	38.0%
Georgia	1	$5,450,000	0.7%	4.1100%	2.14x	16.3%	46.8%	52.3%
Kansas	1	$3,200,000	0.4%	3.9470%	1.71x	9.9%	61.9%	53.6%
Tennessee	1	$3,064,921	0.4%	2.5649%	1.96x	10.8%	55.7%	38.0%
Louisiana	1	$2,300,000	0.3%	3.9470%	1.71x	9.9%	61.9%	53.6%
Total/Wtd. Avg.	60	$765,326,113	100.0%	3.4846%	2.99x	11.9%	55.1%	51.5%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3,295,935 - 10,000,000	19	117,628,650	15.4
10,000,001 - 20,000,000	12	176,194,844	23.0
20,000,001 - 30,000,000	4	100,202,619	13.1
30,000,001 - 40,000,000	5	186,300,000	24.3
40,000,001 - 50,000,000	1	50,000,000	6.5
50,000,001 - 60,000,000	1	60,000,000	7.8
60,000,001 - 75,000,000	1	75,000,000	9.8
Total:	43	$765,326,113	100.0%
Min: $3,295,935	Max: $75,000,000 Avg: $17,798,282

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	13	145,750,000	19.0
Pennsylvania	5	111,660,119	14.6
California	6	98,892,798	12.9
California – Southern(3)	3	83,252,438	10.9
California – Northern(3)	3	15,640,360	2.0
Texas	4	92,797,631	12.1
Florida	5	40,681,723	5.3
Virginia	4	40,250,000	5.3
New Jersey	2	34,992,500	4.6
Washington	2	31,200,000	4.1
Illinois	2	29,545,935	3.9
Colorado	2	27,040,019	3.5
Arizona	3	22,596,522	3.0
Maryland	1	20,000,000	2.6
Oklahoma	1	15,225,000	2.0
Indiana	2	13,986,000	1.8
Ohio	2	10,023,405	1.3
Missouri	1	9,926,715	1.3
Michigan	1	6,742,825	0.9
Georgia	1	5,450,000	0.7
Kansas	1	3,200,000	0.4
Tennessee	1	3,064,921	0.4
Louisiana	1	2,300,000	0.3
Total:	60	$765,326,113	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	14	229,465,825	30.0
Anchored	10	202,818,102	26.5
Single Tenant	2	10,150,000	1.3
Shadow Anchored	1	8,511,723	1.1
Unanchored	1	7,986,000	1.0
Office	8	178,545,935	23.3
Suburban	6	81,545,935	10.7
CBD	1	60,000,000	7.8
Medical	1	37,000,000	4.8
Multifamily	12	166,037,697	21.7
High Rise	1	75,000,000	9.8
Mid Rise	5	45,641,854	6.0
Garden	3	24,067,697	3.1
Flexible Apartments	1	14,000,000	1.8
Low Rise	2	7,328,146	1.0
Industrial	6	69,726,853	9.1
Warehouse/Distribution	2	30,360,119	4.0
Flex/R&D	1	18,940,019	2.5
Flex	2	10,500,000	1.4
Warehouse	1	9,926,715	1.3
Self Storage	13	61,400,000	8.0
Self Storage	13	61,400,000	8.0
Mixed Use	6	37,657,303	4.9
Multifamily/Retail	5	26,907,303	3.5
Retail/Office	1	10,750,000	1.4
Other	1	22,492,500	2.9
Leased Fee	1	22,492,500	2.9
Total/Wtd. Avg.	60	$765,326,113	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.3200 - 3.2499	7	201,800,000	26.4
3.2500 - 3.4999	8	126,676,019	16.6
3.5000 - 3.9999	19	349,877,619	45.7
4.0000 - 5.3000	9	86,972,475	11.4
Total:	43	$765,326,113	100.0%
Min: 2.3200%	Max: 5.3000% Wtd Avg: 3.4846%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	4	118,950,000	15.5
120	39	646,376,113	84.5
Total:	43	$765,326,113	100.0%
Min: 60 mos.	Max: 120 mos. Wtd Avg: 111 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 60	4	118,950,000	15.5
118 - 120	39	646,376,113	84.5
Total:	43	$765,326,113	100.0%
Min: 59 mos.	Max: 120 mos. Wtd Avg: 110 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	22	478,767,500	62.6
300	1	40,000,000	5.2
360	20	246,558,613	32.2
Total:	43	$765,326,113	100.0%
Min: 300 mos.	Max: 360 mos. Wtd Avg: 352 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	22	478,767,500	62.6
300	1	40,000,000	5.2
358 - 360	20	246,558,613	32.2
Total:	43	$765,326,113	100.0%
Min: 300 mos.	Max: 360 mos. Wtd Avg: 351 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	15	367,072,788	48.0
AREF	17	241,103,325	31.5
SMC	9	93,150,000	12.2
BANA	2	64,000,000	8.4
Total:	43	$765,326,113	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	22	478,767,500	62.6
Interest Only, Amortizing Balloon	10	129,470,000	16.9
Amortizing Balloon	9	90,928,494	11.9
Amortizing Balloon - ARD	1	40,000,000	5.2
Amortizing Balloon, Interest Only	1	26,160,119	3.4
Total:	43	765,326,113	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.4 - 45.0	4	147,500,000	19.3
45.1 - 50.0	4	73,950,000	9.7
50.1 - 55.0	5	99,700,000	13.0
55.1 - 60.0	8	95,150,000	12.4
60.1 - 71.8	22	349,026,113	45.6
Total:	43	$765,326,113	100.0%
Min: 2.4%	Max: 71.8% Wtd Avg: 55.1%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.4 - 30.0	2	12,500,000	1.6
30.1 - 40.0	2	115,000,000	15.0
40.1 - 45.0	2	74,000,000	9.7
45.1 - 50.0	7	110,176,019	14.4
50.1 - 55.0	11	146,775,760	19.2
55.1 - 71.1	19	306,874,334	40.1
Total:	43	$765,326,113	100.0%
Min: 2.4%	Max: 71.1% Wtd Avg: 51.5%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.26 - 1.60	4	22,442,650	2.9
1.61 - 1.80	8	122,989,944	16.1
1.81 - 2.00	6	126,742,500	16.6
2.01 - 2.20	5	67,365,019	8.8
2.21 - 2.40	4	69,586,000	9.1
2.41 - 38.82	16	356,200,000	46.5
Total:	43	$765,326,113	100.0%
Min: 1.26x	Max: 38.82x Wtd Avg: 2.99x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.1 - 9.0	8	108,787,500	14.2
9.1 – 10.0	8	103,382,769	13.5
10.1 - 12.0	17	416,319,844	54.4
12.1 - 13.0	3	30,400,000	4.0
13.1 - 15.0	3	74,486,000	9.7
15.1 - 109.3	4	31,950,000	4.2
Total:	43	$765,326,113	100.0%
Min: 7.1%	Max: 109.3% Wtd Avg: 11.9%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	In the case of mortgage loans secured by multiple properties, Cut-off Date Balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$75,000,000
300 East 34th Street	300 East 34th Street	Cut-off Date LTV:	32.5%
New York, NY 10016		U/W NCF DSCR:	4.90x
		U/W NOI Debt Yield:	11.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$75,000,000
300 East 34th Street	300 East 34th Street	Cut-off Date LTV:	32.5%
New York, NY 10016		U/W NCF DSCR:	4.90x
		U/W NOI Debt Yield:	11.7%

300 East 34th Street
300 East 34th Street
New York, NY 10016
East Side
Murray Hill
MANHATTAN
Kips Bay
Gramercy Park
Stuyvesant Town
East River
Queens-Midtown Tunnel
FDR Drive
UNITED NATIONS
LONG ISLAND RAILROAD
Ferry
Grand Central Terminal
MetLife Building
Chrysler Building
Daily News
The Westin NY Grand Central
Consulate General of Australia
Consulate General of Switzerland
Consulate General of South Africa
Consulate General of Romania
Consulate General of Poland
Consulate General of El Salvador
Consulate General of Malaysia
Consulate General of Ecuador
Permanent Mission of Sri Lanka
Millennium Hilton NY One UN Plaza
Robert Moses Playground
St. Vartan's Park
China Mission
Kips Bay Towers
Greenberg Hall
KIDS of NY Pediatric Emergency Care Center
NYU Medical Center
Tisch Hospital
NYU Langone Health Science Bldg.
NYU School of Medicine
Bellevue Hospital Center
The Office of Chief Medical Examiner
Public Health Laboratory
City University of New York
CUNY Hunter College Brookdale Campus
VA New York Harbor Medical Center
NYU Rory Meyers College of Nursing
NYU School of Dentistry
School of Visual Arts
Epiphany Library
Waterside Plaza
Yeshiva Univ. Stern College for Women
Shelbourne Hotel & Suites
Lexington Avenue Campus, Touro College
The Marmara Park Ave.
HGU New York
Textile Building
The Morgan Library & Museum
Hotel NH Collection New York
The Kitano New York
The Roosevelt Hotel
Club Quarters Grand Central
450 Lexington Avenue
2 Grand Central Tower
Fitzpatrick Grand Central
Winstar Building
Hampton Inn Manhattan Grand Central
One Vanderbilt
505 Fifth Ave.
425 Fifth Ave.
260 Madison Ave.
180 Madison Ave.
325 Fifth Ave.
METRO NORTH
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 24th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
495
QUEENS
North Bergen
Union City
Hoboken
NEW JERSEY
JERSEY CITY
Midtown
MANHATTAN
Long Island City
Greenpoint
Williamsburg
BROOKLYN
Astoria
Central Park
Upper West Side
Upper East Side
West Side
East Side
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Downtown Brooklyn
Weehawken
West New York
Hudson River
East River

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 1 – 300 East 34th Street

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	BBB-sf/A+(sf)	Location:	New York, NY 10016
Original Balance:	$75,000,000	General Property Type:	Multifamily
Cut-off Date Balance:	$75,000,000	Detailed Property Type:	High Rise
% of Initial Pool Balance:	9.8%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1974/NAP
Borrower Sponsors:	Adam Kibel; Charles Kibel	Size:	359 Units
Guarantors:	Adam Kibel; Charles Kibel	Cut-off Date Balance per Unit:	$208,914
Mortgage Rate:	2.3200%	Maturity Date Balance per Unit:	$208,914
Note Date:	5/28/2021	Property Manager:	The Kibel Companies LLC
First Payment Date:	7/1/2021	(borrower-related)
Maturity Date:	6/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month	Underwriting and Financial Information(2)
Prepayment Provisions:	L(25),D(90),O(5)	UW NOI:	$8,810,393
Lockbox/Cash Mgmt Status:	NAP	UW NOI Debt Yield:	11.7%
Additional Debt Type:	NAP	UW NOI Debt Yield at Maturity:	11.7%
Additional Debt Balance:	NAP	UW NCF DSCR:	4.90x
Future Debt Permitted (Type):	No (NAP)	Most Recent NOI:	$7,947,284 (3/31/2021 TTM)
Reserves(1)	2nd Most Recent NOI:	$8,373,771 (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$9,563,020 (12/31/2019)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	95.0% (5/18/2021)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy(3):	87.7% (12/31/2020)
Outstanding TI Reserve:	$581,816	$0	NAP	3rd Most Recent Occupancy(3):	99.4% (12/31/2019)
Appraised Value (as of):	$231,000,000 (3/23/2021)
Appraised Value per Unit:	$643,454
Cut-off Date LTV Ratio:	32.5%
Maturity Date LTV Ratio:	32.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$75,000,000	100.0%	Loan Payoff:	$52,701,890	70.3%
			Return of Equity:	$20,309,362	27.1%
			Closing Costs:	$1,406,931	1.9%
			Upfront Reserves:	$581,816	0.8%
Total Sources:	$75,000,000	100.0%	Total Uses:	$75,000,000	100.0%

(1)	See “Escrows and Reserves” below.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the 300 East 34th Street Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 300 East 34th Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(3)	Historical occupancy metrics are based solely on the multifamily units at the 300 East 34th Street Property (as defined below).

The Mortgage Loan. The largest mortgage loan (the “300 East 34th Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $75,000,000. The 300 East 34th Street Mortgage Loan is secured by a first priority fee mortgage encumbering a multifamily building located in New York, New York (the “300 East 34th Street Property”).

The Borrower and the Borrower Sponsor. The borrower is HKAL 34th Street LP, a single-purpose Delaware limited partnership with two independent directors. Adam Kibel and Charles Kibel are the borrower sponsors and non-recourse carveout guarantors. Charles Kibel and Adam Kibel serve as executives at The Kibel Company and are actively involved in the firm’s real estate operations including management, development, acquisitions and investor relations. The Kibel Company is a real estate development firm founded in 1949 that is based in New York City and has been involved in the development of over 3,600 apartments, including rentals, condos and co-ops, historic landmark restorations/conversions and construction. The Kibel Company currently manages 11 multifamily properties within the New York City metropolitan area, including six assets in Manhattan, inclusive of the 300 East 34th Street Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$75,000,000
300 East 34th Street	300 East 34th Street	Cut-off Date LTV:	32.5%
New York, NY 10016		U/W NCF DSCR:	4.90x
		U/W NOI Debt Yield:	11.7%

The Property. The 300 East 34th Street Property is a 36-story multifamily property, situated on an approximately 0.70-acre site in New York, New York on the eastern blockfront of Second Avenue, between East 33rd Street and East 34th Street. The 300 East 34th Street Property was built in 1974 and is comprised of 359 apartment units, totaling 299,025 SF, and five commercial units, totaling 25,597 SF. There are three additional ancillary commercial units that account for no square footage. The apartment unit mix is comprised of studios, one-, and two-bedroom units. There are 337 market rate units and 22 rent stabilized units. Building amenities include a 24-hour attended lobby, fitness center, rooftop sundeck/pool, laundry facilities and an onsite multi-level parking garage with 148 spaces. Over the past five years, the borrower sponsor has completed capital improvement work at the 300 East 34th Street Property which include renovations to the lobby, mailroom and amenity spaces, a new fitness center, substantial elevator upgrades, as well as roof and railing work. As of May 18, 2021, the 300 East 34th Street Property was 95.0% leased. Five residential units are leased to affiliates of the borrower sponsor. The commercial space, which consists of grade-level retail suites and medical office units, accounts for approximately 10.7% of the underwritten effective gross income. The commercial space is fully occupied by five tenants, the largest of which is NYU Hospitals Center (18,653 SF / 72.9% of commercial NRA / 7.6% of the underwritten effective gross income through January 2032) with no other commercial tenant accounting for more than 1.5% of underwritten effective gross income. In addition, the parking garage is currently leased to an operator on a month-to-month basis, which has been in place for over 40 years and accounts for 2.3% of the underwritten effective gross income.

The table below shows the residential apartment unit mix at the 300 East 34th Street Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio	129	119	92.2%	575	$2,574	$4.47
One Bedroom	165	157	95.2%	870	$3,662	$4.21
Two Bedroom	65	65	100.0%	1,250	$5,543	$4.43
Total/Average	359	341	95.0%	833	$3,640	$4.37

Source: Borrower rent roll dated May 18, 2021.

(1)	Seven studio apartments, nine one bedroom apartments and six two bedroom apartments at the 300 East 34th Street Property are rent stabilized. Average monthly rent for the studio apartments is $2,605 for market rate units and $1,974 for rent stabilized units; average monthly rent for one bedroom apartments is $3,738 for market rate units and $2,399 for rent stabilized units and average monthly rent for two bedroom apartments is $5,743 for market rate units and $3,570 for rent stabilized units.

The following table presents a summary regarding the commercial tenants at the 300 East 34th Street Property:

Commercial Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF	Approx. % of Total Annual Commercial Rent	Lease Expiration	Renewal Options	Term. Option
Retail Tenants
NYU Hospitals Center	NR/NR/NR	18,653	72.9%	$1,378,180	$73.89	52.4%	1/31/2032	2, 5-year	N
Chipotle Mexican Grill	NR/NR/NR	2,375	9.3%	$278,300	$117.18	10.6%	12/31/2027	None	N
Joel M. Solomon, MD, LLC(3)	NR/NR/NR	2,069	8.1%	$121,091	$58.53	4.6%	8/31/2026	None	Y
Addolorata Inc	NR/NR/NR	1,500	5.9%	$60,000	$40.00	2.3%	2/28/2031	None	N
Kips Bay Optical Ltd	NR/NR/NR	1,000	3.9%	$92,373	$92.37	3.5%	9/30/2022	1, 5-year	N
Retail Subtotal/Wtd. Avg.		25,597	100.0%	$1,929,944	$75.40	73.4%

Ancillary Tenants
300 E. 34 Parking LLC(4)	NR/NR/NR	0	0.0%	$423,444	N/A	16.1%	MTM	None	Y
Kibel Co. Offices	NR/NR/NR	0	0.0%	$180,000	N/A	6.8%	6/30/2033	None	N
Hercules Corp.(5)	NR/NR/NR	0	0.0%	$95,400	N/A	3.6%	12/31/2026	None	Y
Ancillary Subtotal/Wtd. Avg.		0	0.0%	$698,844	N/A	26.6%

Subtotal/Wtd. Avg		25,597	100.0%	$2,628,788	$102.70	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Joel M. Solomon, MD, LLC has the one-time right to terminate the lease by giving the landlord at least 6 months’ advance notice, provided, in no event may the termination occur prior to February 28, 2022.

(4)	300 E. 34 Parking LLC may terminate the lease by providing 30 days’ written notice.

(5)	If the 300 East 34th Street Property is closed for a period exceeding three months, Hercules Corp. will have the option of: (i) terminating the lease; or (ii) extending the term of the lease to the duration of the closure. Rental payments will be abated for the entirety of this time. If, during any period of three months, Hercules Corp. proceeds from the laundry equipment, net of the rental payment average less than $3.35 per machine per day, then Hercules Corp. may terminate after providing the landlord with 30 days’ notice or pay monthly rent equal to 64% of collections, retroactive to the first day of the three-month period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$75,000,000
300 East 34th Street	300 East 34th Street	Cut-off Date LTV:	32.5%
New York, NY 10016		U/W NCF DSCR:	4.90x
		U/W NOI Debt Yield:	11.7%

COVID-19 Update. The 300 East 34th Street Mortgage Loan was originated on May 28, 2021, and as of such date is not subject to any modification or forbearance request. The first debt service payment is in July 2021. As of June 18, 2021, the borrower sponsor has reported that the 300 East 34th Street Property is open and operating, with 100.0% of overall billed rent being collected for the month of April 2021. Several commercial tenants were granted rent deferment in 2020, but have all since paid back their outstanding rent in full, with the exception of Kips Bay Optical and the garage operator who are on repayment plans.

The Market. The 300 East 34th Street Property is located in New York, New York in the Kips Bay neighborhood of Manhattan. Primary access to the 300 East 34th Street Property is provided by the 4, 5, and 6 subway train lines running beneath Park Avenue and Park Avenue South. Stations along the 6 subway line are located at 23rd, 28th, and 33rd Streets. The 6 train also stops at Grand Central Terminal, located in the northwestern corner of the neighborhood at 42nd Street and Park Avenue. Grand Central Terminal is a major hub for New York City’s subway system and the regional Metro North system. The 300 East 34th Street Property is located in the Stuyvesant/Turtle Bay residential submarket and within the New York residential market. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the Stuyvesant/Turtle Bay residential submarket was approximately 5.2%, with average asking rents of $4,370 per unit and inventory of approximately 25,294 units. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the New York residential market was approximately 4.7%, with average asking rents of $3,316 per unit and inventory of approximately 226,336 units.

The following table presents certain information relating to comparable multifamily rental properties to the 300 East 34th Street Property:

Comparable Rental Properties(1)
Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent PSF
300 East 34th Street(2) New York, NY (subject property)	1974	359	Studio 1BR 2BR	575 870 1,250	$2,574 $3,662 $5,543	$4.47 $4.21 $4.43
Kips Bay Court New York, NY	1975	894	Studio 1BR 2BR 3BR	499 659 785 1,054	$2,975 $3,664 $4,441 $6,144	$5.96 $5.56 $5.66 $5.83
The Lanthian New York, NY	1998	209	Studio 1BR 2BR 3BR	496 593 1,055 1,238	$3,427 $3,584 $5,396 $8,156	$6.91 $6.04 $5.11 $6.59
View 34 New York, NY	1985	739	Studio 1BR 2BR	432 716 1,148	$2,612 $3,433 $6,040	$6.05 $4.79 $5.26
The Habitat New York, NY	1974	145	Studio 1BR	450 700	$2,517 $3,116	$5.59 $4.45
Parc East Apartments New York, NY	1977	324	1BR 2BR 3BR	739 1,087 1,415	$3,100 $4,835 $6,054	$4.19 $4.45 $4.28
Paramount Towers New York, NY	1997	465	1BR 2BR 3BR	765 900 1,200	$3,951 $6,327 $7,804	$5.16 $7.03 $6.50

Source: Appraisal, unless otherwise indicated.

(1)	The comparable properties are not rent restricted.

(2)	Based on the borrower rent roll dated May 18, 2021.

The following table presents certain information relating to comparable retail properties to the retail portion of the 300 East 34th Street Property:

Comparable Retail Rental Properties
Property	Tenant	Tenant SF	Term Lease (Years)	Base Rent (PSF)
300 East 34th Street(1) (subject property)	Chipotle Mexican Grill	2,375	15	$117.18
271 First Avenue	Bread Story	1,200	10	$80.00
264 First Avenue	Bond Vet	2,381	10	$80.00
350 Third Avenue	Grubbs Take Away	1,260	N/A	$105.00
593 First Avenue	Sophie’s Cuban Cuisine	1,200	10	$130.00
335 East 27th Street	Copley Coffee	1,082	10	$94.00
635 Second Avenue	Italian Restaurant	1,500	N/A	$96.00
288 First Avenue	Trek	1,728	10	$89.00

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated May 18, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$75,000,000
300 East 34th Street	300 East 34th Street	Cut-off Date LTV:	32.5%
New York, NY 10016		U/W NCF DSCR:	4.90x
		U/W NOI Debt Yield:	11.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for the multifamily portion of the 300 East 34th Street Property:

Market Rent Summary(1)
Building	Units	Average Size (SF)	Avg. Monthly Rent per Unit	Avg. Monthly Rent PSF	Avg. Monthly Market Rent per Unit(2)(3)	Avg. Monthly Market Rent PSF(2)(3)
Studio	129	575	$2,574	$4.47	$3,100	$5.39
One Bedroom	165	870	$3,662	$4.21	$3,900	$4.48
Two Bedroom	65	1,250	$5,543	$4.43	$6,000	$4.80

(1)	Based on the borrower rent roll dated May 18, 2021, unless otherwise indicated.

(2)	Based on the appraisal.

(3)	Avg. Monthly Market Rent does not include rent stabilized units.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 300 East 34th Street Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	3/31/2021 TTM	UW	UW per Unit
Gross Potential Rent(2)	$16,741,523	$17,984,306	$18,530,481	$17,694,480	$17,300,254	$18,232,565	$50,787.09
Total Recoveries	$494,806	$530,566	$467,286	$428,152	$435,748	$506,220	$1,410.08
Other Income(3)	$973,457	$788,529	$670,550	$605,796	$420,886	$614,260	$1,711.03
Vacancy & Credit Loss	($1,532)	($2,955)	$1,206	($21,081)	$0	($1,248,008)	($3,476.35)
Effective Gross Income	$18,208,254	$19,300,446	$19,669,523	$18,707,347	$18,156,888	$18,105,037	$50,431.86

Real Estate Taxes	$5,269,512	$5,438,064	$5,180,385	$5,442,240	$5,433,969	$5,499,066	$15,317.73
Insurance	$209,142	$213,402	$212,377	$234,107	$234,068	$250,817	$698.65
Other Expenses	$5,203,235	$5,010,865	$4,713,741	$4,657,229	$4,541,566	$3,544,761	$9,873.99
Total Expenses	$10,681,889	$10,662,331	$10,106,503	$10,333,576	$10,209,604	$9,294,644	$25,890.37

Net Operating Income(4)	$7,526,365	$8,638,115	$9,563,020	$8,373,771	$7,947,284	$8,810,393	$24,541.48
Capital Expenditures	$0	$0	$0	$0	$0	$93,590	$260.70
TI/LC	$0	$0	$0	$0	$0	$80,804	$225.08
Net Cash Flow	$7,526,365	$8,638,115	$9,563,020	$8,373,771	$7,947,284	$8,635,999	$24,055.71

Occupancy %(2)(5)	96.1%	98.6%	99.4%	87.7%	95.0%	93.2%
NOI DSCR	4.27x	4.90x	5.42x	4.75x	4.50x	4.99x
NCF DSCR	4.27x	4.90x	5.42x	4.75x	4.50x	4.90x
NOI Debt Yield	10.0%	11.5%	12.8%	11.2%	10.6%	11.7%
NCF Debt Yield	10.0%	11.5%	12.8%	11.2%	10.6%	11.5%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent and 3/31/2021 TTM Occupancy % are based on the borrower rent roll dated May 18, 2021.

(3)	Other Income is comprised of contractual leases for the parking garage and laundry operators.

(4)	The increase between 3/31/2021 TTM Net Operating Income and UW Net Operating Income is due to a decrease in Other Expenses (specifically, the management fee). The underwritten management fee is based on 3.0% of Effective Gross Income.

(5)	Historical Occupancy % metrics are based solely on the multifamily units at the 300 East 34th Street Property.

Escrows and Reserves.

Real Estate Taxes – The 300 East 34th Street Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 300 East 34th Street Property; provided, that such monthly deposits are not required so long as the borrower provides the lender satisfactory written evidence, at least ten days prior to a delinquency date, that all real estate taxes have been paid.

Insurance – The 300 East 34th Street Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the 300 East 34th Street Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of payment of the insurance premiums and provides evidence of renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$75,000,000
300 East 34th Street	300 East 34th Street	Cut-off Date LTV:	32.5%
New York, NY 10016		U/W NCF DSCR:	4.90x
		U/W NOI Debt Yield:	11.7%

Outstanding TI Reserve – The 300 East 34th Street Mortgage Loan documents provide for an upfront reserve of approximately $581,816 for an outstanding tenant improvement allowance owed to NYU Hospitals Center.

Lockbox and Cash Management. None.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 300 East 34th Street Property, together with business income insurance covering not less than the 12-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to three months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

Floor	Tenants
Roof	Vacant 150 SF; Vacant 1 SF; US Secret Service 1 SF 2025; Vacant 120 SF; Vacant 1,801 SF; Vacant 1 SF; Vacant 1 SF; City of Pittsburgh 1 SF 2023
	Mechanical
63	Mechanical
62	UPMC 36,521 SF 2030
61	US Steel Corp 41,726 SF 2028
60	UPMC 41,478 SF 2030
59	UPMC 41,268 SF 2030
58	UPMC 41,531 SF 2030
57	UPMC 40,329 SF 2030
56	UPMC 40,329 SF 2030
55	UPMC 40,384 SF 2030
54	US Bankruptcy Court 49,874 SF 2027
53	Bank of America 8,580 SF 2025; Vacant 212 SF; Vacant 11,795 SF; Vacant 1,748 SF; Dietrich Foundation 5,218 SF 2023; Vacant 3,438 SF; Vacant 734 SF; Vacant 254 SF; Vacant 100 SF
52	Vacant 60,038 SF
51	Vacant 21,172 SF; Vacant 6 SF
50	UPMC 14,996 SF 2030; Duane Morris LLP 19,414 SF 2022; Eden Hall Foundation 4,181 SF 2025; Vacant 250 SF; Vacant 1,961 SF
49	Merrill Lynch 29,313 SF 2025; Vacant 11,601 SF
48	CBRE, Inc. 23,068 SF 2022; Meyer Darragh Buckler 11,465 SF 2024; CBRE, Inc. 718 SF 2022; Vacant 1,336 SF; Vacant 14 SF; Vacant 2,674 SF; Vacant 314 SF; Meyer Darragh Buckler 200 SF MTM
47	Vacant 173 SF; Vacant 18,201 SF; Vacant 21,206 SF
46	Eckert Seamans 24,498 SF 2030; Vacant 15,065 SF
45	Eckert Seamans 40,078 SF 2030
44	Eckert Seamans 40,314 SF 2030
43	Vacant 40,631 SF
42	UPMC 40,104 SF 2030
41	UPMC 40,104 SF 2030
40	UPMC 40,096 SF 2030
39	Vacant 39,064 SF
38	Vacant 39,064 SF
37	UPMC 39,283 SF 2030
36	UPMC 39,340 SF 2030
35	Northwestern Mutual Life 25,548 SF 2024; Northwestern Mutual Life 296 SF 2024; Conference Center 13,145 SF
34	Mechanical
33	Vacant 10,918 SF; Vacant 454 SF; Vacant 26,373 SF; Conference Room 1,632 SF
32	Vacant 12,054 SF; Vacant 3,440 SF; Louis Berkman Investment Co. 4,262 SF 2025; Eckert Seamans 3,371 SF 2022; MCI Metro Access Trans Svcs 100 SF 2023; Chapter 13 Standing Trustee 14,989 SF 2024; Teleport Communications 215 SF 2022; Full Service Computing Corp. 100 SF 2025; Conference Room 1,055 SF
31	UPMC 39,377 SF 2030
30	Vacant 2,764 SF; Croyle, J. & Associates 2,405 SF MTM; Vacant 1,531 SF; Full Service Computing Corp. 199 SF 2025; Vacant 9,670 SF; Vacant 258 SF; Winthrop Management 4,822 SF MTM; Full Service Computing Corp. 9,451 SF 2025; Vacant 2,186 SF; Vacant 1,900 SF; Vacant 1,947 SF; Vacant 2,204 SF

Vacant | Building | MTM | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

U.S. Steel Tower
600 Grant Street
Pittsburgh, PA 15219
PITTSBURGH
Downtown
North Shore
Strip District
Hill District
Uptown
South Shore
Mt. Washington
South Side Flats
Deutschtown Historic District
ALLEGHENY COUNTY
Allegheny R.
Monongahela River
Point State Park
Emerald View Park
Duquesne University
National Aviary
Children's Museum of Pittsburgh
New Hazlett Theater
Nova Place Corporate Campus
Community College of Allegheny County
The Andy Warhol Museum
Alcoa Corporate Center
Willie Stargell Statue
PNC Park
Roberto Clemente Statue
Korean War Memorial
Sen. John Heinz History Center
David L. Lawrence Convention Center
Energy Innovation Center
The Westin Convention Center
US District Courthouse
Gulf Tower
Byham Theater
Cabaret at Theater Sq.
O'Reilly Theater
Benedum Ctr. for the Performing Arts
Heinz Hall
Pittsburgh CLO
EQT Plaza
Fifth Avenue Place
K&L Gates Center
Two PNC Plaza
Three PNC Plaza
One PNC Plaza
Regional Enterprise Tower
Omni William Penn Hotel
1 Gateway Center
2 Gateway Center
3 Gateway Center
4 Gateway Center
PITTSBURGH GATEWAY CENTER
Fort Pitt Museum
34 Allies
11 Stanwix
USW Building
PPG Place
Market Square
MassMutual Pittsburgh Ice Rink
The Tower at PNC Plaza
PNC Bank
525 William Penn Place
BNY Mellon Center
Allegheny Co. Courthouse
City County Bldg.
County Office Building
West Penn Building
One Oxford Centre
PNC Firstside Center
Chatham Tower
PPG Paints Arena
Gumberg Library
UPMC Cooper Fieldhouse
UPMC Mercy Hospital
Mellon Hall
Duquesne Rooney Athletic Field
Gateway Clipper Fleet
Station Square
MONONGAHELA INCLINE
M.Berger Industrial Park
Pittsburgh Intl. Airport 17 miles
Ohio St
Cedar Ave
East Commons
West Commons
Ridge Ave
South Commons
Canal St
Parkway North
R. Clemente Bridge
Andy Warhol Bridge
Rachel Carson Bridge
Ft. Duquesne Bridge
10th St Bypass
Penn Ave
Liberty Ave
Bigelow Blvd
Bedford Ave
Crawford St
Washington Pl
Centre Ave
5th Ave
Forbes Ave
Wood St
4th Ave
1st Ave
Smithfield St
Grant St
2nd Ave
Smithfield St Bridge
Liberty Bridge
10th St. Bridge
PJ McArdle Rdwy
Grandview Ave
LIGHT RAIL
NORTH SIDE
GATEWAY
WOOD STREET
STEEL PLAZA
1ST AVE
STATION SQUARE
279
579
376
28
65
30
22
885
New Brighton
Cranberry Township
BUTLER COUNTY
Economy
Aliquippa
Ambridge
Franklin Park
McCandless
Allison Park
West View
BEAVER COUNTY
Coraopolis
Robinson Township
Wilkinsburg
Penn Hills
Plum
Murrysville
Monroeville
Carnegie
Baldwin
Mt. Lebanon
Bridgeville
Bethel Park
West Mifflin
McKeesport
Upper St. Clair
Canonsburg
WASHINGTON COUNTY
WESTMORELAND COUNTY
Washington
New Eagle
Tarentum
Saxonburg

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 2 – U.S. Steel Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Pittsburgh, PA 15219
Original Balance(1):	$60,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1970/2014
Borrower Sponsor:	The 601W Companies			Size:	2,336,270 SF
Guarantor:	Michael Silberberg			Cut-off Date Balance Per SF(1):	$68
Mortgage Rate(2):	3.682969%			Maturity Date Balance Per SF(1):	$68
Note Date:	5/6/2021			Property Manager:	Mack Property Management
First Payment Date:	7/1/2021				(Pennsylvania) LLC
Maturity Date:	6/1/2026
Original Term to Maturity:	60 months			Underwriting and Financial Information(6)
Original Amortization Term:	0 months			UW NOI:	$18,473,980
IO Period:	60 months			UW NOI Debt Yield(1):	11.5%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	11.5%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF DSCR(1):	2.85x
Lockbox/Cash Mgmt Status:	Hard/In-Place			Most Recent NOI:	$24,697,568 (12/31/2020)
Additional Debt Type(1)(3):	Pari Passu/Subordinate/Mezzanine			2nd Most Recent NOI:	$25,349,338 (12/31/2019)
Additional Debt Balance(1)(3):	$100,000,000/$40,000,000/$45,000,000			3rd Most Recent NOI:	$25,292,760 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	73.2% (4/1/2021)
Reserves(4)				2nd Most Recent Occupancy:	84.6% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	86.5% (12/31/2019)
RE Tax:	$1,904,348	$476,087	N/A	Appraised Value (as of):	$381,500,000 (4/8/2021)
Insurance:	$442,107	$147,369	N/A	Appraised Value Per SF:	$163
Replacement Reserve:	$0	$42,562	N/A	Cut-off Date LTV Ratio(1):	41.9%
TI/LC Reserve:	$5,000,000	Springing	$5,000,000	Maturity Date LTV Ratio(1):	41.9%
Other(5):	$5,619,780	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$200,000,000	76.0%	Loan Payoff:	$173,687,525	66.0%
Mezzanine Loan Amount:	$45,000,000	17.1%	Preferred Equity Redemption(7):	$72,282,468	27.5%
Borrower Equity:	$18,082,906	6.9%	Reserves:	$12,966,235	4.9%
			Closing Costs:	$4,146,677	1.6%
Total Sources:	$263,082,906	100.0%	Total Uses:	$263,082,906	100.0%

(1)	The U.S. Steel Tower Mortgage Loan (as defined below) is part of the U.S. Steel Tower Whole Loan (as defined below), which is comprised of five pari passu senior promissory notes with an aggregate original principal balance of $160,000,000 (collectively, the “U.S. Steel Tower Senior Loans”) and six promissory notes that are subordinate to the U.S. Steel Tower Senior Loans with an aggregate original principal balance of $40,000,000 (collectively, the “U.S. Steel Tower Subordinate Companion Loans”, and together with the U.S. Steel Tower Senior Loans, the “U.S. Steel Tower Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the U.S. Steel Tower Senior Loans, without regard to the U.S. Steel Tower Subordinate Companion Loans or the U.S. Steel Tower Mezzanine Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire U.S. Steel Tower Whole Loan are $86, $86, 9.2%, 9.2%, 1.98x, 52.4% and 52.4%, respectively. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the U.S. Steel Tower Whole Loan and the U.S. Steel Tower Mezzanine Loan are $105, $105, 7.5%, 7.5%, 1.27x, 64.2% and 64.2%, respectively.

(2)	Reflects the U.S. Steel Tower Senior Loans only. The U.S. Steel Tower Subordinate Companion Loans bear interest at the rate of 6.5000% per annum.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below, for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Other reserves consists of an Existing TI/LC Reserve. As of May 25, 2021, the current balance of the Existing TI/LC Reserve (Upfront: $5,346,747) is $5,016,493. Approximately $330,254 was released for tenant improvement work for the tenant Thomas, Thomas & Hafer.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the U.S. Steel Tower Whole Loan more severely than assumed in the underwriting of the U.S. Steel Tower Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(7)	Jamestown 600 Grant, L.P. provided preferred equity in 2017, which was repaid in full with proceeds of the U.S. Steel Tower Whole Loan.

The Mortgage Loan. The second largest mortgage loan (the “U.S. Steel Tower Mortgage Loan”) is part of the U.S. Steel Tower Whole Loan in the original principal balance of $200,000,000. The U.S. Steel Tower Whole Loan is secured by a first priority fee mortgage encumbering an office property located in Pittsburgh, Pennsylvania (the “U.S. Steel Tower Property”). The U.S. Steel Tower Whole Loan was originated by Morgan Stanley Bank, N.A., as to the U.S. Steel Tower Senior Loans, and by Morgan Stanley Mortgage Capital Holdings LLC, as to the U.S. Steel Tower Subordinate Companion Loans. The

U.S. Steel Tower Whole Loan is comprised of the U.S. Steel Tower Senior Loans, consisting of five pari passu senior promissory notes in the aggregate original principal balance of $160,000,000, and the U.S. Steel Tower Subordinate Companion Loans, consisting of six subordinate notes in the aggregate

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

original principal balance of $40,000,000. The non-controlling senior Note A-1 and Note A-3-1, with an original aggregate principal balance of $60,000,000, represent the U.S. Steel Tower Mortgage Loan and will be included in the MSC 2021-L6 securitization trust. The remaining U.S. Steel Tower Senior Loans, with an aggregate original principal balance of $100,000,000 (collectively, the “U.S. Steel Tower Non-Serviced Pari Passu Companion Loans”), have been or are expected to be contributed to one or more securitization transactions. The U.S. Steel Tower Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK34 securitization trust. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu-A/B Whole Loans—The U.S. Steel Tower Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Note Summary
Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$50,000,000	$50,000,000	MSC 2021-L6	No
A-2	$40,000,000	$40,000,000	BANK 2021-BNK34	No(1)
A-3-1	$10,000,000	$10,000,000	MSC 2021-L6	No
A-3-2	$30,000,000	$30,000,000	Morgan Stanley Bank, N.A.	No
A-4	$30,000,000	$30,000,000	BANK 2021-BNK34	No
B-1	$16,000,000	$16,000,000	Third Party Holder	Yes(1)
B-2	$8,000,000	$8,000,000	Third Party Holder	No
B-3	$4,000,000	$4,000,000	Third Party Holder	No
B-4	$4,000,000	$4,000,000	Third Party Holder	No
B-5	$4,000,000	$4,000,000	Third Party Holder	No
B-6	$4,000,000	$4,000,000	Third Party Holder	No
Total	$200,000,000	$200,000,000

(1)	Pursuant to the related co-lender agreement, the holder of Note B-1 is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-2 will become the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The Non Serviced Pari Passu-A/B Whole Loans—The U.S. Steel Tower Whole Loan” in the prospectus.

The Borrower and the Borrower Sponsor. The borrower is 600 GS Prop LP, a Pennsylvania limited partnership structured with two independent directors. The borrower sponsor is The 601W Companies, a commercial real estate owner, developer and property manager which over the past 25 years acquired over 45 million SF of commercial properties in markets such as New York, California, Illinois, Pennsylvania and Missouri. The 601W Companies, headquartered in New York City, currently owns and manages 21 million SF of commercial properties. Michael Silberberg, who is a managing member of The 601W Companies, is the non-recourse carveout guarantor for the U.S. Steel Tower Whole Loan. The U.S. Steel Tower Whole Loan documents permit either Michael Silberberg and/or Mark Karasick (who is also a principal of The 601W Companies) to control the borrower.

The Property. The U.S. Steel Tower Property is a Class A, 64-story office property totaling 2,336,270 SF, located in Pittsburgh, Pennsylvania. The U.S. Steel Tower Property was built in 1970 on a 3-acre site and was most recently renovated in 2014. Since acquiring the property in 2011, the borrower sponsor spent approximately $71 million in leasing capital and $37.7 million in capital expenditures at the U.S. Steel Tower Property. Capital expenditures included renovations to the lobby, tenant amenity floor, conference center, entrance and sidewalk improvements, elevator modifications, garage work and tenant improvement allowances, as well as base-building upgrades. The U.S. Steel Tower Property offers 700 on-site subterranean garage parking spaces, resulting in a parking ratio of 0.3 spaces per 1,000 SF of net rentable area. The U.S. Steel Tower Property leases the garage to the Central Parking tenant for $0.96 PSF ($2,250,000 per annum) under a lease that runs through December 2026 with one three-year lease renewal option remaining.

The U.S. Steel Tower Property was 73.2% leased as of April 1, 2021 to 24 office tenants, 5 retail tenants and 1 garage tenant. The tenant mix includes financial technology, financial, healthcare and legal services tenants, including the three largest tenants: University of Pittsburgh Medical Center (“UPMC”), US Steel Corp and Eckert Seamans. The office component of the U.S. Steel Tower Property is 74.3% leased to a mixture of tenants. Aside from the three largest tenants at the U.S. Steel Tower Property, no other tenant accounts for more than 6.4% of underwritten rent or 4.6% of total SF. The U.S. Steel Tower Property contains a retail component that comprises 1.6% of the total net rentable area and accounts for approximately 0.9% of underwritten rent. The retail component is currently leased to PNC BANK (4,251 SF), Au Bon Pain (4,000 SF), Starbucks Corporation (850 SF), Craft Work Kitchen (687 SF) and Faber Coe & Gregg of PA., INC. (429 SF).

Major Tenants.

UPMC (1,078,110 SF, 46.1% of net rentable area, 55.6% of underwritten rent). UPMC is a nonprofit health care provider and insurer founded in 1893. UPMC employs over 92,000 employees, operates 40 hospitals and 700 doctors’ offices and outpatient sites and provides insurance to over 4 million members. UPMC has been a tenant at the U.S. Steel Tower Property since August 1, 2007 and has a lease expiration of March 31, 2030. UPMC has one, 7-year extension option, upon notice of at least 24 months prior to the expiration of the current term. UPMC has listed approximately 91,000 SF of its space (8.4% of UPMC’s total SF and 3.9% of total SF) as available for sublease.

US Steel Corporation (232,479 SF, 10.0% of net rentable area, 16.0% of underwritten rent). US Steel Corporation, founded in 1901, is a U.S. producer and manufacturer of steel products. US Steel Corporation is headquartered at the U.S. Steel Tower Property, and employs approximately 23,350 employees across the United States and Central Europe. US Steel Corporation has been a tenant at the U.S. Steel Tower Property since October 1, 1982 and has a lease expiration of January 31, 2028. U.S. Steel Corporation has two, 5-year extension options, upon notice of at least 12 months prior to the expiration of the current term.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

Eckert Seamans (108,261 SF, 4.6% of net rentable area, 6.4% of underwritten rent). Eckert Seamans is a full-service national law firm established in 1958 with more than 300 lawyers across a network of 15 offices. Eckert Seamans has been a tenant at the U.S. Steel Tower Property since October 1, 1998 and has 3,371 SF expiring on September 30, 2022 and 104,890 SF expiring on December 31, 2030. Eckert Seamans has two, 5-year extension options relating to the 104,890 SF, upon notice of at least 12 months prior to the expiration of the current term.

The following table presents a summary regarding the major tenants at the U.S. Steel Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF(3)	App. % of Total Annual UW Rent	Term. Option	Renewal Options	Lease Expiration
UPMC(4)	NR/NR/NR	1,078,110	46.1%	$25,682,613	$23.82	55.6%	N	1 x 7 Yrs	3/31/2030
US Steel Corp	B/Caa1/B-	232,479	10.0%	$7,379,201	$31.74	16.0%	N	2 x 5 Yrs	1/31/2028
Eckert Seamans	NR/NR/NR	108,261	4.6%	$2,958,476	$27.33	6.4%	N	2 x 5 Yrs	Multiple(5)
Subtotal/Wtd. Avg.		1,418,850	60.7%	$36,020,290	$25.39	78.0%

Other Tenants		291,570	12.5%	$10,164,239	$34.86	22.0%
Vacant Space		625,850	26.8%	$0	$0.00	0.0%
Total/Wtd. Avg.		2,336,270	100.0%	$46,184,529	$27.00	100.0%

(1)	Information is based on the underwritten rent roll as of April 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes Vacant Space.

(4)	UPMC has listed approximately 91,000 SF of its space (8.4% of UPMC’s total SF) as available for sublease.

(5)	Eckert Seamans’ lease for its 3,371 SF space expires on September 30, 2022 and its 104,890 SF space expires on December 31, 2030.

The following table presents certain information relating to the lease rollover at the U.S. Steel Tower Property:)

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	6	7,628	0.3%	0.3%	$61,944	$8.12	0.1%	0.1%
2021	1	100	0.0%	0.3%	$30,000	$300.00	0.1%	0.2%
2022	5	46,836	2.0%	2.3%	$1,460,456	$31.18	3.2%	3.4%
2023	5	9,670	0.4%	2.7%	$392,417	$40.58	0.8%	4.2%
2024	7	58,264	2.5%	5.2%	$1,743,864	$29.93	3.8%	8.0%
2025	8	84,184	3.6%	8.8%	$2,405,527	$28.57	5.2%	13.2%
2026(4)	1	1	0.0%	8.8%	$2,250,000	$2,250,000.00	4.9%	18.1%
2027	2	49,974	2.1%	11.0%	$1,390,578	$27.83	3.0%	21.1%
2028	1	232,479	10.0%	20.9%	$7,379,201	$31.74	16.0%	37.1%
2029	0	0	0.0%	20.9%	$0	$0.00	0.0%	37.1%
2030	3	1,191,231	51.0%	71.9%	$28,797,509	$24.17	62.4%	99.4%
2031	1	11,871	0.5%	72.4%	$273,033	$23.00	0.6%	100.0%
2032 & Beyond	3	18,182	0.8%	73.2%	$0	$0.00	0.0%	100.0%
Vacant	0	625,850	26.8%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	43	2,336,270	100.0%		$46,184,529	$27.00	100.0%

(1)	Information is based on the underwritten rent roll as of April 1, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	The parking garage lease expires in 2026.

COVID-19 Update. The first debt service payment for the U.S. Steel Tower Whole Loan is due in July 2021. As of May 20, 2021 the U.S. Steel Tower Whole Loan is not subject to any forbearance, modification or debt service relief request. As of May 10, 2021, the borrower has reported that the U.S. Steel Tower Property is open and operating, with 99.9% of tenants by occupied net rentable area and 99.9% of tenants by underwritten base rent having paid their full May 2021 rent payments. Three tenants (0.8% of net rentable area and 6.4% of underwritten rent) were granted rent relief. Two of the three tenants have repaid their deferred rent in full and are current on their rent payments. One of the tenants received a 6 month rent deferral and a 3 month rent abatement in exchange for an additional five years on their term.

Market Overview. The U.S. Steel Tower Property is located in Pittsburgh, Pennsylvania within the Pittsburgh office market and the central business district office submarket. Major employers in the area include Google, Uber, Highmark Inc., Walmart Inc., Carnegie Mellon University, Target Corp., Sears Holdings and FedEx Corp. The U.S. Steel Tower Property is located on Grant Street, which is in the immediate vicinity of the city and county government buildings,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

including the Court of Common Pleas. The Pittsburgh International Airport is located 13 miles from the City of Pittsburgh and is currently undergoing a terminal modernization program that is expected to include the buildout of a new 635,000 SF terminal, which will include a new roadway system and is expected to add 11,000 jobs to the region. Primary access to the U.S. Steel Tower Property is provided by Interstate 376, Route 22 and Route 30. According to the appraisal, as of the fourth quarter of 2020, the Pittsburgh office market had approximately 139.6 million SF of office space inventory, overall vacancy in the market was approximately 9.1% and asking rent was $25.23 PSF. According to the appraisal, as of the fourth quarter of 2020, the central business district office submarket had approximately 33.5 million SF of office space inventory, overall vacancy was approximately 12.7% and average asking rent was $26.50 PSF. According to the appraisal, the 2020 estimated population within Pittsburgh, Pennsylvania was approximately 2,314,800. The 2020 estimated median household income within Pittsburgh, Pennsylvania was approximately $66,000.

The following table presents certain information relating to the appraisal’s market rent conclusion for the U.S. Steel Tower Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Contract Rent Increase Projection
Storage	$12.00	7	Gross	None
Central Parking	$175,000.00	10	Gross	None
Office - Mid-Rise	$25.00	7	Full Service	$0.50/SF a Year
Office - High Rise	$28.50	7	Full Service	$0.50/SF a Year
Office - Flr 62	$34.00	7	Full Service	$0.50/SF a Year
Retail Lobby	$40.00	7	Full Service	$0.50/SF a Year
U.S. Steel - Mid Rise	$27.00	7	Full Service	$0.50/SF a Year
Retail Concourse	$30.00	7	Full Service	$0.50/SF a Year

Source: Appraisal.

The following table presents comparable office leases with respect to the U.S. Steel Tower Property:

Comparable Office Lease Summary
Property/Location	Tenant Name	Term (Years)	Size (SF)	Lease Date	Rent PSF	Lease Type
One Oxford Centre 301 Grant Street Pittsburgh, PA	Price Waterhouse Coopers	10.5	11,871	Dec. 2021	$35.00	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	Lewis Brisbois	7.5	9,814	Aug. 2021	$31.00	Base-Year Stop
The Oliver Building 535 Smithfield Street Pittsburgh, PA	The Hawthorne Group	10	5,874	Jan. 2021	$24.00	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	RBC Capital Markets	6.8	9,678	Oct. 2020	$32.50	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	Morgan Stanley	7.0	28,203	Apr. 2020	$32.00	Base-Year Stop
PPG Place 1 PPG Place Pittsburgh, PA	CoStar, Inc	5.3	4,665	Dec. 2019	$32.24	Base-Year Stop
11 Stanwix 11 Stanwix Street Pittsburgh, PA	Aetna	1.0	7,733	Aug. 2019	$34.20	Base-Year Stop
District Fifteen 1501 Smallman Street Pittsburgh, PA	Facebook	10.5	101,193	Jun. 2019	$29.39	Base-Year Stop

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the U.S. Steel Tower Property:

Cash Flow Analysis(1)
	2018	2019	2020	UW	UW PSF
Gross Potential Rent(2)	$51,358,923	$50,707,548	$50,436,795	$45,336,142	$19.41
Total Recoveries	$1,653,945	$1,807,557	$811,392	$848,387	$0.36
Other Income	$70,560	$59,521	$19,685	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0.00
Effective Gross Income	$53,083,428	$52,574,626	$51,267,871	$46,184,529	$19.77

Real Estate Taxes	$5,398,070	$5,406,563	$5,444,786	$5,454,655	$2.33
Insurance	$1,244,004	$1,400,747	$1,549,784	$1,716,914	$0.73
Management Fee	$1,613,296	$1,584,824	$1,557,618	$1,000,000	$0.43
Other Expenses	$19,535,298	$18,833,154	$18,018,115	$19,538,980	$8.36
Total Expenses	$27,790,668	$27,225,288	$26,570,303	$27,710,549	$11.86

Net Operating Income	$25,292,760	$25,349,338	$24,697,568	$18,473,980	$7.91
Capital Expenditures	$0	$0	$0	$513,979	$0.22
TI/LC	$0	$0	$0	$936,441	$0.40
Net Cash Flow	$25,292,760	$25,349,338	$24,697,568	$17,023,559	$7.29

Occupancy %(3)	89.8%	86.5%	84.6%	73.2%
NOI DSCR(4)	4.23x	4.24x	4.13x	3.09x
NCF DSCR(4)	4.23x	4.24x	4.13x	2.85x
NOI Debt Yield(4)	15.8%	15.8%	15.4%	11.5%
NCF Debt Yield(4)	15.8%	15.8%	15.4%	10.6%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent is as of March 2021 and includes rent steps of $164,885 through May 2022 and straight lined rent of $654,315 for UPMC through the loan term.

(3)	Underwritten occupancy includes tenants expiring in 2021 that have indicated they will not renew their leases.

(4)	The debt service coverage ratios and debt yields are based on the U.S. Steel Tower Senior Loans, and exclude the U.S. Steel Tower Subordinate Companion Loans and U.S. Steel Tower Mezzanine Loan.

Escrows and Reserves.

Real Estate Taxes – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $1,904,348 for real estate taxes, and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the U.S. Steel Tower Property (initially, $476,087).

Insurance – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $442,107 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $147,369); provided that such monthly deposits are not required so long as (i) no event of default exists, (ii) a blanket insurance policy acceptable to the lender is in effect with respect to the policies required under the U.S. Steel Tower Whole Loan documents and (iii) the borrower is required to provide the lender evidence of renewal of the policies at least 10 days prior to the expiration dates of the policies, and paid receipts for the payment of insurance premiums at least 5 business days prior to the expiration date of the policies.

Replacement Reserve – The U.S. Steel Tower Whole Loan documents provide for ongoing monthly deposits of approximately $42,562 into a reserve for approved capital expenditures.

TI/LC Reserve – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $5,000,000 for future tenant improvements and leasing commissions, and following the first date on which funds in such reserve are less than $3,000,000, ongoing monthly deposits of approximately $194,689 into such reserve; provided that such monthly deposits will not be required at any time that the amount on deposit in such reserve equals or exceeds $5,000,000.

Existing TI/LC Reserve – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $5,346,747 for tenant improvements and leasing commissions payable under existing leases for eight tenants (including $4,763,703 for UPMC). As of May 25, 2021, the current balance of the Existing TI/LC Reserve is $5,016,493. Approximately $330,254 was released for tenant improvements work for the tenant Thomas, Thomas & Hafer.

Free Rent Reserve – The U.S. Steel Tower Whole Loan documents provide for an upfront reserve of $273,033 for free rent under existing leases.

Lockbox and Cash Management. The U.S. Steel Tower Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of the U.S. Steel Tower Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within two business

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

days of receipt. In addition, the borrower is required to establish and maintain a cash management account controlled by the lender. All funds in the lockbox account are required to be swept to the cash management account on the last business day of each week and the last business day of each month, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the U.S. Steel Tower Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the future TI/LC reserve, if any as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) provided no event of default exists under the U.S. Steel Tower Whole Loan, to pay debt service on the U.S. Steel Tower Mezzanine Loan, (vi) if no event of default and no Cash Sweep Event Period (as defined below) exists under the U.S. Steel Tower Whole Loan, if the lender has received written notice from the mezzanine lender that an event of default exists under the U.S. Steel Tower Mezzanine Loan, to pay any remaining funds to the mezzanine lender to pay amounts due under the U.S. Steel Tower Mezzanine Loan, (vii) if a Cash Sweep Event Period exists, to deposit any remainder into an excess cash flow reserve to be held as additional security for the U.S. Steel Tower Whole Loan during the continuance of such Cash Sweep Event Period and (viii) if no event of default exists under the U.S. Steel Tower Whole Loan or the U.S. Steel Tower Mezzanine Loan and no Cash Sweep Event Period exists, to disburse any remainder to the borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the U.S. Steel Tower Whole Loan documents, and ending upon the cure, if applicable, of such event of default;

(ii)	commencing upon the debt service coverage ratio on the U.S. Steel Tower Whole Loan falling below 1.47x at the end of any calendar quarter, and ending on the date such debt service coverage ratio equals or exceeds 1.47x for six consecutive calendar months;

(iii)	commencing upon the combined debt service coverage ratio on the U.S. Steel Tower Whole Loan and U.S. Steel Tower Mezzanine Loan falling below 1.05x at the end of any calendar quarter, and ending on the date such combined debt service coverage ratio equals or exceeds 1.05x for six consecutive calendar months; or

(iv)	commencing upon the commencement of a Specified Tenant Trigger Period (as defined below) and ending on the expiration of such Specified Tenant Trigger Period.

“Specified Tenant Trigger Period” means a period:

(A)	commencing on any of the following;

(i)	a Specified Tenant (as defined below) failing to be in actual, physical possession of, or failing to be open to the public for business in, at least 85% of its space and/or “going dark” in more than 15% of its space (provided that a Specified Tenant Trigger Period will not exist (x) in any portion of the applicable space for which the borrower has provided reasonably acceptable evidence that each of the Specified Tenant Subleasing Conditions (as defined below) are satisfied or (y) to the extent that the borrower provides reasonably satisfactory evidence that the applicable event is due solely to the Specified Tenant renovating its space in accordance with its lease in a commercially reasonable diligent fashion and such renovation continues for a period not to exceed 12 months);

(ii)	a Specified Tenant becoming the subject of any proceeding or action relating to its bankruptcy, reorganization, liquidation, dissolution, conservatorship, receivership or other arrangement or being adjudicated bankrupt or insolvent (any event described in this clause (A)(ii), a “Specified Tenant Insolvency Event”);

(iii)	a Specified Tenant failing to maintain a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each other rating agency which rates such tenant (an “Investment Grade Rating”);

(iv)	a Specified Tenant vacating its space, and/or terminating or cancelling its lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), and/or giving written notice that it intends to do so;

(v)	a Specified Tenant failing to extend or renew its lease for a renewal period of at least five years on or prior to the earlier of (x) six months prior to its expiration date and (y) the applicable deadline for renewal under such lease; or

(vi)	a Specified Tenant being in monetary or material non-monetary default pursuant to its lease (beyond applicable notice and cure periods); and

(B) expiring upon:

(i)	as to any Specified Tenant Trigger Period commenced pursuant to clause (A)(i) above, either (x) Specified Tenant being in actual, physical possession of, and being open to the public for business in, at least 85% of its space, and not being “dark” in more than 15% of its space, or (y) the borrower has provided reasonably acceptable evidence that the Specified Tenant Subleasing Conditions are satisfied with respect to the applicable lease;

(ii)	as to any Specified Tenant Insolvency Event, such Specified Tenant Insolvency Event has terminated and the applicable Specified Tenant lease has been affirmed and/or assumed in a manner satisfactory to the lender in its good faith discretion;

(iii)	as to any Specified Tenant Trigger Period commenced pursuant to clause (A)(iii) above, Specified Tenant maintaining for at least two consecutive calendar quarters an Investment Grade Rating;

(iv)	as to any Specified Tenant Trigger Period commenced pursuant to clause (A)(iv) above, the lender’s receipt of reasonably acceptable evidence of (w) the borrower leasing the entire space (or applicable portion) in accordance with the applicable terms and conditions of the loan documents, (x) the applicable tenant(s) under such lease(s) being in actual, physical occupancy of, and open to the public for business in, at least 85% of its leased space, (y) all contingencies to the effectiveness of such lease(s) being satisfied, including, without limitation, all leasing commissions and all tenant improvement obligations or other landlord obligations of an inducement nature have, in each case, been completed or paid in full, as applicable, and (z) with respect to each such lease, either the applicable tenant paying the full amount of the rent due or such tenant is not paying rent solely due to any ongoing free rent period in its lease and sufficient funds have been reserved with the lender to account for all such remaining free rent (the conditions set forth in the foregoing clauses (w)-(z), collectively, the “Specified Tenant Re-Tenanting Conditions”);

(v)	with regard to any Specified Tenant Trigger Period commenced pursuant to clause (A)(v) above, the applicable Specified Tenant has renewed or extended its lease in accordance with the terms thereof and of the loan documents for a renewal term of at least five years;

(vi)	with regard to any Specified Tenant Trigger Period commenced pursuant to clause (A)(vi) above, the date on which the applicable default has been cured, and no other monetary or material non-monetary default under such lease occurs for a period of three consecutive months following such cure; or

(vii)	with regard to any Specified Tenant Trigger Period, the lender’s receipt of reasonably acceptable evidence of the satisfaction of each of the Specified Tenant Re-Tenanting Conditions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – CBD	Loan #2	Cut-off Date Balance:	$60,000,000
600 Grant Street	U.S. Steel Tower	Cut-off Date LTV:	41.9%
Pittsburgh, PA 15219		UW NCF DSCR:	2.85x
		UW NOI Debt Yield:	11.5%

“Specified Tenant” means (i) UPMC and (ii) any other lessee(s) of the space leased to UPMC on the origination date (or any portion thereof) and any guarantors of the applicable lease(s).

“Specified Tenant Subleasing Conditions” means (i) the applicable Specified Tenant space (or portion thereof) has been demised to a subtenant pursuant to a sublease that (A) demises less than one full floor of the U.S. Steel Tower Property, and/or (B) has been reasonably approved by the lender, and/or (C) does not require the borrower’s approval pursuant to the terms and conditions of the applicable lease, and/or (D) (x) were required to be reasonably approved by the borrower pursuant to the applicable Specified Tenant lease, (y) were actually reasonably approved by the borrower, and (z) do not release the applicable Specified Tenant from any obligations and/or other liability under the applicable lease, (ii) the applicable subtenant has accepted the entirety of its demised premises pursuant to such sublease, (iii) the applicable sublease provides for base rental rates and other economic terms which are as favorable or better than the comparable terms in the underlying Specified Tenant lease (provided that this clause (iii) will be deemed to be satisfied if the applicable Specified Tenant under the underlying lease (I) has an Investment Grade Rating and (II) remains fully liable for the full payment of rent pursuant to the underlying Specified Tenant lease notwithstanding such sublease), (iv) the applicable subtenant (A) is paying full unabated rent pursuant to its sublease (provided that this clause (iv)(A) shall be deemed to be satisfied if the applicable Specified Tenant under the underlying Specified Tenant lease (I) has an Investment Grade Rating and (II) remains fully liable for the full payment of rent pursuant to the underlying Specified Tenant lease notwithstanding such sublease), (B) is not in monetary or material non-monetary default under its sublease, (C) is not the subject of any proceeding or action relating to its bankruptcy, reorganization, liquidation, dissolution, conservatorship, receivership or other arrangement, and (D) has not been adjudicated bankrupt or insolvent, and (v) the applicable subtenant has not sent any written notice indicating an intent to “go dark” in its premises.

Additional Secured Indebtedness (not including trade debts). The U.S. Steel Tower Property also secures the U.S. Steel Tower Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $100,000,000, and the U.S. Steel Tower Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $40,000,000. The U.S. Steel Tower Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the U.S. Steel Tower Mortgage Loan and the U.S. Steel Tower Subordinate Companion Loans accrue interest at the rate of 6.5000% per annum. The U.S. Steel Tower Mortgage Loan and the U.S. Steel Tower Non-Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the U.S. Steel Tower Subordinate Companion Loans. The holders of the U.S. Steel Tower Mortgage Loan, the U.S. Steel Tower Non-Serviced Pari Passu Companion Loans and the U.S. Steel Tower Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the U.S. Steel Tower Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The U.S. Steel Tower Whole Loan” in the prospectus.

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the U.S. Steel Tower Whole Loan, Morgan Stanley Mortgage Capital Holdings LLC funded a mezzanine loan in the amount of $45,000,000 (the “U.S. Steel Tower Mezzanine Loan”) to the holder of 100% of the equity interests in the borrower, secured by a pledge of such equity interests. The U.S. Steel Tower Mezzanine Loan is coterminous with the U.S. Steel Tower Whole Loan, accrues interest at the rate of 10.5000% per annum and requires interest-only payments until its maturity date. The U.S. Steel Tower Mezzanine Loan has been sold to a third party holder.

The U.S. Steel Tower total debt as of the origination date is summarized in the following table:

U.S. Steel Tower Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$160,000,000	3.682969%	2.85x	11.5%	41.9%
Subordinate Companion Loans	$40,000,000	6.5000%	1.98x	9.2%	52.4%
Mezzanine Loan	$45,000,000	10.5000%	1.27x	7.5%	64.2%
Total Debt	$245,000,000	5.3950%	1.27x	7.5%	64.2%

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the U.S. Steel Tower Property together with 24 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Retail - Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
11410 Century Oaks Terrace	The Domain	Cut-off Date LTV:	46.5%
Austin, TX 78758		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	13.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
11410 Century Oaks Terrace	The Domain	Cut-off Date LTV:	46.5%
Austin, TX 78758		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	13.8%

CHASE
Neiman Marcus
3 LEVEL RESIDENTIAL ABOVE
VACANT
JOHNNY WAS
lululemon athletica
DAVID YURMAN
VINCE
TIFFANY & CO.
GOLDEN GOOSE
PETER MILLAR
STUART WEITZMAN
PRONOVIAS
ATHLETA
COACH
TORY BURCH
Free People
KENDRA SCOTT
Robert Graham
Tommy Bahama
Ben Bridge
TUMI
NORTH
SECOND LEVEL
SPA REVEIL
Lilly Pulitzer
TED BAKER LONDON
INDOCHINO
VINEYARD VINES
Madewell
CRU - A WINE BAR
KEDMA COSMETICS
LOFT
J.CREW
SANDRO
SWEET PARIS CREPERIE & CAFE
BANANA REPUBLIC
ARITZIA
ANTHROPOLOGIE
VICTORIA'S SECRET
ALTAR'D STATE
BLUE SUSHI SAKE GRILL
PLANK SEAFOOD PROVISIONS
PRESSED JUICERY
Lucky Brand
Levi's
VANS
ALDO
PINK
RESIDENTIAL
H&M SECOND LEVEL
L'OCCITANE
UNTUCKit
H&M
TWISTED
THE YARD MILKSHAKE BAR
FOREVER 21
ZARA
GLORIAS
PUNCH BOWL SOCIAL
ARHAUS
COPPER
2 LEVEL RESIDENTIAL ABOVE
macy's
SHAKE SHACK
The Domain
Anchor / In-line
Anchor / In-line
Residential
Vacant
N

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
11410 Century Oaks Terrace	The Domain	Cut-off Date LTV:	46.5%
Austin, TX 78758		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	13.8%

3 LEVEL RESIDENTIAL ABOVE
DICK'S SPORTING GOODS
DIAMONDS DIRECT
PARKING DECK NORTH
3 LEVEL RESIDENTIAL ABOVE
3 LEVEL RESIDENTIAL ABOVE
VACANT
F45 FITNESS TRAINING
ZUMIEZ
THE SELFIE GALLERIES
VACANT
VACANT
COFFEE & CRISP
EXPRESS
VACANT
TORRID
THE CORNER MARKET
AMERICAN EAGLE OUTFITTERS
VACANT
WANDERLUST YOGA
ORGANIC BRONZE
PRETTY KITTY
VACANT
SPA SWAY
PURE PILATES AUSTIN
BLO BLOW DRY BAR
DOLCE BLU LASH STUDIO & BOUTIQ
VACANT
ROYAL TUXEDO
PARKING DECK EAST
COURTYARD
POOL
RESIDENTIAL BUILDING
iPic ENTERTAINMENT
BEARD PAPA'S
3 LEVEL RESIDENTIAL ABOVE
3 LEVEL RESIDENTIAL ABOVE
YOGURT PLANET
VACANT
VACANT
MAC'S BARBERSHOP
LOCAL LIFE REALTY
VACANT
VACANT
VACANT
VACANT
VACANT
VACANT
VACANT
HANGAR ORTHOPEDIC GROUP, INC.
FAST-FIX
MAGGIANO'S
PARKING DECK SOUTH
SUSHI ZUSHI
VACANT
CAESARS NAILS & SPA
Dillard's
CAVA
The Domain II
Anchor / In-line
Anchor / In-line
Residential
Vacant
N

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
11410 Century Oaks Terrace	The Domain	Cut-off Date LTV:	46.5%
Austin, TX 78758		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	13.8%

The Domain
11410 Century Oaks Terrace
Austin, TX 78758
AUSTIN
Duval Springs
Austin Hills
Great Hills
Balcones Woods
Walnut Crossing
Champions Forest Park
Hubert C. Schroeder Park
Balcones District Park
Hyde Park Quarry Lake
Quarries Park
Quarry Lake
Bull Creek Greenbelt
Walnut Creek Greenbelt
Walnut Creek
Ascension Seton Northwest Hospital
Quarry Lake Medical Ctr.
Quarry Lake Business Ctr.
Forcepoint Corp. Office
Microsoft
North Hills Town Center
Braker Lane Crossing
Arboretum Market
Great Hills Station
West Pickle Research Building
Prologic Technology Systems
National Instruments Corporate Office
North Loop Business Park
Spectrum Cable Co.
St. David's North Austin Medical Center
North Austin Pediatrics
Austin Comm. Coll. Northridge Campus
Domain Northside
IBM
Charles Schwab Corporate Office
Braker Lane Business Park
KRAMER
Gracywoods
TRAVIS COUNTY
North Burnet
Univ. of TX J.J. Pickle Research Ctr.
Commons Conference Center
Applied Research Laboratories
Coors of Austin, Inc.
Oskar Blues Brewery Austin
The Shops at Arbor Walk
AT&T Labs
The Arboretum
Arboretum Business Ctr.
Gateway Shopping Center
Northwest Estates
Arboretum Crossing
Baker Distributing Company
Coca-Cola Distributor
Coca-Cola Store
Austin-Bergstrom Intl. Airport 17 miles
Crossroads Shopping Ctr.
Spicewood Forest
North Shoal Creek
Downtown Austin 8 miles
Jollyville Rd
Taylor Draper Ln
Angus Rd
Duval Rd
Wind River Rd
Balcones Woods Dr
Wycliff Ln
Cabana Ln
Adelphi Ln
Amherst Dr
Scribe Dr
MoPac Expwy
Gault Ln
Domain Dr
Alterra Pkwy
Burnet Rd
Esperanza Crossing
Gracy Farms Ln
Metric Blvd
W. Braker Ln
Great Hills Trl
Stonelake Blvd
MoPac Service Rd
Capital of Texas Hwy
W. Baker Ln
Kramer Ln
Mesa Dr
Tallwood Dr
Hyridge Dr
Cima Serena Dr
Steck Ave
Shoal Creek Blvd
Crosscreek Dr
AMTRAK
METRORAIL
183
1
Georgetown
Leander
Round Rock
Cedar Park
Hutto
Pflugerville
Anderson Mill
Jollyville
Great Hills
Lakeway
Bee Cave
West Lake Hills
Barton Creek
Rollingwood
Austin
Manor
Bear Creek
Shady Hollow
Onion Creek
Garfield
Wyldwood
Williamson County
Travis County
Hays County
Bastrop County

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 3 – The Domain

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Austin, TX 78758
Original Balance(1):	$50,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	6.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007/2015-2018
Borrower Sponsor:	Simon Property Group, L.P.			Size:	886,526 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$237
Mortgage Rate:	3.0940%			Maturity Date Balance PSF(1):	$237
Note Date:	6/16/2021			Property Manager:	Simon Management Associates (Texas),
First Payment Date:	8/1/2021			LLC (borrower-related)
Maturity Date:	7/1/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information(5)
Prepayment Provisions(2)(3):	L(24),D(89),O(7)			UW NOI:	$28,956,844
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	13.8%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	13.8%
Additional Debt Balance(1):	$160,000,000			UW NCF DSCR(1):	4.17x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$25,770,979 (4/30/2021 TTM)
Reserves(4)				2nd Most Recent NOI:	$24,927,304 (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$28,744,950 (12/31/2019)
RE Taxes:	$0	Springing	N/A	Most Recent Occupancy:	93.1% (6/3/2021)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	90.4% (12/31/2020)
Replacement Reserve:	$0	Springing	$265,968	3rd Most Recent Occupancy:	93.5% (12/31/2019)
TI/LC Reserve:	$0	Springing	$2,659,584	Appraised Value (as of):	$452,000,000 (5/10/2021)
Major Tenant Reserve:	$0	Springing	$4,020,000	Appraised Value PSF:	$510
Outstanding TI/LC Reserve:	$6,565,265	$0	N/A	Cut-off Date LTV Ratio(1):	46.5%
Gap Rent Reserve:	$347,023	$0	N/A	Maturity Date LTV Ratio(1):	46.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$210,000,000	100.0%	Loan Payoff:	$175,106,561	83.4%
			Return of Equity:	$33,823,051	16.1%
			Closing Costs:	$1,070,388	0.5%
Total Sources:	$210,000,000	100.0%	Total Uses:	$210,000,000	100.0%

(1)	The Domain Mortgage Loan (as defined below) is part of The Domain Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $210,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising The Domain Whole Loan.

(2)	Defeasance of The Domain Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of The Domain Whole Loan to be securitized and (b) January 1, 2025. The assumed prepayment lockout period of 24 payments is based on the closing date of this transaction in July 2021.

(3)	Partial defeasance is permitted in connection with a partial release. See “Release of Parcel” below.

(4)	See “Escrows and Reserves” below for further discussion of reserve information.

(5)	The novel coronavirus pandemic is an evolving situation and could impact The Domain Whole Loan more severely than assumed in the underwriting of The Domain Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
11410 Century Oaks Terrace	The Domain	Cut-off Date LTV:	46.5%
Austin, TX 78758		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	13.8%

The Mortgage Loan. The third largest mortgage loan (“The Domain Mortgage Loan”) is part of a whole loan (“The Domain Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $210,000,000, which is secured by a first priority fee mortgage encumbering an 886,526 SF open-air retail and office development located in Austin, Texas (“The Domain Property”). The Domain Whole Loan was co-originated by Bank of America, N.A. and Goldman Sachs Bank USA. The Domain Mortgage Loan is evidenced by the non-controlling Note A-2-1 with an original principal amount of $50,000,000. The remaining promissory notes comprising The Domain Whole Loan (“The Domain Pari Passu Companion Loans”) are summarized in the below table. The Domain Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2021-L6 securitization trust until the securitization of the controlling Note A-1, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The Domain Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$68,000,000	$68,000,000	Bank of America, N.A.	Yes
A-2-1	$50,000,000	$50,000,000	MSC 2021-L6	No
A-2-2	$8,000,000	$8,000,000	Bank of America, N.A.	No
A-3	$84,000,000	$84,000,000	Goldman Sachs Bank USA	No
Total	$210,000,000	$210,000,000

The Borrowers and the Borrower Sponsor. The borrowers are The Domain Mall, LLC and The Domain Mall II, LLC, each a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). Simon’s liability is limited to 15% ($31,500,000) of the original principal amount of The Domain Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. Simon owns shopping, dining entertainment and mixed-use destinations, with properties across North America, Europe and Asia. Simon is an S&P 100 company, publicly traded under the ticker SPG, and rated A3/A- by Moody’s/S&P. As of March 31, 2021, Simon owned or held an interest in 202 properties in 37 U.S. states and Puerto Rico, including 98 malls, 69 Premium Outlet branded centers, 14 Mills branded centers, 4 lifestyle centers and 17 other retail properties, along with 31 Premium Outlets and Designer Outlet branded properties primarily located in Asia, Europe and Canada. Simon also owns an 80% non-controlling interest in the Taubman Realty Group, LLC, which has an interest in 24 regional, super-regional, and outlet malls in the United States and Asia.

Simon developed The Domain Property in 2007, expanded it in 2010, and spent approximately $14.3 million on renovations between 2015-2018, consisting of a common area redesign, enhancement of landscaping, signage and lighting, and upgrades to the IPIC Theatre.

The Property. The Domain Property is an 886,526 SF Class A anchored retail development consisting of 730,285 SF of retail space and 156,241 SF of office space within the larger Domain development (“The Domain”). The Domain Property is 93.1% occupied by 127 retail and office tenants. The retail component at The Domain Property consists of two phases, Domain I and Domain II. Domain I, which is anchored by Macy’s (not collateral for The Domain Whole Loan) and the only Neiman Marcus in the Austin area, is tenanted by upscale retailers and sit-down restaurants. Domain II, which is anchored by Dillard’s (not collateral for The Domain Whole Loan) and Dick’s Clothing & Sporting Goods, is tenanted by a variety of mid-market retailers and service establishments. Further, almost half of the retail stores at The Domain Property are exclusive within the Austin market. The Domain Property is a live-work-play development, featuring a park-like setting containing four children’s play areas and The Lawn, a dynamic green space covered by a cable LED-lit overhead structure that hosts entertainment, concerts and other activities. The Domain is a multi-phase development consisting of The Domain Property, over 800 residential units in two buildings and four on-site hotels. The portions of the retail spaces located in the two residential buildings are subject to condominium regimes whereby the related condominium association governs the management, repair, replacement and maintenance of the common areas in the related condominium. The borrowers have a 50% voting interest in each condominium regime.

The Domain Property has a granular rent roll, with no tenant occupying more than 9.1% of the net rentable area or accounting for more than 6.9% of underwritten base rent. As of June 3, 2021, The Domain Property was 93.1% leased. The largest tenants by base rent include Hanger Orthopedic Group, Inc, Forever 21, H&M, IPIC Theaters and Dick’s Clothing & Sporting Goods, with no other tenant representing more than 2.6% of underwritten base rent. Overall inline property sales for tenants who report at The Domain Property increased 17.3% from 2018 to 2019 to $625 PSF. Sales declined in 2020 as The Domain Property was closed between March 18 and May 1, 2020 due to COVID-19 restrictions. However, as of the trailing 12 month period ending April 30, 2021, sales have increased by 11.5% over the 2020 figure of $496 PSF to $553 PSF.

The following table contains inline sales history for The Domain Property:

Inline Sales History(1)
	2018	2019	2020(2)	3/31/2021 TTM	4/30/2021 TTM
Sales PSF (Inline < 10,000 SF)	$533	$625	$496	$515	$553
Occupancy Cost (Inline < 10,000 SF)	13.2%	12.5%	15.2%	15.4%	14.6%

(1)	Information is as of April 30, 2021, as provided by the borrower sponsor, and only includes tenants reporting sales.
(2)	The Domain Property was closed between March 18 and May 1, 2020 due to COVID-19 restrictions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
11410 Century Oaks Terrace	The Domain	Cut-off Date LTV:	46.5%
Austin, TX 78758		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	13.8%

The following table contains anchor and major tenant sales history for The Domain Property:

Major Tenant Sales History(1)
Tenant	SF	2018	2019	2020(2)	4/30/2021 TTM	Sales PSF/Screen(3)
Dillard’s (Non-collateral)	206,308	$21,293,049	$21,503,483	$18,208,744	NAV	$88
Macy’s (Non-collateral)	140,000	$23,800,000	$23,600,000	NAV	NAV	$169
Dick’s Clothing & Sporting Goods	80,400	$11,019,624	$10,477,728	$14,159,244	$12,761,088	$159
Neiman Marcus	80,000	$40,045,600	$45,960,800	$31,453,600	$35,256,663	$441
IPIC Theaters	37,321	$6,199,018	$5,398,109	$1,566,362	$1,109,180	$138,648
Forever 21	31,691	$7,145,370	$6,374,328	$4,444,346	$5,992,451	$189
H&M	24,065	$7,351,598	$8,110,963	$5,065,562	$6,110,532	$254

(1)	Information is as of April 30, 2021, as provided by the borrower sponsor.

(2)	The Domain Property was closed between March 18 and May 1, 2020 due to COVID-19 restrictions. On May 1, 2020, IPIC Theaters opened at limited capacity, on June 3, 2020 it began operating at 50% capacity and starting June 11, 2020 it fully re-opened.

(3)	Sales PSF/Screen are based on 2020 sales for Dillard’s and 2019 sales for Macy’s, and 4/30/2021 TTM for all other tenants. Macy’s is not required to report sales and their sales shown above are estimates. Dillard’s is only required to report sales annually.

Major Tenants.

Dick’s Clothing & Sporting Goods (80,400 SF, 9.1% of NRA, 2.9% of underwritten base rent). Dick’s Clothing & Sporting Goods (“Dick’s”), founded in 1948, is a leading sporting goods retailer offering sports equipment, apparel, footwear and accessories in 847 stores across the United States. Dick’s occupies its own building at Domain II on a lease that expires in January 2025, with no renewal options. Dick’s is currently paying an annual rent of $9.70 PSF, with no remaining rent increases. Sales for Dick’s at The Domain Property were reported at $137 PSF, $130 PSF, $176 PSF and $159 PSF for 2018, 2019, 2020, and 4/30/2021 TTM, respectively.

Neiman Marcus (80,000 SF, 9.0% of NRA, 1.1% of underwritten base rent). Neiman Marcus is a privately-owned luxury department store retailer that operates 43 namesake Neiman Marcus stores, two Bergdorf Goodman full-line stores and 10 Last Call clearance centers. Neiman Marcus owns its improvements and is subject to a ground lease at Domain I that expires in March 2027, with four 5-year renewal options upon at least 14-months’ prior written notice. Neiman Marcus is currently paying annual ground rent of $3.87 PSF with no rent increases along with 2.5% of gross sales in excess of $15,000,000 (an additional $6.33 PSF based on 4/30/2021 TTM sales). Sales for Neiman Marcus at The Domain Property were reported at $501 PSF, $575 PSF, $393 PSF and $441 PSF for 2018, 2019, 2020, and 4/30/2021 TTM, respectively.

Hanger Orthopedic Group, Inc (77,694 SF, 8.8% of NRA, 6.9% of underwritten base rent). Headquartered at The Domain Property, Hanger Orthopedic Group, Inc. (“Hanger”) is a publicly-traded (NYSE: HNGR) provider of orthotic and prosthetic services and products, with nearly 5,000 employees and 800 Hanger Clinic locations across the United States. Hanger is the largest domestic provider of healthcare services enabling human mobility. Hanger has occupied 77,694 SF of office space at Domain I since 2010 on a lease that expires in July 2023, with two 5-year renewal options upon at least 9-months’ prior written notice. Hanger is currently paying annual rent of $23.25 PSF, with annual rent increases of $0.75 PSF.

IPIC Theaters (37,321 SF, 4.2% of NRA, 3.1% of underwritten base rent). Established in 2010, IPIC Theaters is a luxury restaurant-and-movie theater brand with boutique theaters featuring chef-driven menus, bars and lounges. IPIC Theaters has 15 locations across the United States. IPIC Theaters occupies 37,321 SF at Domain II on a lease that expires in January 2031, with three 5-year renewal options upon at least 6-months’ prior written notice. IPIC Theaters is currently paying annual rent of $21.00 PSF, with 4.7%-5.5% increases every 5 years. Sales for IPIC Theaters at The Domain Property were reported at $774,877 per screen, $674,764 per screen, $195,795 per screen and $138,648 per screen for 2018, 2019, 2020, and 4/30/2021 TTM, respectively.

Forever 21 (31,691 SF, 3.6% of NRA, 3.8% of underwritten base rent). Founded in 1984, Forever 21 is an American fast fashion retailer that sells accessories, beauty products, home goods and clothing. Forever 21 occupies 31,691 SF at Domain I on a lease that expires in January 2023, with no renewal options. Forever 21 does not pay base rent, but pays 17.14% of gross sales ($32.41 PSF based on 4/30/2021 TTM sales). Sales for Forever 21 at The Domain Property were reported at $225 PSF, $201 PSF, $140 PSF and $189 PSF for 2018, 2019, 2020, and 4/30/2021 TTM, respectively.

H&M (24,065 SF, 2.7% of NRA, 3.2% of underwritten base rent). H&M is a Swedish global apparel company with a family of brands and businesses in 74 markets. H&M occupies 24,065 SF at Domain I on a lease that expires in January 2023, with one 5-year renewal option upon at least 180-days’ prior written notice. H&M is currently paying annual rent of $35.30 PSF, which steps to $36.00 PSF for the remaining lease term. Sales for H&M at The Domain Property were reported at $305 PSF, $337 PSF, $210 PSF and $254 PSF for 2018, 2019, 2020, and 4/30/2021 TTM, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
11410 Century Oaks Terrace	The Domain	Cut-off Date LTV:	46.5%
Austin, TX 78758		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the major tenants at The Domain Property:

Tenant Summary(1)
								4/30/2021 TTM Sales
Tenant Name	Tenant Type	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	$	PSF / Screen	Occ. Cost %	Lease Exp.	Term. Options
Dick’s Clothing & Sporting Goods	Retail – Anchor	NR/NR/NR	80,400	9.1%	$779,880	2.9%	$9.70	$12,761,088	$159	10.5%	1/31/2025	N
Neiman Marcus	Retail – Anchor	NR/NR/NR	80,000	9.0%	$310,000	1.1%	$3.87	$35,256,663	$441	3.9%	3/8/2027	N
Hanger Orthopedic Group, Inc	Office	NR/B1/B+	77,694	8.8%	$1,864,656	6.9%	$24.00	NAP	NAP	NAP	7/31/2023	N
IPIC Theaters(4)	Retail – Major	NR/NR/NR	37,321	4.2%	$843,456	3.1%	$22.60	$5,398,109	$674,764	15.6%	1/31/2031	N
Forever 21	Retail – Major	NR/NR/NR	31,691	3.6%	$1,024,709	3.8%	$32.33	$5,992,451	$189	17.1%	1/31/2023	N
H&M	Retail – Major	NR/NR/BBB	24,065	2.7%	$866,442	3.2%	$36.00	$6,110,532	$254	16.3%	1/31/2023	N
Subtotal/Wtd. Avg.			331,171	37.4%	$5,689,143	21.0%	$17.18

Other Retail Tenants			417,959	47.1%	$18,248,423	67.3%	$43.66
Other Office Tenants			76,071	8.6%	$3,175,428	11.7%	$41.74
Vacant Retail			58,849	6.6%	$0	0.0%	$0.00
Vacant Office			2,476	0.3%	$0	0.0%	$0.00
Total/Wtd. Avg.(5)			886,526	100.0%	$27,112,994	100.0%	$32.86

Non-Collateral Anchors(6)
Dillard’s	Retail – Anchor	BB/Baa3/BB-	206,308					$18,208,744	$88
Macy’s	Retail – Anchor	BB/Ba3/B+	140,000					$23,600,000	$169

(1)	Information is based on the underwritten rent roll dated June 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF include percent in lieu. In addition to the rent shown in the table above, Neiman Marcus pays 2.5% of gross sales in excess of $15,000,000, which equates to an additional $6.33 PSF based on 4/30/2021 TTM sales. Rent shown above for Forever 21 reflects percent in lieu of 17.14% of gross sales based on 4/30/2021 TTM sales.

(4)	Sales shown for IPIC Theaters are based on 2019 sales, prior to the COVID-19 pandemic. IPIC Theaters was closed between March 18 and May 1, 2020. After May 1, 2020, the theater opened at limited capacity, on June 3, 2020 it began operating at 50% capacity and starting June 11, 2020, it fully re-opened. Total sales for 4/30/2021 TTM are $1,109,180, which equates to $138,648 per screen and a 102.7% occupancy cost.

(5)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(6)	Sales $ and Sales PSF/Screen are based on 2020 sales for Dillard’s and 2019 sales for Macy’s. Macy’s is not required to report sales and their sales shown above are estimates. Dillard’s is only required to report sales annually.

The following table presents certain information relating to the lease rollover schedule at The Domain Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2021	6	7,598	$56.04	0.9%	0.9%	$425,767	1.6%	1.6%
2022	10	45,859	$47.53	5.2%	6.0%	$2,179,753	8.0%	9.6%
2023	25	213,631	$34.43	24.1%	30.1%	$7,354,290	27.1%	36.7%
2024	15	72,675	$34.17	8.2%	38.3%	$2,483,271	9.2%	45.9%
2025	11	121,743	$20.87	13.7%	52.1%	$2,540,534	9.4%	55.3%
2026	9	49,369	$40.93	5.6%	57.6%	$2,020,476	7.5%	62.7%
2027	16	139,503	$23.82	15.7%	73.4%	$3,323,291	12.3%	75.0%
2028	13	32,913	$70.78	3.7%	77.1%	$2,329,677	8.6%	83.6%
2029	6	24,240	$46.73	2.7%	79.8%	$1,132,774	4.2%	87.7%
2030	2	17,415	$34.38	2.0%	81.8%	$598,736	2.2%	90.0%
2031	11	88,507	$26.85	10.0%	91.8%	$2,376,563	8.8%	98.7%
2032 & Beyond	5	11,748	$29.61	1.3%	93.1%	$347,862	1.3%	100.0%
Vacant	0	61,325	$0.00	6.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	129	886,526	$32.86	100.0%		$27,112,994	100.0%

(1)	Information is based on the underwritten rent roll dated June 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	UW Rent PSF Rolling and Total UW Rent Rolling include percent in lieu.

(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
11410 Century Oaks Terrace	The Domain	Cut-off Date LTV:	46.5%
Austin, TX 78758		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	13.8%

COVID-19 Update. The first debt service payment on The Domain Whole Loan is due in August 2021 and, as of June 16, 2021, The Domain Whole Loan is not subject to any forbearance, modification or debt service relief request. As of June 11, 2021, the borrower sponsor has reported that 99% of the expected April and May 2021 rent payments were received. Rents for open and billed tenants, which may or may not include percent in lieu rent tenants, were adjusted for active amendments, bankruptcies, write-offs and tenant credits. Given the timing of collections and reporting, the final rents collected in May may be understated. The Domain Property was closed between March 18 and May 1, 2020 due to COVID-19 restrictions. Additionally, the borrower sponsor has leased over 64,000 SF of space to more than 15 tenants over the past six months.

The Market. The Domain Property is located in Austin, Texas, 10 miles north of downtown Austin, at the confluence of US Highway 183, Mopac Expressway (Loop 1) and Capital of Texas Highway (Loop 360), and adjacent to the Capital Metro Kramer Station rail stops, which connects to downtown Austin. According to the appraisal, prior to the onset of the COVID-19 pandemic, Austin’s job growth outpaced the national average, with high-wage jobs growing at twice the national pace, and unemployment reached a low of 2.5%. As a result of the COVID-19 pandemic, in April 2020, the unemployment rate grew to 12.2%; however, by August 2020, the unemployment rate had dropped back down to 5.5%, significantly below the Texas and United States unemployment rates. Austin is home to the headquarters of Dell and Whole Foods Market, and a center for high technology, with the tech sector driving Austin’s economic recovery. Within the immediate vicinity of The Domain Property, office users include high-tech companies such as Amazon, HomeAway, Indeed, IBM, Apple, Oracle and National Instruments.

According to the appraisal, The Domain Property’s primary trade area encompasses a 10.0-mile radius, with the secondary trade area spanning 15.0 miles. The estimated 2020 population within a 5-, 10- and 15-mile radius of The Domain Property was 308,235, 907,661 and 1,439,271, respectively. The estimated 2020 average household income within the same radii was $100,262, $111,800 and $111,351, respectively, above the United States national average of $90,941.

The following table presents information regarding certain competitive properties to The Domain Property:

Competitive Property Summary
Property Address	Type	Year Built / Renovated	Size (SF)	Occupancy	Sales PSF(2)	Anchor Tenants	Distance From Subject
The Domain 11410 Century Oaks Terrace Austin, TX	Lifestyle Center	2007 / 2015-2018	886,526(1)	93.1%(1)	$553	Dillard’s, Macy’s, Dick’s, Neiman Marcus	NAP
Primary Competition
Domain Northside 11700 Domain Boulevard Austin, TX	Lifestyle Center	2016 / NAP	618,000	NAV	NAV	Nordstrom, Whole Foods	0.0 mi
The Arboretum 9853 Great Hills Trail Austin, TX	Lifestyle Center	1994 / 2018	193,835	86%	$315	Barnes & Noble, Pottery Barn	1.3 mi
Secondary Competition
Barton Creek Square(3) 2901 Capital of Texas Highway Austin, TX	Super-Regional Center/Mall	1981 / 2013	1,430,122	92%	$480	Dillard’s, JC Penney, Macy’s, Nordstrom	11.0 mi
Hill Country Galleria 12700 Hill Country Boulevard Bee Cave, TX	Lifestyle Center	2007 / 2016	561,960	92%	$585	Cinemark, Dick’s Sporting Goods, Dillard’s, Whole Foods	14.0 mi
Lakeline Mall(3) 11200 Lake Line Mall Drive Cedar Park, TX	Super-Regional Center/Mall	1995 / 2008	1,099,420	94%	$290	AMC Theatres, Dillard’s, JC Penney, Macy’s	7.0 mi
Round Rock Premium Outlets(3) 4401 North IH-35 Round Rock, TX	Outlet Center	2006 / NAP	488,689	94%	$375	NAP	12.0 mi

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from underwritten rent roll dated June 2021.

(2)	Sales PSF represents pre-COVID-19 levels for competitive properties. For The Domain Property, information is as of April 30, 2021, as provided by the borrower sponsor, and only includes tenants reporting sales.

(3)	Owned and operated by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusions for The Domain Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Inline - Domain I	$39.03	7	2% per year
Inline – Domain II	$20.69	7	2% per year
Anchors	$7.00	10	10% every 5 yrs
Majors	$25.00	10	10% every 5 yrs
Outparcels	$40.00	10	10% every 5 yrs
Office	$32.00	5	3% per year

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
11410 Century Oaks Terrace	The Domain	Cut-off Date LTV:	46.5%
Austin, TX 78758		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Domain Property:

Cash Flow Analysis
	2018	2019	2020(1)	4/30/2021 TTM(1)	UW	UW PSF
Gross Potential Rent(2)	$26,615,478	$28,277,646	$26,068,015	$27,052,137	$31,489,947	$35.52
Reimbursements	$18,014,114	$18,023,323	$13,044,082	$12,764,985	$15,284,221	$17.24
Other Income(3)	$2,133,463	$2,347,787	$1,613,890	$1,535,577	$1,433,012	$1.62
Vacancy and Credit Loss	($174,949)	($458,233)	($4,250,737)	($4,335,775)	($3,036,993)	($3.43)
Effective Gross Income	$46,588,106	$48,190,523	$36,475,250	$37,016,924	$45,170,187	$50.95

Taxes	$10,801,081	$10,187,493	$4,921,023	$4,697,381	$8,846,924	$9.98
Insurance	$332,136	$333,222	$341,837	$340,369	$314,271	$0.35
Other Operating Expenses	$8,354,943	$8,924,858	$6,285,086	$6,208,195	$7,052,148	$7.95
Total Operating Expenses	$19,488,160	$19,445,573	$11,547,946	$11,245,945	$16,213,342	$18.29

Net Operating Income	$27,099,946	$28,744,950	$24,927,304	$25,770,979	$28,956,844	$32.66
TI/LC	$0	$0	$0	$0	$1,329,789	$1.50
CapEx	$0	$0	$0	$0	$132,979	$0.15
Net Cash Flow	$27,099,946	$28,744,950	$24,927,304	$25,770,979	$27,494,076	$31.01

Occupancy %	93.3%	93.5%	90.4%	93.1%(4)	93.5%
NOI DSCR(5)	4.11x	4.36x	3.78x	3.91x	4.40x
NCF DSCR(5)	4.11x	4.36x	3.78x	3.91x	4.17x
NOI Debt Yield(5)	12.9%	13.7%	11.9%	12.3%	13.8%
NCF Debt Yield(5)	12.9%	13.7%	11.9%	12.3%	13.1%

(1)	The Domain Property was closed between March 18 and May 1, 2020 due to COVID-19 restrictions.

(2)	UW Gross Potential Rent is based on the June 2021 rent roll with adjustments made for executed leases and tenants that have vacated or are expected to vacate after loan closing. UW Gross Potential Rent includes grossed up vacant space of $2,709,329, percent in lieu income for six tenants of $2,040,109 based on 4/30/2021 TTM sales, overage rent of $1,667,624, and contractual rent increases through June 2022 of $565,804.

(3)	Other Income consists of temporary tenant and specialty leasing income, ad panel revenue, storage space income, valet minimum rent, local media income and other miscellaneous income.

(4)	Occupancy % is as of 6/3/2021.

(5)	Debt service coverage ratios and debt yields are based on The Domain Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Reserve Trigger Period (as defined below) or at any time taxes are not paid by the borrowers prior to such payments becoming delinquent (or failing to provide the lender with evidence of such payment upon request), the borrowers are required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes. However, Simon is permitted to provide a guaranty in lieu of deposits into the tax reserve account.

Insurance – Unless The Domain Property is covered by a blanket policy acceptable to the lender, during a Reserve Trigger Period, the borrowers are required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve. However, Simon is permitted to provide a guaranty in lieu of deposits into the insurance reserve account.

Replacement Reserve – During a Reserve Trigger Period, the borrowers are required to deposit monthly $11,082 for replacements to The Domain Property, subject to a cap of $265,968 (except such cap will not apply during a Lockbox Event Period (as defined below). However, Simon is permitted to provide a guaranty in lieu of deposits into the replacement reserve account.

TI/LC Reserve – During a Reserve Trigger Period, the borrowers are required to deposit monthly $110,816 for future tenant improvements and leasing commissions, subject to a cap of $2,659,584 (except such cap will not apply during a Lockbox Event Period). However, Simon is permitted to provide a guaranty in lieu of deposits into the TI/LC reserve account.

Major Tenant Reserve – During a Major Tenant Trigger Event (as defined below), the borrowers will be required to deposit $335,000 monthly, subject to a cap of $4,020,000. However, Simon is permitted to provide a guaranty in lieu of deposits into such reserve account.

Outstanding TI/LC Reserve – In lieu of the borrowers making a cash deposit in the amount of $6,565,265 into a reserve for outstanding tenant improvement and leasing obligations of the borrowers under existing tenant leases, at loan origination, Simon provided a guaranty in such amount in accordance with the terms of The Domain Whole Loan documents.

Gap Rent Reserve – In lieu of the borrowers making a cash deposit in the amount of $347,023 into a reserve for future rent credits or abatements under existing tenant leases, at loan origination, Simon provided a guaranty in such amount in accordance with the terms of The Domain Whole Loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail - Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
11410 Century Oaks Terrace	The Domain	Cut-off Date LTV:	46.5%
Austin, TX 78758		UW NCF DSCR:	4.17x
		UW NOI Debt Yield:	13.8%

A “Reserve Trigger Period” will (a) commence if the trailing four-quarter debt yield on The Domain Whole Loan is less than 10.0% (tested quarterly for two consecutive quarters) and (b) terminate when the trailing four-quarter debt yield on The Domain Whole Loan is greater than or equal to 10.0% (tested quarterly for two consecutive quarters).

A “Lockbox Event Period” will (a) commence upon (i) the occurrence of an event of default, (ii) any bankruptcy action by the borrowers, (iii) any bankruptcy action by the property manager if the property manager is an affiliate of the borrowers, or (iv) the trailing four-quarter debt yield on The Domain Whole Loan being less than 9.0% (tested quarterly for two consecutive quarters) and (b) terminate when (i) with respect to clause (a)(i), the lender accepts a cure of such event of default, (ii) with respect to clause (a)(ii), such period will not terminate, (iii) with respect to clause (a)(iii), the property manager is replaced within 60 days by a qualified manager or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to The Domain Property or The Domain Whole Loan, (iv) with respect to clause (a)(iv), the trailing four-quarter debt yield on The Domain Whole Loan is greater than or equal 9.0% (tested quarterly for two consecutive quarters). However, the borrowers may not cure a Lockbox Event Period more than five times during the term of The Domain Whole Loan.

A “Major Tenant Trigger Event” will commence upon the earliest to occur of: a Major Tenant (as defined below) (i) files or is the subject of any bankruptcy proceeding, (ii) “goes dark” or vacates its leased premises on a permanent basis, (iii) gives notice that it will not be renewing its lease, or (iv) 6 months prior to the Major Tenant’s lease expiration date; and will continue: in the case of clause (i), until such Major Tenant has assumed and any applicable bankruptcy court has affirmed such assumption of the applicable Major Tenant’s lease; in the case of clause (ii), the Major Tenant is continuously operating at The Domain Property for at least 30 consecutive days and paying full rent; or in the case of clauses (iii) and (iv), the date on which the Major Tenant renews its lease or at least 50% of the space has been leased to new tenants.

A “Major Tenant” means Neiman Marcus and Dick’s.

Lockbox and Cash Management. The Domain Whole Loan is structured with a hard lockbox and springing cash management. All rents from The Domain Property are required to be deposited directly to the lockbox account and so long as a Lockbox Event Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Lockbox Event Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred weekly to the lender-controlled cash management account and disbursed according to The Domain Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for The Domain Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Domain Property also secures The Domain Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $160,000,000. The Domain Pari Passu Companion Loans accrue interest at the same rate as The Domain Mortgage Loan. The Domain Mortgage Loan and The Domain Pari Passu Companion Loans are pari passu in right of payment. The holders of The Domain Mortgage Loan and The Domain Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on The Domain Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Parcel. Upon an Anchor Tenant Release Event (as defined below), the borrowers will be permitted to obtain the release of any of the related Anchor Tenant (as defined below) premises (each, a “Release Parcel”) in connection with a transfer of the related Release Parcel, upon satisfaction of certain conditions, including the following: (i) no event of default exists, (ii) certain Simon related entities maintain control of the borrowers, (iii) the borrowers defease The Domain Whole Loan in an amount equal to the greater of (x) the net sales proceeds from the sale of such Release Parcel and (y) the Release Parcel Price (as defined below), (iv) after giving effect to the release, the debt yield with respect to the remaining collateral must be at least equal to the greater of (x) 9.0% and (y) the debt yield for The Domain Property (including the Release Parcel(s)) for the twelve calendar months preceding the calendar quarter most recently completed prior to release, (v) if the Release Parcel is conveyed to an affiliate of the borrowers, certain anti-poaching provisions are satisfied, (vi) the borrowers deliver a REMIC opinion, and (vii) if required by the lender, rating agency confirmation is received.

“Anchor Tenant Release Event” means if (i) any Anchor Tenant “goes dark”, vacates or ceases to occupy its respective premises, (ii) any Anchor Tenant rejects its respective lease at The Domain Property in a bankruptcy action or proceeding, (iii) any Anchor Tenant otherwise vacates (on a permanent basis) its premises during the term of The Domain Whole Loan, or (iv) any Anchor Tenant’s respective lease at the property is terminated or expires.

“Anchor Tenant” means each of Dick’s, IPIC Theaters, Diamond’s Direct and any replacement tenant occupying all or substantially all of the space previously demised to any of such Anchor Tenants.

The “Release Parcel Price” means, (i) $3,047,500 for Dick’s, (ii) $4,059,500 for IPIC Theaters, or (iii) $218,500 for Diamond’s Direct, each representing 115% of the allocated loan amount of the related Release Parcel.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 18 months plus a 365-day extended period of indemnity; provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect and such policies contain an exclusion for acts of terrorism, the borrowers will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for The Domain Property at the time with respect to the property and business interruption policies (excluding the wind, flood and earthquake components of such premiums) on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Retail – Anchored	Loan #4	Cut-off Date Balance:	$40,000,000
2100 and 2136 East Florence Avenue	La Alameda Shopping Center	Cut-off Date LTV:	50.4%
Huntington Park, CA 90255		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	11.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$40,000,000
2100 and 2136 East Florence Avenue	La Alameda Shopping Center	Cut-off Date LTV:	50.4%
Huntington Park, CA 90255		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	11.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$40,000,000
2100 and 2136 East Florence Avenue	La Alameda Shopping Center	Cut-off Date LTV:	50.4%
Huntington Park, CA 90255		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	11.0%

Downtown Los Angeles
East Los Angeles
Boyle Heights
Hollenbeck Park
Evergreen Cemetery
Staples Center
LA Conv. Center
Fashion Institute of Design & Merchandising
Flower District
Arts District
Fashion District
Industrial District
LA Times
California Hospital Medical Ctr.
Mount St. Mary's Univ.-LA
LA Trade-Tech College
University of Southern California
Galen Center
Banc of California Stadium
Washington Plaza
Bobco Metals LLC
Fresh Food USA
99 Cents Only Warehouse
East LA Doctors Hospital
Los Angeles Community Hospital
Maui Fresh International
Exxon Mobil
Ranch Foods, Inc.
Farmer John
Pennzoil Products Co.
BNSF Railway
Commerce
Nevin
Central Alameda
Alameda Industrial Center
Vernon
Whole Foods Distribution Center
Soto Business Center
Community Hospital of Huntington Park
Maywood
Vernon Business Park
Huntington Park
Bell Palm Plaza
Park Plaza Business Center
Bell
Salt Lake Park
LOS ANGELES
Florence Plaza
La Alameda Shopping Center
2100 and 2136 East Florence Avenue
Huntington Park, CA 90255
Walnut Park
Plaza La Alameda
Walnut Park Business Center
LOS ANGELES COUNTY
Florence
Cudahy
Firestone Park
Avalon Gardens
South Gate
Freedom Plaza
Watts
Watts Towers
Nickerson Gardens
Willowbrook
Los Angeles Intl. Airport 8 miles
Santa Monica Fwy
Santa Ana Fwy
Pomona Fwy
Harbor Fwy
METRO BLUE LINE
METRO GREEN LINE
METRO GOLD LINE
METROLINK
Los Angeles River
Washington
Vernon
Slauson
Florence
Firestone
103rd St.
Imperial/Wilmington
Avalon
Soto
Indiana
Pico
Grand
23rd St.
San Pedro
Jefferson/USC
Olympic Blvd
Adams Blvd
Jefferson Blvd
MLK Jr. Blvd
Vernon Ave
Slauson Ave
Gage Ave
Florence Ave
Firestone Blvd
Century Blvd
Tweedy Blvd
103rd St
Santa Ana Blvd
Bandini Blvd
Leonis Blvd
District Blvd
Randolph St
Alameda St
Santa Fe Ave
Soto St
Pacific Blvd
Downey Rd
Atlantic Blvd
California Ave
Atlantic Ave
Central Ave
Hooper Ave
Compton Ave
Avalon Blvd
San Pedro St
Main St
Broadway
Maple Ave
Whittier Blvd
Lorena St
Pico Blvd
9th St
8th St
4th St
37th St
38th St
41st St
10
110
101
60
5
710
42
105
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
Monterey Park
Montebello
Pico Rivera
Whittier
Santa Fe Springs
Downey
Norwalk
Bellflower
Lakewood
Cerritos
Garden Grove
Huntington Beach
Long Beach
Carson
Torrance
Redondo Beach
Gardena
Compton
Lynwood
Hawthorne
Inglewood
El Segundo
Santa Monica
Pacific Ocean
Santa Monica Bay
Los Angeles International Airport

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 4 – La Alameda Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Huntington Park, CA 90255
Original Balance:	$40,000,000			General Property Type:	Retail
Cut-off Date Balance:	$40,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.2%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2008/NAP
Borrower Sponsors:	LARD Investments, LLC; Primestor			Size:	244,563 SF
	Development			Cut-off Date Balance Per SF:	$164
Guarantors(1):	Various			Maturity Date Balance Per SF:	$164
Mortgage Rate:	3.2800%			Property Manager:	Primestor Development, Inc.
Note Date:	4/30/2021				(borrower-related)
First Payment Date:	6/1/2021
Maturity Date:	5/1/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(4)
Original Amortization Term:	0 months			UW NOI:	$4,418,896
IO Period:	120 months			UW NOI Debt Yield:	11.0%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	11.0%
Prepayment Provisions:	L(26),D(90),O(4)			UW NCF DSCR:	3.02x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$3,904,230 (3/31/2021 TTM)
Additional Debt Type:	(2)			2nd Most Recent NOI:	$3,553,872 (12/31/2020)
Additional Debt Balance:	(2)			3rd Most Recent NOI:	$3,835,111 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	83.6% (3/15/2021)
Reserves(3)				2nd Most Recent Occupancy:	91.1% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	79.8% (12/31/2019)
RE Tax:	$337,184	$84,296	N/A	Appraised Value (as of):	$79,400,000 (3/9/2021)
Insurance:	$0	Springing	N/A	Appraised Value Per SF:	$325
Recurring Replacements:	$0	$3,057	N/A	Cut-off Date LTV Ratio:	50.4%
TI/LC:	$350,000	$45,856	$1,100,534	Maturity Date LTV Ratio:	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$40,000,000	100.0%	Loan Payoff:	$38,250,207	95.6%
			Reserves:	$687,184	1.7%
			Closing Costs:	$602,089	1.5%
			Return of Equity:	$460,520	1.2%
Total Sources:	$40,000,000	100.0%	Total Uses:	$40,000,000	100.0%

(1)	The guarantors are Arturo Sneider, John Selby, Leandro Tyberg, Juan Tyberg, Juan Tyberg and Rosa Tyberg as trustees of the Unitas Trust, Richard Flores, Larry Flores and David Flores.

(2)	See “Additional Secured Indebtedness (not including trade debts)” below.

(3)	See “Escrows and Reserves” below.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the La Alameda Shopping Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the La Alameda Shopping Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fourth largest mortgage loan (the “La Alameda Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,000,000 and secured by a first priority fee and leasehold mortgage encumbering a 244,563 SF anchored retail shopping center located in Huntington Park, California (the “La Alameda Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the La Alameda Shopping Center Mortgage Loan is La Alameda, LLC, a single-purpose California limited liability company with no independent directors in its organizational structure. The non-recourse carveout guarantors are Arturo Sneider, John Selby, Leandro Tyberg, Juan Tyberg, Juan Tyberg and Rosa Tyberg as trustees of the Unitas Trust, Richard Flores, Larry Flores and David Flores, and the borrower sponsors are LARD Investments, LLC and Primestor Development. Founded by Arturo Sneider and Leandro Tyberg in 1999, Primestor Development is a Los Angeles based developer, investor, and management company with a focus on underserved communities. LARD Investments was founded in 1990 by four brothers (Larry Flores, Arthur Flores, Richard Flores, and David Flores) and is based in Santa Fe Springs, California. LARD Investments manages a diverse portfolio of community retail centers, power centers, commercial office buildings, industrial buildings, and residential units throughout Southern California.

The Property. The La Alameda Shopping Center Property is a 244,563 SF anchored retail shopping center on an approximately 16.33-acre site in Huntington Park, California. The La Alameda Shopping Center Property was built in 2008. The La Alameda Shopping Center Property is anchored by Marshall’s and Ross, and as of March 15, 2021, was 83.6% leased to 29 tenants. The La Alameda Shopping Center Property contains 1,062 parking

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$40,000,000
2100 and 2136 East Florence Avenue	La Alameda Shopping Center	Cut-off Date LTV:	50.4%
Huntington Park, CA 90255		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	11.0%

spaces (4.3 spaces per 1,000 SF). The La Alameda Shopping Center Property includes 156,194 SF (63.9% of NRA and 58.9% of underwritten rent) of anchor and junior anchor space, 36,440 SF (14.9% of NRA and 13.1% of underwritten rent) of in-line space, 34,201 SF (14.0% of NRA and 25.2% of underwritten rent) of pad/plaza space, and 17,728 SF (7.2% of NRA and 2.8% of underwritten rent) of office space. The La Alameda Shopping Center Property is also improved with a three-tenant pad building on the northwest corner of the La Alameda Shopping Center Property and a Chuck E. Cheese pad on the south end of the La Alameda Shopping Center Property. The three-tenant pad (0.43 acres) on the northwest corner of the La Alameda Shopping Center Property is currently leased to Bank of America, GameStop, and Verizon Wireless (8,400 SF, 3.4% of NRA, 9.7% of underwritten rent) and is comprised of a ground leasehold interest under a ground lease, as described below under “Ground Lease.”

Major Tenants.

Ross Dress for Less (49,187 SF, 20.1% of NRA, 16.5% of underwritten rent). Ross Dress For Less is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Ross Dress For Less has more than 88,000 employees and 1,550 stores in 38 states. Ross Dress For Less occupies two suites at the La Alameda Shopping Center Property. The lease on suite 7410 (30,187 SF) has an expiration of January 31, 2024 and has three, five-year renewal options remaining. The lease on suite 7500 (19,000 SF) has an expiration of January 31, 2031 and has four, five-year renewal options remaining.

Marshalls (28,500 SF, 11.7% of NRA, 7.0% of underwritten rent). Marshalls is an off-price apparel and home fashions retailer with stores located in the United States and worldwide. As of January 30, 2021, there are 1,131 Marshalls locations across the United States occupying 32.4 million SF of retail space. Marshalls has been a tenant at the La Alameda Shopping Center Property since 2008, has a lease expiration of March 31, 2023 and has three, five-year renewal options remaining.

CVS (17,000 SF, 7.0% of NRA, 7.5% of underwritten rent). Founded in 1963, CVS is a diversified health services company that employs approximately 300,000 employees across the United States and Puerto Rico. CVS operates more than 9,900 retail locations across 49 states, the District of Columbia, and Puerto Rico. CVS has been a tenant at the La Alameda Shopping Center Property since 2008, has a lease expiration of April 30, 2028 and has eight, five-year renewal options remaining.

The following table presents a summary regarding the major tenants at the La Alameda Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
Ross Dress for Less	NR/A2/BBB+	49,187	20.1%	$873,792	$17.76	16.5%	NAV	NAV	NAV	N	(4)	(4)
Marshalls	NR/A2/A	28,500	11.7%	$370,500	$13.00	7.0%	$8,808,895	$309	4.2%	N	3 x 5 year	3/31/2023
CVS	NR/Baa2/BBB	17,000	7.0%	$399,600	$23.51	7.5%	NAV	NAV	NAV	N	8 x 5 year	4/30/2028
Petco	NR/B2/B	15,000	6.1%	$332,700	$22.18	6.3%	NAV	NAV	NAV	N	2 x 5 year	1/31/2024
Chuck E. Cheese	NR/NR/NR	13,000	5.3%	$369,050	$28.39	7.0%	NAV	NAV	NAV	N	4 x 5 year	4/30/2023
Subtotal/Wtd. Avg.		122,687	50.2%	$2,345,642	$19.12	44.2%

Other Tenants		81,678	33.4%	$2,960,723	$36.25	55.8%
Vacant Space		40,198	16.4%	$0	$0.00	0.0%
Total/Wtd. Avg.		244,563	100.0%	$5,306,365	$25.97	100.0%

(1)	Information is based on the underwritten rent roll as of March 15, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Ross Dress for Less occupies two suites at the La Alameda Shopping Center Property. The lease on suite 7410 (30,187 SF) has an expiration of January 31, 2024 and three, five-year renewal options remaining, and the lease on suite 7500 (19,000 SF) has an expiration of January 31, 2031 and four, five-year renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$40,000,000
2100 and 2136 East Florence Avenue	La Alameda Shopping Center	Cut-off Date LTV:	50.4%
Huntington Park, CA 90255		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover at the La Alameda Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	2	8,135	$39.78	3.3%	3.3%	$323,632	6.1%	6.1%
2022	3	3,823	$26.40	1.6%	4.9%	$100,946	1.9%	8.0%
2023	11	71,185	$27.44	29.1%	34.0%	$1,953,531	36.8%	44.8%
2024	4	56,787	$18.62	23.2%	57.2%	$1,057,564	19.9%	64.7%
2025	1	2,067	$22.71	0.8%	58.1%	$46,945	0.9%	65.6%
2026	2	7,400	$40.93	3.0%	61.1%	$302,865	5.7%	71.3%
2027	1	11,507	$28.00	4.7%	65.8%	$322,196	6.1%	77.4%
2028	3	19,900	$27.91	8.1%	73.9%	$555,420	10.5%	87.9%
2029	1	3,000	$44.00	1.2%	75.2%	$132,000	2.5%	90.4%
2030	1	1,561	$53.00	0.6%	75.8%	$82,733	1.6%	91.9%
2031	1	19,000	$22.55	7.8%	83.6%	$428,534	8.1%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	83.6%	$0	0.0%	100.0%
Vacant	0	40,198	$0.00	16.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	30	244,563	$25.97	100.0%		$5,306,365	100.0%

(1)	Information is based on the underwritten rent roll as of March 15, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of June 10, 2021, the La Alameda Shopping Center Mortgage Loan is current on its debt service and is not subject to any forbearance, modification or debt service relief request. The borrower entered into a forbearance agreement with respect to the previous mortgage loan on the La Alameda Shopping Center Property. The previous lender agreed to 4 months of forbearance of all principal and interest payments due on the previous loan on the payment dates from April through July 2020, totaling $532,577. Such amounts were repaid prior to origination of the current mortgage loan. As of June 15, 2021, the borrower has reported that the La Alameda Shopping Center Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full June 2021 rent payments. Eleven tenants (49.8% of NRA and 50.6% of underwritten rent) have received some form of rent relief. Seven tenants (40.6% of NRA and 36.9% of underwritten rent) have repaid deferred rent in full. Four tenants (9.2% of NRA and 13.7% of underwritten rent) are still in the process of repaying deferred rent pursuant to the terms of repayment agreements with remaining repayment terms which range between six and twelve months. One tenant (0.8% of NRA and 1.4% of underwritten rent) did not have a formal repayment plan in place for overdue rent, however, as of May 2021 the tenant made a lump sum payment to reconcile the total of their outstanding balance.

The Market. The La Alameda Shopping Center Property is located in Huntington Park, California, within the Mid-Cities retail submarket in the Los Angeles retail market. According to the appraisal, as of the fourth quarter of 2020, the Los Angeles retail market had approximately 446.0 million SF of retail space inventory, overall vacancy in the market was approximately 5.3% and asking rent was $32.42 PSF. According to the appraisal, as of the fourth quarter of 2020, the Mid-Cities retail submarket had approximately 49.8 million SF of retail space inventory, overall vacancy in the submarket was approximately 5.0% and asking rent was $25.17 PSF. Primary access to the La Alameda Shopping Center Property is provided by freeways including Harbor (110), San Bernardino (10), Long Beach (710) and the Century (105). The primary north-south corridors in the neighborhood include S. Alameda Street, Long Beach Boulevard and Compton Avenue. Major east-west thoroughfares are Florence Avenue and Firestone Boulevard. According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the La Alameda Shopping Center Property is 62,872, 475,503 and 1,129,055, respectively. The 2021 estimated average household income within a one-, three- and five-mile radius of the La Alameda Shopping Center Property is $57,491, $58,963 and $62,112, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$40,000,000
2100 and 2136 East Florence Avenue	La Alameda Shopping Center	Cut-off Date LTV:	50.4%
Huntington Park, CA 90255		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	11.0%

The following table presents recent leasing data for anchor and junior anchor tenants at comparable retail properties with respect to the La Alameda Shopping Center Property:

Comparable Anchor and Junior Anchor Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
La Alameda Shopping Center (subject)(1) Huntington Park, CA	2008	244,563	Ross Dress for Less CVS	49,187 17,000	Feb. 2019 May 2008	$17.76 $23.51	NNN NNN
Highlander Center Arcadia, CA	1965	56,297	Grocery Outlet	17,000	Nov. 2020	$20.04	NNN
E405 Center Fountain Valley, CA	1969	91,517	Cort Business Services Corporation	14,002	July 2020	$18.24	NNN
Simi at the Plaza Simi Valley, CA	1998	21,787	Party City	12,000	Oct. 2019	$20.00	NNN
CVS Los Angeles, CA	2002	16,457	CVS	16,457	Jan. 2020	$22.08	Absolute Net
Plaza del Sol - Planet Fitness La Habra, CA	1980	28,002	Planet Fitness	22,875	April 2020	$15.00	NNN
Grocery Outlet – Anaheim Anaheim, CA	1965	26,414	Grocery Outlet	26,414	Oct. 2019	$16.20	NNN
2101 West Imperial Highway Shopping Center La Habra, CA	1963	76,992	Burlington	43,874	Oct. 2019	$15.50	NNN
The Crossings at Corona Corona, CA	2003	272,363	Homegoods	24,000	June 2019	$13.50	NNN
Cerritos Towne Center Cerritos, CA	1994	150,555	Ross	25,200	April 2019	$18.48	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of March 15, 2021.

The following table presents recent leasing data for pad/plaza and in-line tenants at comparable retail properties with respect to the La Alameda Shopping Center Property:

Comparable Pad/Plaza and In-line Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
La Alameda Shopping Center (subject)(1) Huntington Park, CA	2008	244,563	Bank of America Verizon Wireless	4,500 2,400	Aug. 2008 Sept. 2021	$59.51 $68.44	NNN NNN
Pico Rivera Towne Center Pico Rivera, CA	2002	581,301	The Cup & Bowl LLC	1,500	April 2021	$48.00	NNN
20810 S Avalon Blvd Carson, CA	2002	6,317	Ike’s Love & Sandwiches	1,151	Nov. 2020	$42.00	NNN
Union Bank-La Habra, CA La Habra, CA	2000	5,650	Union Bank	5,650	Aug. 2020	$41.00	NNN
Freedom Plaza Los Angeles, CA	2020	114,431	OneWest Bank	3,000	July 2020	$46.20	NNN
Crenshaw Shopping Center Inglewood, CA	1956	17,611	AT&T Wireless	2,336	March 2020	$54.00	NNN
Portion of Gateway Center Hawthorne, CA	2001	25,810	Navy Federal Credit Union	3,150	Dec. 2019	$60.00	NNN
Strip Retail Center Hawthorne, CA	1984	13,399	Fishbone	1,450	Aug. 2020	$34.20	NNN
Pico Rivera Towne Center Pico Rivera, CA	2002	581,301	The Joint	1,400	May 2020	$36.00	NNN
Los Alamitos Plaza Los Alamitos, CA	1975	8,250	Jimmy Johns	1,180	Jan. 2020	$39.00	NNN
Strip Retail Center Inglewood, CA	1975	6,578	Lustful Hair	1,245	Aug. 2019	$48.00	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of March 15, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$40,000,000
2100 and 2136 East Florence Avenue	La Alameda Shopping Center	Cut-off Date LTV:	50.4%
Huntington Park, CA 90255		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the appraisal’s market rent conclusion for the La Alameda Shopping Center Property:

Market Rent Summary
	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Pad/Plaza Retail	$54.00	5	3.0% per annum	NNN
In-Line	$36.00	5	3.0% per annum	NNN
Junior Anchor	$22.00	10	10.0% every 5 years	NNN
Anchor	$15.00	10	10.0% every 5 years	NNN
Office	$22.00	5	3.0% per annum	Gross

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the La Alameda Shopping Center Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	3/31/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$5,499,142	$5,441,304	$5,023,679	$5,257,384	$5,380,963	$6,651,430	$27.20
Total Recoveries	$1,880,190	$1,919,308	$1,710,113	$1,561,873	$1,675,945	$2,202,204	$9.00
Discounts and Concessions	$61,071	($116,970)	($63,126)	($503,724)	($361,609)	$0	$0.00
Other Income(3)	$94,935	$110,283	$26,952	$25,839	$18,943	$18,943	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($1,623,816)	($6.64)
Effective Gross Income	$7,535,338	$7,353,925	$6,697,618	$6,341,372	$6,714,242	$7,248,761	$29.64

Real Estate Taxes	$892,432	$912,688	$932,554	$962,611	$972,350	$982,089	$4.02
Insurance	$57,701	$85,022	$98,410	$110,657	$115,084	$127,173	$0.52
Other Expenses	$1,765,622	$1,627,632	$1,831,543	$1,714,232	$1,722,578	$1,720,603	$7.04
Total Expenses	$2,715,755	$2,625,342	$2,862,507	$2,787,500	$2,810,013	$2,829,865	$11.57

Net Operating Income(4)	$4,819,583	$4,728,583	$3,835,111	$3,553,872	$3,904,230	$4,418,896	$18.07
Capital Expenditures	$0	$0	$0	$0	$0	$36,684	$0.15
TI/LC	$0	$0	$0	$0	$0	$363,638	$1.49
Net Cash Flow	$4,819,583	$4,728,583	$3,835,111	$3,553,872	$3,904,230	$4,018,574	$16.43

Occupancy %(2)	95.2%	94.7%	79.8%	91.1%	83.6%	81.4%
NOI DSCR	3.62x	3.55x	2.88x	2.67x	2.94x	3.32x
NCF DSCR	3.62x	3.55x	2.88x	2.67x	2.94x	3.02x
NOI Debt Yield	12.0%	11.8%	9.6%	8.9%	9.8%	11.0%
NCF Debt Yield	12.0%	11.8%	9.6%	8.9%	9.8%	10.0%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent and 3/31/2021 TTM Occupancy % is based on the underwritten rent roll dated March 15, 2021 and includes $30,406 of rent steps through March 2022.

(3)	Other Income includes kiosk rent, promotional/marketing income, late fees, and other miscellaneous income items.

(4)	The increase between 3/31/2021 TTM Net Operating Income and UW Net Operating Income is due to (i) an increase in Total Recoveries and (2) no Discounts and Concessions being underwritten. Discounts and Concessions in the most recent period reflected rent relief granted due to the COVID-19 pandemic. The Total Recoveries increase is due to an increase in occupancy in 2020 with leases for three new tenants commencing in January and February 2020, one of which did not commence paying rent until September 2020. Additionally, a few tenants were granted abated deferred CAM payments in 2020 due to COVID-19.

Escrows and Reserves.

Real Estate Taxes – On the origination date, the borrower made an upfront deposit of $337,184 for real estate taxes. On the first day of each month, the borrower is required to reserve 1/12 of the estimated annual real estate taxes (initially, estimated to be $84,296).

Insurance Reserves – On the first day of each month, the borrower is required to reserve 1/12 of the estimated annual insurance premiums. The borrower’s obligation to reserve insurance premiums is waived if no event of default is occurring and the borrower provides the lender with evidence that the required insurance is being maintained through one or more blanket policies that comply with the requirements of the La Alameda Shopping Center Mortgage Loan documents, and provides evidence of renewal of the policies and paid receipts for the insurance premiums for such blanket policies at least 10 days before the expiration of the policies.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $3,057 into a replacement reserve.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #4	Cut-off Date Balance:	$40,000,000
2100 and 2136 East Florence Avenue	La Alameda Shopping Center	Cut-off Date LTV:	50.4%
Huntington Park, CA 90255		UW NCF DSCR:	3.02x
		UW NOI Debt Yield:	11.0%

TI/LC Reserve – On the origination date, the borrower made an upfront deposit of $350,000 for tenant improvements and leasing commissions. On each monthly payment date, the borrower is required to deposit approximately $45,856 on each monthly payment date for tenant improvements and leasing commissions, provided that such deposits are not required to be made at any time the amount in such reserve is at least equal to approximately $1,100,534.

Lockbox and Cash Management. The La Alameda Shopping Center Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below), the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account are required to be transferred on each business day, so long as the Cash Sweep Period is continuing. During the continuance of a Cash Sweep Period, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay debt service on the La Alameda Shopping Center Mortgage Loan, (iii) to make the monthly deposits into the replacements reserve and TI/LC reserve as described above under “Escrows and Reserves”, (iv) to pay monthly operating expenses as set forth in the borrower’s annual budget (which is required to be approved by the lender during the continuance of a Cash Sweep Period) and extraordinary expenses approved by the lender, and (v) to deposit any remainder into a cash sweep subaccount to be held as additional security for the La Alameda Shopping Center Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” means the occurrence of any of the following:

(1)	From and after the occurrence of an event of default under the La Alameda Shopping Center Mortgage Loan and ending if such event of default is cured; or

(2)	From and after the occurrence of the debt service coverage ratio (based on the trailing twelve months net cash flow and a 30 year amortization schedule) of the La Alameda Shopping Center Mortgage Loan falling below 1.20x at the end of any calendar quarter and ending if the debt service coverage ratio (calculated on the same basis) under the La Alameda Shopping Center Mortgage Loan is at least 1.20x for four consecutive calendar quarters;

Additional Secured Indebtedness (not including trade debts). The La Alameda Shopping Center Property was developed as a public/private type partnership and is subject to a Development Agreement (the “Development Agreement”) between the borrower and Los Angeles County Development Authority, previously known as the Community Development Commission of the County of Los Angeles (the “LACDA”). The La Alameda Shopping Center Property also secures certain obligations of the borrower under the Development Agreement pursuant to a deed of trust made by the borrower in favor of the LACDA (the “LACDA DOT”). The obligations of the borrower secured by the LACDA DOT are to pay (i) any shortfall between (x) amounts due under an $8.25 million original principal balance loan made by the United States Department of Housing and Urban Development to the LACDA (the “HUD Loan”) and (y) the sources of funds available to the LACDA to pay such amounts and (ii) certain profit participation payments due to the LACDA under the Development Agreement (collectively, the “LACDA Required Payments”). Pursuant to a Subordination and Intercreditor Agreement among the borrower, the lender and the LACDA (the “LACDA ICA”), the LACDA DOT is subordinated to the Mortgage Loan in terms of lien priority; however, the borrower’s rights to receive the LACDA Required Payments are not subordinate to the La Alameda Shopping Center Mortgage Loan, and the LACDA ICA does not contain a standstill provision. The HUD Loan had a $2.356 million balance as of April 26, 2021, and is required to be paid in full by August 1, 2025. The current interest rate for the HUD Loan is 7.8% and will increase to 8.0% over the term. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer / Right of First Refusal. None.

Ground Lease. A portion of the La Alameda Shopping Center Property, consisting of approximately 0.43 acres located at the northwest corner of the La Alameda Shopping Center Property, which is comprised of a leasehold interest ground leased to the borrower pursuant to a ground lease dated February 28, 2006 (the “La Alameda Shopping Center Ground Lease”), from Melinda Hennes. The initial term of the La Alameda Shopping Center Ground Lease expires on February 28, 2026. The borrower, as ground lessee, has four renewal options of five years each, so long as the borrower provides 120 days prior written notice to the ground lessor and is not in default under the La Alameda Shopping Center Ground Lease both as of the date it exercises its option or on the date of commencement of the option term. The current annual ground rent is $199,904.73 per annum and increases 4.0% per annum through the remainder of the term. Ground rent will reset to the greater of 104% of the rent at expiration or 1/12th of 10% of the value of the property as barren and unimproved at the commencement of the initial option, and thereafter will increase 4.0% over the monthly rent for the immediate prior year for each year during the first extension period. If the borrower exercises its second extension option, the monthly rent for each year during such extension term will be 104% of the monthly rent for the immediate prior year. If the borrower exercises its third extension option, then rent for the first year of such option will be recalculated as the greater of 104% of the monthly rent of the preceding year, or 1/12th of 10% of the value of the property as barren and unimproved. Thereafter, rent will increase 4.0% over monthly rent for the immediate prior year for each year during the third extension period. If the borrower exercises its fourth extension option, it is required to pay a $150,000 one-time payment, and the monthly rent for the first lease year of the extension will increase by 4.0% over the immediately preceding year, and thereafter rent will increase 4.0% each year during the last extension option.

Letter of Credit. None.

Terrorism Insurance. The La Alameda Shopping Center Mortgage Loan documents require that the borrower maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the La Alameda Shopping Center Property and business income/loss of rents insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to but not less than 12 months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$40,000,000
Property Addresses - Various	U-Haul SAC Portfolio 21	Cut-off Date LTV:	55.7%
		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	10.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$40,000,000
Property Addresses - Various	U-Haul SAC Portfolio 21	Cut-off Date LTV:	55.7%
		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	10.8%

U-Haul SAC Portfolio 21
1 U-Haul Moving & Storage of Downtown Los Angeles, CA
2 U-Haul Moving & Storage at Northwest Highway Dallas, TX
3 U-Haul Moving & Storage of Inkster Inkster, MI
4 U-Haul Moving & Storage of Hendersonville Hendersonville, TN
5 U-Haul Moving & Storage of Dayton Dayton, OH
6 U-Haul Moving & Storage of Belmont Belmont, CA
7 U-Haul Moving & Storage at 51st & Glendale Glendale, AZ
8 U-Haul Moving & Storage at Austin Hwy San Antonio, TX
9 U-Haul Moving & Storage of Thornton Fremont, CA
SAN FRANCISCO
OAKLAND
SAN JOSE
Pacific Ocean
LOS ANGELES
LONG BEACH
PHOENIX
Glendale
CHICAGO
DETROIT
INDIANAPOLIS
COLUMBUS
CINCINNATI
NASHVILLE
DALLAS
SAN ANTONIO
HOUSTON
TEXAS
MEXICO
Gulf of Mexico

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 5 – U-Haul SAC Portfolio 21

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Various
Original Balance:	$40,000,000			General Property Type:	Self Storage
Cut-off Date Balance:	$40,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	5.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Blackwater Investments, Inc.			Size:	352,064 SF
Guarantor:	Blackwater Investments, Inc.			Cut-off Date Balance per SF:	$114
Mortgage Rate(1):	2.5649%			Maturity Date or ARD Balance per SF:	$77
Note Date:	6/16/2021			Property Manager(3):	Various (borrower-related)
First Payment Date:	8/1/2021
Anticipated Repayment Date(1):	7/1/2031
Maturity Date(1):	7/1/2041
Original Term to Maturity(1):	120 months
Original Amortization Term(1):	300 months
IO Period(1):	0 months
Seasoning:	0 months			Underwriting and Financial Information(4)
Prepayment Provisions:	L(24),D(93),O(3)			UW NOI:	$4,314,657
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield:	10.8%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	15.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.96x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$4,450,278 (4/30/2021 TTM)
Reserves(2)				2nd Most Recent NOI:	$4,421,553 (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$4,622,353 (12/31/2019)
RE Tax:	$244,952	Springing	N/A	Most Recent Occupancy:	94.1% (6/8/2021)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	90.2% (12/31/2020)
Deferred Maintenance:	$35,150	$0	N/A	3rd Most Recent Occupancy:	90.3% (12/31/2019)
Recurring Replacements:	$29,646	Springing	$29,646	Appraised Value (as of):	$71,780,000 (Various)
				Appraised Value per SF:	$204
				Cut-off Date LTV Ratio:	55.7%
				Maturity Date LTV Ratio:	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$40,000,000	100.0%	Loan Payoff:	$20,734,700	51.8%
			Return of Equity:	$18,213,785	45.5%
			Closing Costs:	$741,767	1.9%
			Upfront Reserves:	$309,748	0.8%
Total Sources:	$40,000,000	100.0%	Total Uses:	$40,000,000	100.0%

(1)	The U-Haul SAC Portfolio 21 Mortgage Loan (as defined below) has an initial term of 120 months to the anticipated repayment date (“ARD”) of July 1, 2031, with a final maturity date of July 1, 2041. From and after the ARD until the outstanding principal balance of the U-Haul SAC Portfolio 21 Mortgage Loan and all accrued interest has been paid in full, or until the final maturity date on July 1, 2041, the U-Haul SAC Portfolio 21 Mortgage Loan will accrue interest at a per annum rate (the “Adjusted Rate”) equal to 3.0000% plus the greater of (a) the initial interest rate of 2.5649% (the “Initial Term Interest Rate”) and (b) the 10-year swap yield as of the ARD plus 0.9500%; provided that in no event shall the Adjusted Rate exceed the Initial Term Interest Rate plus 5.0000%. In addition, from and after the ARD, (i) the U-Haul SAC Portfolio 21 Mortgage Loan constant monthly payment of $180,756.88 is required to be applied first to interest at the Initial Interest Rate and then to principal, and (ii) all excess cash flow from the U-Haul SAC Portfolio 21 Properties (as defined below) is required to be applied to pay interest accrued at the Initial Term Interest Rate (to the extent not previously paid), then to reduce the principal balance of the U-Haul SAC Portfolio 21 Mortgage Loan until the entire outstanding principal balance of the U-Haul SAC Portfolio 21 Mortgage Loan is paid in full, and then to pay Excess Interest (as defined below). Interest accrued on the U-Haul SAC Portfolio 21 Mortgage Loan at the excess of the Adjusted Rate over the Initial Interest Rate and not paid pursuant to the preceding sentence will be added to the outstanding principal balance of the U-Haul SAC Portfolio 21 Mortgage Loan and accrue interest at the Adjusted Rate to the extent permitted by law (such accrued interest and interest thereon, the “Excess Interest”). Original Term to Maturity, Original Amortization Term and IO Period are based on the ARD.

(2)	See “Escrows and Reserves” below.

(3)	The property managers for the U-Haul SAC Portfolio 21 Properties are U-Haul Co. of Arizona, U-Haul Co. of California, U-Haul Co. of Massachusetts and Ohio, Inc., U-Haul Co. of Michigan, U-Haul Co. of Tennessee and U-Haul Co. of Texas, each an affiliate of the borrower. The use of the U-Haul brand is provided to the borrower under its property management agreements, which generally have terms of two years following the maturity date, repayment or prepayment of the applicable loan documents.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the U-Haul SAC Portfolio 21 Mortgage Loan more severely than assumed in the underwriting of the U-Haul SAC Portfolio 21 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fifth largest mortgage loan (the “U-Haul SAC Portfolio 21 Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $40,000,000, secured by the fee interests in a portfolio of nine self-storage properties located across six states and totaling 352,064 SF (collectively, the “U-Haul SAC Portfolio 21 Properties”).

The Borrower and the Borrower Sponsor. The borrower is 21 SAC, LLC, a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$40,000,000
Property Addresses - Various	U-Haul SAC Portfolio 21	Cut-off Date LTV:	55.7%
		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	10.8%

The sponsor and nonrecourse carve-out guarantor is Blackwater Investments, Inc. Blackwater Investments, Inc. controls the majority of the equity interest in SAC Holding Corporation (“SAC”). SAC owns self-storage properties that are managed by various subsidiaries of U-Haul International, Inc., which properties act as independent U-Haul rental equipment dealers. SAC was formed in 1995 to advance U-Haul International Inc.’s presence in the self-storage industry. Blackwater Investments, Inc. is controlled by Mark V. Shoen, a significant shareholder of AMERCO, the parent company of U-Haul International, Inc. and Edward J. Shoen, the Chairman and President of AMERCO.

As of March 31, 2020, U-Haul, one of North America’s largest operators of self-storage facilities, reported a network of approximately 2,065 company-operated retail moving stores and 20,100 independent U-Haul dealers throughout North America. U-Haul employs 30,000 people and operates more than 774,000 self-storage units, comprising approximately 66.7 million SF of storage space across locations in 50 U.S. states and 10 Canadian provinces.

The Properties. The U-Haul SAC Portfolio 21 Properties are comprised of nine U-Haul branded properties containing a total of 4,447 traditional storage units, nine recreational vehicle (“RV”) storage units and 622 U-Box units. The U-Haul SAC Portfolio 21 Properties range in size from 19,990 SF to 66,121 SF and are managed by affiliates of U-Haul. The U-Haul SAC Portfolio 21 Properties are located in nine different cities across six states. The greatest concentration of U-Haul SAC Portfolio 21 Properties is located in California (three properties, 20.4% of SF) and Texas (two properties, 30.8% of SF), with the remaining four properties (48.8% of SF) located across four different states. The U-Haul SAC Portfolio 21 Properties were built between 1914 and 2000. The weighted average occupancy for the U-Haul SAC Portfolio 21 Properties was 94.1% by SF, as of June 8, 2021.

The following table presents detailed information with respect to each of the U-Haul SAC Portfolio 21 Properties.

U-Haul SAC Portfolio 21 Properties Summary
Property Name	City, State	SF	Storage & Parking / U- Box	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value

U-Haul Moving & Storage of Inkster	Inkster, MI	66,121	822 / 2	$6,742,825	16.9%	$12,100,000	16.9%
U-Haul Moving & Storage of Downtown	Los Angeles, CA	19,990	425 / 7	$6,252,438	15.6%	$11,220,000	15.6%
U-Haul Moving & Storage of Thornton	Fremont, CA	28,790	412 / 113	$5,962,664	14.9%	$10,700,000	14.9%
U-Haul Moving & Storage of Belmont	Belmont, CA	23,072	214 / 1	$5,427,696	13.6%	$9,740,000	13.6%
U-Haul Moving & Storage at Northwest Highway(1)	Dallas, TX	64,950	673 / 410	$4,268,598	10.7%	$7,660,000	10.7%
U-Haul Moving & Storage of Dayton	Dayton, OH	52,486	818 / 17	$4,023,405	10.1%	$7,220,000	10.1%
U-Haul Moving & Storage of Hendersonville	Hendersonville, TN	31,222	350 / 65	$3,064,921	7.7%	$5,500,000	7.7%
U-Haul Moving & Storage at Austin Highway	San Antonio, TX	43,552	424 / 6	$2,229,033	5.6%	$4,000,000	5.6%
U-Haul Moving & Storage at 51st & Glendale	Glendale, AZ	21,881	318 / 1	$2,028,420	5.1%	$3,640,000	5.1%
Total		352,064	4,456 / 622	$40,000,000	100.0%	$71,780,000	100.0%

(1)	The U-Box units related to the U-Haul Moving & Storage Northwest Highway property are stored at a non-collateral warehouse located within five minutes from such property. The warehouse is leased by the property manager and is used exclusively for such property. All of the U-Box units at the U-Haul SAC Portfolio 21 Properties are included in the collateral.

The following table presents detailed information with respect to the individual performance of the U-Haul SAC Portfolio 21 Properties.

U-Haul SAC Portfolio 21 Performance Summary
Property Name	Storage & Parking / U-Box	Year Built	Occupancy(1)	UW NOI	% UW NOI
U-Haul Moving & Storage of Inkster	822 / 2	1961	88.5%	$770,721	17.9%
U-Haul Moving & Storage of Downtown	425 / 7	1914	99.7%	$622,533	14.4%
U-Haul Moving & Storage of Thornton	412 / 113	1979	95.7%	$647,071	15.0%
U-Haul Moving & Storage of Belmont	214 / 1	1993	96.3%	$514,831	11.9%
U-Haul Moving & Storage at Northwest Highway	673 / 410	2000	95.1%	$503,447	11.7%
U-Haul Moving & Storage of Dayton	818 / 17	1900	94.7%	$454,876	10.5%
U-Haul Moving & Storage of Hendersonville	350 / 65	1985	90.4%	$333,098	7.7%
U-Haul Moving & Storage at Austin Highway	424 / 6	1980	95.9%	$259,907	6.0%
U-Haul Moving & Storage at 51st & Glendale	318 / 1	1979	99.5%	$208,173	4.8%
Total / Wtd. Avg.	4,456 / 622		94.1%	$4,314,657	100.0%

(1)	Occupancy is as of June 8, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$40,000,000
Property Addresses - Various	U-Haul SAC Portfolio 21	Cut-off Date LTV:	55.7%
		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	10.8%

The following table presents historical occupancy for the U-Haul SAC Portfolio 21 Properties.

Historical Occupancy
Property Name	2015 Average Occupancy	2016 Average Occupancy	2017 Average Occupancy	2018 Average Occupancy	2019 Average Occupancy	2020 Average Occupancy	6/8/2021 Occupancy
U-Haul Moving & Storage of Inkster	91.3%	84.7%	84.4%	86.3%	88.5%	83.5%	88.5%
U-Haul Moving & Storage of Downtown	96.1%	88.6%	87.5%	95.0%	92.8%	97.0%	99.7%
U-Haul Moving & Storage of Thornton	96.8%	96.2%	92.1%	89.1%	89.4%	95.5%	95.7%
U-Haul Moving & Storage of Belmont	95.5%	97.1%	97.4%	96.8%	94.7%	94.4%	96.3%
U-Haul Moving & Storage at Northwest Highway	96.1%	94.8%	92.2%	91.6%	88.7%	89.4%	95.1%
U-Haul Moving & Storage of Dayton	83.5%	83.1%	82.0%	84.3%	89.0%	90.0%	94.7%
U-Haul Moving & Storage of Hendersonville	98.1%	97.5%	97.5%	95.4%	90.7%	86.1%	90.4%
U-Haul Moving & Storage at Austin Highway	95.1%	95.1%	94.5%	91.0%	93.3%	93.5%	95.9%
U-Haul Moving & Storage at 51st & Glendale	94.5%	93.8%	88.8%	88.7%	91.1%	95.4%	99.5%
Total/Wtd. Avg.	93.3%	91.3%	89.8%	89.9%	90.3%	90.2%	94.1%

The Markets.

The following table presents detailed information for the U-Haul SAC Portfolio 21 Properties by market.

U-Haul SAC Portfolio 21 Market Summary
Property State	Property Count	Total SF	% SF	Storage & Parking / U-Box	% Climate Control(1)	Occupancy(2)	Wtd. Avg. GPR PSF	UW NOI	% UW NOI
California	3	71,852	20.4%	1051 / 121	27.3%	97.0%	$28.68	1,784,435	41.4%
Texas	2	108,502	30.8%	1097 / 416	15.1%	95.4%	$11.96	763,354	17.7%
Michigan	1	66,121	18.8%	822 / 2	9.8%	88.5%	$13.23	770,721	17.9%
Ohio	1	52,486	14.9%	818 / 17	26.0%	94.7%	$13.23	454,876	10.5%
Tennessee	1	31,222	8.9%	350 / 65	43.4%	90.4%	$13.78	333,098	7.7%
Arizona	1	21,881	6.2%	318 / 1	49.4%	99.5%	$16.76	208,173	4.8%
Total / Wtd. Avg.	9	352,064	100.0%	4456 / 622	22.90%	94.1%	$16.26	$4,314,657	100.0%

(1)	% Climate Control is based on Total SF.

(2)	Occupancy is as of June 8, 2021.

U-Haul SAC Portfolio 21 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income

U-Haul Moving & Storage of Inkster	Inkster, MI	8,781	106,985	265,747	$43,604	$60,258	$68,587
U-Haul Moving & Storage of Downtown	Los Angeles, CA	75,028	631,607	1,286,882	$43,747	$60,915	$69,351
U-Haul Moving & Storage of Thornton	Fremont, CA	30,454	202,906	326,720	$150,813	$154,743	$153,847
U-Haul Moving & Storage of Belmont	Belmont, CA	22,905	157,800	287,116	$166,282	$185,179	$176,025
U-Haul Moving & Storage at Northwest Highway	Dallas, TX	14,682	70,292	254,546	$43,769	$85,142	$105,120
U-Haul Moving & Storage of Dayton	Dayton, OH	11,622	98,244	211,797	$43,989	$50,816	$55,755
U-Haul Moving & Storage of Hendersonville	Hendersonville, TN	6,931	45,962	96,261	$71,526	$90,809	$94,395
U-Haul Moving & Storage at Austin Highway	San Antonio, TX	12,223	92,124	264,782	$54,355	$70,531	$80,691
U-Haul Moving & Storage at 51st & Glendale	Glendale, AZ	22,612	205,311	545,488	$46,930	$53,325	$58,891

Source: Appraisals.

COVID-19 Update. The first payment date for the U-Haul SAC Portfolio 21 Mortgage Loan is August 1, 2021. As of June 16, 2021, the U-Haul SAC Portfolio 21 Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of June 16, 2021, the borrower sponsor has reported that the U-Haul SAC Portfolio 21 Properties are all open and operating and no rent relief requests were made by tenants at the U-Haul SAC Portfolio 21 Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$40,000,000
Property Addresses - Various	U-Haul SAC Portfolio 21	Cut-off Date LTV:	55.7%
		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the U-Haul SAC Portfolio 21 Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	4/30/2021 TTM	UW	UW per Unit
Gross Potential Rent	$4,598,299	$4,756,486	$4,763,536	$4,711,003	$4,719,202	$5,725,418	$16.26
Other Income(2)	$1,490,361	$1,550,076	$1,563,505	$1,588,707	$1,580,933	$1,477,368	$4.20
Vacancy & Credit Loss	$0	$0	$0	$0	$0	($1,006,216)	($2.86)
Effective Gross Income	$6,088,660	$6,306,562	$6,327,042	$6,299,709	$6,300,135	$6,196,570	$17.60

Real Estate Taxes	$445,298	$453,271	$464,567	$469,490	$471,091	$491,717	$1.40
Insurance	$53,167	$63,005	$38,771	$53,376	$53,376	$60,600	$0.17
Other Expenses	$1,230,013	$1,243,020	$1,201,351	$1,355,291	$1,325,390	$1,329,596	$3.78
Total Expenses	$1,728,479	$1,759,296	$1,704,689	$1,878,157	$1,849,857	$1,881,913	$5.35

Net Operating Income	$4,360,181	$4,547,266	$4,622,353	$4,421,553	$4,450,278	$4,314,657	$12.26
Capital Expenditures	$0	$0	$0	$0	$0	$59,293	$0.17
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$4,360,181	$4,547,266	$4,622,353	$4,421,553	$4,450,278	$4,255,364	$12.09

Occupancy %(3)	89.8%	89.9%	90.3%	90.2%	94.1%	83.8%
NOI DSCR	2.01x	2.10x	2.13x	2.04x	2.05x	1.99x
NCF DSCR	2.01x	2.10x	2.13x	2.04x	2.05x	1.96x
NOI Debt Yield	10.9%	11.4%	11.6%	11.1%	11.1%	10.8%
NCF Debt Yield	10.9%	11.4%	11.6%	11.1%	11.1%	10.6%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Other Income is comprised of net sales from packing supplies, towing accessories, etc., U-Box rental income, U-Move truck rental commissions, third party lease income and miscellaneous income.

(3)	UW Occupancy % is economic occupancy. 4/30/2021 TTM Occupancy % is as of June 8, 2021.

Escrows and Reserves.

Real Estate Taxes – The U-Haul SAC Portfolio 21 Mortgage Loan documents provide for an upfront reserve of approximately $244,952 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months for the U-Haul SAC Portfolio 21 Properties; provided, that such monthly deposits are not required so long as (i) the borrower has deposited and maintained in the real estate reserve an amount sufficient to pay real estate taxes for six months and (ii) the lender has received satisfactory evidence that the borrower has paid, when due, all real estate taxes as and when required under the U-Haul SAC Portfolio 21 Mortgage Loan documents.

Insurance – The U-Haul SAC Portfolio 21 Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as either (x) the borrower has provided the lender satisfactory evidence that the U-Haul SAC Portfolio 21 Properties are insured under an acceptable blanket insurance policy covering all or substantially all real property owned by affiliates of the borrower or (y) if the U-Haul SAC Portfolio 21 Properties are not insured under a blanket insurance policy, the borrower has deposited and maintained in the insurance reserve an amount sufficient to pay insurance premiums for six months.

Deferred Maintenance Reserve – The U-Haul SAC Portfolio 21 Mortgage Loan documents provide for an upfront reserve of approximately $35,150 for required repairs.

Replacements Reserve – The U-Haul SAC Portfolio 21 Mortgage Loan documents provide for an upfront reserve of $29,646 and ongoing monthly deposits of $4,941 into a reserve for approved capital expenditures, provided that, so long as no event of default exists, such monthly deposits are not required to be made at any time that the amount in such reserve equals or exceeds $29,646.

Lockbox and Cash Management. The U-Haul SAC Portfolio 21 Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit any funds received by the borrower and property manager into a lockbox account within three business days of receipt. If no Cash Sweep Period (as defined below) exists, funds in the lockbox account are required to be transferred to or at the direction of the borrower. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account, and, provided no event of default exists under the U-Haul SAC Portfolio 21 Mortgage Loan documents, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay debt service on the U-Haul SAC Portfolio 21 Mortgage Loan, (iii) to make the monthly deposit into the replacements reserve as described above under “Escrows and Reserves”, (iv) during a Cash Sweep Period caused by a DSCR Event or ARD Trigger Event (as such terms are defined below) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Period) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the U-Haul SAC Portfolio 21 Mortgage Loan during the continuance of such Cash Sweep Period; provided

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$40,000,000
Property Addresses - Various	U-Haul SAC Portfolio 21	Cut-off Date LTV:	55.7%
		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	10.8%

that, on the ARD and each payment date thereafter, funds in such reserve are instead required to be applied to pay the outstanding principal balance of the U-Haul SAC Portfolio 21 Mortgage Loan until paid in full, and then to pay Excess Interest until Excess Interest is paid in full.

“Cash Sweep Period” means a period:

(i)	commencing upon the occurrence of an event of default under the U-Haul SAC Portfolio 21 Mortgage Loan, and ending upon the acceptance by the lender of a cure of such event of default;

(ii)	commencing upon the debt service coverage ratio of the U-Haul SAC Portfolio 21 Mortgage Loan (calculated based on the trailing 12 month period immediately preceding the date of determination) falling below 1.15x for two consecutive calendar quarters (a “DSCR Event”) and ending upon the achievement of a debt service coverage ratio of at least 1.15x (calculated on the same basis) for four consecutive calendar quarters;

(iii)	commencing upon failure of the borrower to provide to the lender timely evidence of payment of real estate taxes or provide timely evidence that the U-Haul SAC Portfolio 21 Properties are insured, and ending upon borrower providing evidence of payment of real estate taxes or evidence that the U-Haul SAC Portfolio 21 Properties are insured, as applicable;

(iv)	commencing upon the date on which the property manager becomes insolvent or a debtor in any bankruptcy action and ending upon the date the borrower has entered into a replacement property management agreement with a qualified manager; or

(v)	commencing upon the date that is 60 days prior to the ARD, if the U-Haul SAC Portfolio 21 Mortgage Loan has not been repaid in full (an “ARD Trigger Event”).

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Properties. The borrower has the right to obtain the release of each of the individual U-Haul SAC Portfolio 21 Properties from the lien of the U-Haul SAC Portfolio 21 Mortgage Loan upon defeasance of an amount equal to 125% of the allocated loan amount for such individual property and satisfaction of the following conditions, among others: (i) after giving effect to the release, the debt service coverage ratio (based on the trailing 12 month period immediately preceding such release) of the remaining U-Haul SAC Portfolio 21 Properties is not less than the greater of (x) 1.96x and (y) the debt service coverage ratio of the U-Haul SAC Portfolio 21 Properties as of the last day of the calendar month preceding the date of release, (ii) after giving effect to the release, the debt yield (based on the trailing 12 month period immediately preceding such release) of the remaining U-Haul SAC Portfolio 21 Properties is not less than the greater of (x) 10.6% and (y) the debt yield of the U-Haul SAC Portfolio 21 Properties as of the last day of the calendar month preceding the date of release and (iii) satisfaction of certain REMIC related conditions.

The borrower is permitted to acquire additional properties subject to the limitations and circumstances discussed in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases; Property Addition” in the prospectus.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the U-Haul SAC Portfolio 21 Properties, together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015, or subsequent statute, reauthorization or extension thereof (“TRIPRA”), is in effect, the lender is required to accept terrorism insurance which covers against “certified acts” as defined by TRIPRA, but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Office – Medical	Loan #6	Cut-off Date Balance:	$37,000,000
2600 Redondo Avenue	2600 Redondo	Cut-off Date LTV:	62.8%
Long Beach, CA 90806		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	9.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #6	Cut-off Date Balance:	$37,000,000
2600 Redondo Avenue	2600 Redondo	Cut-off Date LTV:	62.8%
Long Beach, CA 90806		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	9.5%

SAN GABRIEL MTS.
Burbank
Glendale
Pasadena
Rancho Cucamonga
LOS ANGELES
Pomona
Ontario
Chino
Santa Monica
Fullerton
Torrance
ANAHEIM
Corona
Garden Grove
Orange
LONG BEACH
SANTA ANA
Huntington Beach
IRVINE
Pacific Ocean
Bellflower
Los Angeles 16 miles
Norwalk
Cerritos College
Artesia Fwy
Artesia Blvd
Bellflower Plaza
Tally Ho Plaza
Artesia
Plaza 183
Allington St
Los Cerritos Center
Lakewood Marketplace
South St
Lakewood Regional Medical Ctr.
Lakewood
Cerritos
Lakewood Center
Del Amo Blvd
Virginia Country Club
San Antonio Drive
Atlantic Ave
Cherry Ave
Paramount Blvd
Lakewood Country Club
Lakewood Blvd
Long Beach College
Bellflower Blvd
Woodruff Ave
Carwood Shopping Center
Pioneer Blvd
Carson St
Long Beach Town Square
Regency Business Park
Douglas Business Park
Veteran's Memorial Stadium
Heartwell Golf Course
Long Beach Town Center
San Gabriel River Fwy
METRORAIL
Los Angeles Intl. Airport 18 miles
Sunrise
Long Beach Airport
LOS ANGELES COUNTY
Carson Park
Wardlow
E. Wardlow Rd
Boeing
Gulfstream Aerospace Corporation
Wardlow Rd
El Dorado Park
San Diego Fwy
Skylinks at Long Beach
BLUE LINE
Long Beach Memorial Medical Ctr.
Spring St
2600 Redondo
2600 Redondo Avenue
Long Beach, CA 90806
Kilroy Airport Center
LB Airport Business Park
Lakewood Plaza
Los Altos Gateway
Studebaker Rd
El Dorado Park West
Long Beach Fwy
Wrigley Marketplace
Willow
E. Willow St
Towne Center East
Willow Palms Business Park
Los Angeles River
El Dorado Park Golf Course
Daisy Ave
Signal Hill
Los Coyotes Diagonal
Los Altos MarketCenter
Palo Plaza
Circle Center West
Pacific Coast Hwy
PCH
E. Atherton St
Walter Pyramid
LONG BEACH
W. Anaheim St
Anaheim
E. Anaheim St
Cal. State University - Long Beach
Bixby Hill
Rossmoor
St. Mary Medical Ctr.
Recreation Park Golf Course
Long Beach VA Medical Center
Downtown
City Place Shopping Center
Orange Plaza
E. 7th St
Redondo Ave
E. 4th St
5th St
Pine Square
E. Broadway
Santa Ana 16 miles
Ocean Blvd
Long Beach Museum of Art
Belmont Heights
Leisure World
The Aquarium of the Pacific
Long Beach Convention and Entertainment Ctr.
Junipero Beach
2nd St
Shoreline Village
San Gabriel River
Long Beach City Beach
Naples
2nd & PCH
Marketplace Long Beach
ORANGE COUNTY
Queen Mary Museum
Alamitos Bay
PORT OF LONG BEACH
Long Beach Harbor
Seal Beach
Seal Beach Blvd
Seal Beach National Wildlife Refuge

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 6 – 2600 Redondo

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Long Beach, CA 90806
Original Balance:	$37,000,000			General Property Type:	Office
Cut-off Date Balance:	$37,000,000			Detailed Property Type:	Medical
% of Initial Pool Balance:	4.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/NAP
Borrower Sponsor:	David Y. Lee			Size:	150,814 SF
Guarantors:	David Y. Lee			Cut-off Date Balance per SF:	$245
Mortgage Rate:	3.8700%			Maturity Date Balance per SF:	$245
Note Date:	6/7/2021			Property Manager:	Jamison Services, Inc. (borrower
First Payment Date:	8/6/2021				related)
Maturity Date:	7/6/2026			Underwriting and Financial Information(2)
Original Term to Maturity:	60 months			UW NOI:	$3,501,533
Original Amortization Term:	0 months			UW NOI Debt Yield:	9.5%
IO Period:	60 months			UW NOI Debt Yield at Maturity:	9.5%
Seasoning:	0 months			UW NCF DSCR:	2.29x
Prepayment Provisions:	L(24),D(31),O(5)			Most Recent NOI:	$3,070,471 (12/31/2020)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$2,908,726 (12/31/2019)
Additional Debt Type:	NAP			3rd Most Recent NOI:	$2,759,629 (12/31/2018)
Additional Debt Balance:	NAP			Most Recent Occupancy:	97.9% (6/1/2021)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent Occupancy:	98.8% (12/31/2020)
Reserves(1)				3rd Most Recent Occupancy:	98.8% (12/31/2019)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$58,900,000 (2/19/2021)
RE Tax:	$275,241	$39,320	N/A	Appraised Value per SF:	$391
Insurance:	$16,441	$2,055	N/A	Cut-off Date LTV Ratio:	62.8%
Recurring Replacements:	$0	$2,514	N/A	Maturity Date LTV Ratio:	62.8%
TI/LC:	$0	$37,704	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$37,000,000	100.0%	Loan Payoff:	$25,897,651	70.0%
			Return of Equity:	$10,464,658	28.3%
			Closing Costs:	$346,010	0.9%
			Reserves:	$291,682	0.8%
Total Sources:	$37,000,000	100.0%	Total Uses:	$37,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the 2600 Redondo Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 2600 Redondo Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The sixth largest mortgage loan (the “2600 Redondo Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $37,000,000. The 2600 Redondo Mortgage Loan is secured by a first priority fee mortgage encumbering a 150,814 SF, six story, medical office property located in Long Beach, California (the “2600 Redondo Property”). Proceeds of the 2600 Redondo Mortgage Loan were used to pay off approximately $25.9 million of debt, pay closing costs and reserves and return approximately $10.5 million of equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrowing entity for the 2600 Redondo Mortgage Loan is 2600 Redondo, LP, a special purpose entity with one independent director. The borrower’s legal counsel delivered a non-consolidation opinion in connection with the origination of the 2600 Redondo Mortgage Loan. The borrower sponsor and non-recourse carve-out guarantor is David Y. Lee of Jamison Properties. Jamison Properties is a privately held, full-service real estate operating company with experience in the investment, management, and development of commercial real estate assets. Jamison Properties manages a real estate portfolio of approximately 18 million SF across Southern California, consisting of commercial and medical office, retail, multifamily, and mixed-use properties.

The Property. The 2600 Redondo Property is a six-story, multi-tenant medical office located at the northeast corner of Redondo Avenue and East Willow Street, in the city of Long Beach, Los Angeles County, California. The 2600 Redondo Property was built in 1987, contains 150,814 SF of net rentable area (NRA) and is situated on 5.71-acres. As of June 1, 2021, the 2600 Redondo Property is 97.9% occupied by four tenants. Approximately 66.8% of the NRA is leased by and 68.3% of underwritten base revenue is contributed by two investment grade tenants. The largest tenant, LA County DMH, occupies all of the third and sixth floors (50,814 SF). The second largest tenant, OptumCare Management LLC, occupies the entirety of the first and second floors (50,000 SF) which are improved to accommodate multiple medical specialties, including an urgent care facility and a fully equipped surgical center. The

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #6	Cut-off Date Balance:	$37,000,000
2600 Redondo Avenue	2600 Redondo	Cut-off Date LTV:	62.8%
Long Beach, CA 90806		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	9.5%

third largest tenant, CNS Network, occupies the entirety of the fifth floor and the majority of the fourth floor (41,022 SF). Onsite parking is provided by a surface parking lot containing 537 spaces, at a ratio of 3.56 spaces per 1,000 SF of building area. The 2600 Redondo Property has maintained 90% occupancy or better since the fourth quarter of 2014.

Major Tenants.

LA County DMH (50,814 SF, 33.7% of NRA, 33.7% of underwritten rent). The LA County DMH (the “LACDMH”) (rated Aa1/SP-1+ by Moody’s/S&P) directly operates more than 85 programs, with providers including non-governmental agencies and individual practitioners who provide a spectrum of mental health services to people of all ages. The LACDMH is the largest county-operated mental health department in the United States and serves more than 250,000 Los Angeles County residents every year. The LACDMH’s funding is provided by the Los Angeles County (rated A2/AA- by Moody’s). LACDMH occupies all of the third and sixth floors. LACDMH has the right to terminate the lease at any time after the early termination notice date of May 31, 2024 by giving the landlord not less than 180 days’ prior written notice along with a termination fee equal to the cost of the unamortized tenant improvement allowance.

OptumCare Management LLC (50,000 SF, 33.2% of NRA, 34.6% of underwritten rent). OptumCare Management LLC (“OptumCare”), is a subsidiary of UnitedHealth Group (rated A / A3 / A+ by Fitch/Moody’s/S&P, NYSE: UNH). OptumCare, established in 1992, is a health care group serving South California, with more than 1,450 neighborhood clinics and 53,000 doctors. OptumCare purchased HealthCare Partners in June of 2019 and took over HealthCare Partners’ urgent care operations at the 2600 Redondo Property. HealthCare Partners, now OptumCare, has been in occupancy since July 2010 when it began a 10-year lease for 50,000 SF of space located throughout the first and second floors of the building. OptumCare subleases 1,834 SF at $31.24 PSF (3.7% of OptumCare’s total SF) to tenant United Imaging, with whom OptumCare works in conjunction to provide imaging services for patients. OptumCare has extended the lease term for an additional five years commencing in July 2020. OptumCare has two, five-year renewal options remaining and no termination options.

CNS Network (41,022 SF, 27.2% of NRA, 28.5% of underwritten rent). CNS Network (“CNS”) is the largest clinical research provider in Southern California, operating three outpatient clinics located in Garden Gove, Long Beach, and Torrance. CNS’s operations at the 2600 Redondo Property offer a dedicated Phase I Unit (of a new drug) and an accredited Psychiatric Health Facility (PHF) centrally located in the greater Los Angeles area. CNS has been in occupancy since October 2010 when it commenced a lease for 25,000 SF on the fifth floor of the building. CNS expanded into an additional 9,774 SF on the fourth floor in October 2017 and simultaneously extended its lease term for an additional ten years. CNS is occupying an additional 6,248 SF of space on the fourth floor on a month-to-month basis since October 2017. The borrower sponsor is in negotiations with CNS to execute a new 10-year lease on all of its space at the 2600 Redondo Property.

The following table presents certain information relating to the leases at the 2600 Redondo Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Options (Y/N)
LA County DMH	NR / Aa1 / SP-1+	50,814	33.7%	$1,432,511	33.7%	$28.19	11/14/2026	Y(3)
OptumCare Management LLC	A / A3 / A+	50,000	33.2%	$1,469,501	34.6%	$29.39	6/30/2025	N
CNS Network(4)	NR / NR / NR	41,022	27.2%	$1,209,202	28.5%	$29.48	9/30/2027	N
Allergy, Asthma, Respiratory Care Medical Center	NR / NR / NR	5,033	3.3%	$135,952	3.2%	$27.01	4/9/2023	N
Subtotal/Wtd. Avg.		146,869	97.4%	$4,247,166	100.0%	$28.92

Building Storage		763	0.5%	$0	0.0%	$0
Vacant Space		3,182	2.1%	$0	0.0%	$0
Total/Wtd. Avg.		150,814	100.0%	$4,247,166	100.0%	$28.92

(1)	Based on the underwritten rent roll dated June 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	LACDMH has the right to terminate the lease at any time after the early termination notice date of May 31, 2024 by giving the landlord notice not less than 180 days’ prior written notice.

(4)	CNS Network began occupying an additional 6,248 SF of space on the fourth floor in October 2017, and now operates this space on a month-to-month basis. The Tenant SF and Annual UW Rent for CNS Network includes 6,248 SF of space which is leased on a month to month basis as of the June 1, 2021 rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #6	Cut-off Date Balance:	$37,000,000
2600 Redondo Avenue	2600 Redondo	Cut-off Date LTV:	62.8%
Long Beach, CA 90806		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	9.5%

The following table presents certain information relating to the lease rollover schedule at the 2600 Redondo Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	6,248	$29.66	4.1%	4.1%	$185,341	4.4%	4.4%
2021	0	0	$0.00	0.0%	4.1%	$0	0.0%	4.4%
2022	0	0	$0.00	0.0%	4.1%	$0	0.0%	4.4%
2023	1	5,033	$27.01	3.3%	7.5%	$135,952	3.2%	7.6%
2024	0	0	$0.00	0.0%	7.5%	$0	0.0%	7.6%
2025	2	50,000	$29.39	33.2%	40.6%	$1,469,501	34.6%	42.2%
2026	2	50,814	$28.19	33.7%	74.3%	$1,432,511	33.7%	75.9%
2027	2	34,774	$29.44	23.1%	97.4%	$1,023,862	24.1%	100.0%
2028	0	0	$0.00	0.0%	97.4%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	97.4%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	97.4%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	97.4%	$0	0.0%	100.0%
2032 & Beyond	0	763	$0.00	0.5%	97.9%	$0	0.0%	100.0%
Vacant	2	3,182	$0.00	2.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(2)(3)	10	150,814	$28.77	100.0%		$4,247,166	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2021. Rent includes base rent and average straight-line rent increases occurring through October 2021.

(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

(3)	Total square footage is inclusive of 763 SF attributable to building storage space.

COVID-19 Update. The first payment date for the 2600 Redondo Mortgage Loan is August 6, 2021, and as of June 15, 2021, the 2600 Redondo Mortgage Loan is not subject to any modification or forbearance requests. The borrower sponsor reported that no tenants at the 2600 Redondo Property have requested or received rent relief and all tenants paid their April and May 2021 rent in full.

The Market. The 2600 Redondo Property is located within the city of Long Beach, in the greater Los Angeles market. The city of Long Beach encompasses a land area approximating 50 square miles and is situated in the southern portion of Los Angeles County, approximately 15 miles south of the Los Angeles Civic Center. The 2600 Redondo Property is located between Lakewood and Downtown Long Beach with visibility from I-405, adjacent to Long Beach Airport, within one mile of a retail corridor that features Ralphs, Vons, CVS, In-N-Out, LA Fitness, Ross Dress for Less and others. Two miles north of the 2600 Redondo Property is the Long Beach Exchange which features 265,000 SF of stores and shops.

According to the appraisal, the estimated 2020 population within a one-, three-, and five-mile radius of the 2600 Redondo Property was 9,514, 288,071, and 607,935, respectively. According to the appraisal, the estimated 2020 average household income within a one-, three-, and five-mile radius of the 2600 Redondo Property was $123,116, $92,383, and $96,061, respectively.

According to a third-party report, the 2600 Redondo Property is part of the Greater Los Angeles Medical Office market which has an average vacancy rate of 10.5% and rental rates of $42.96 PSF as of the fourth quarter of 2020. The appraisal identified seven comparable office rentals located within the immediate surrounding area. The base rents range from $25.20 to $35.40 PSF on a full service and modified gross basis, with lease terms ranging from two to eight years. The appraisal concluded to a market rent of $30.00 PSF (modified gross) and $27.00 PSF (net) for the office and more specialized medical office, respectively. The average in place rent at the 2600 Redondo Property of $27.54 per SF is 5.1% below the appraisal’s concluded market rents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #6	Cut-off Date Balance:	$37,000,000
2600 Redondo Avenue	2600 Redondo	Cut-off Date LTV:	62.8%
Long Beach, CA 90806		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	9.5%

The following table presents certain information relating to comparable office leases with respect to the 2600 Redondo Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Lease Comm. Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Kilroy Airport Way Long Beach, CA	2000	0.7 miles	197,300	Scan Health Plan	7,532	Jan-19	$34.20	6.8	Full Service
Kilroy Airport Center Long Beach, CA	1989	0.7 miles	165,278	Michael Baker International	1,561	Jun-19	$35.40	2.8	Full Service
Long Beach Airport Business Park – Building H Long Beach, CA	1989	1.5 miles	166,726	Marron Lawyers JMJ Financial Group PMA Consultants	4,982 2,132 2,289	Oct-19 Aug-19 Jun-19	$29.40 $30.00 $29.40	5.4 3.2 5.9	Full Service
Douglas Park Long Beach, CA	2009	2.5 miles	35,007	General Steamship Agencies	2,659	Jan-19	$28.20	5.0	Modified Gross
Hartley Medical Building Long Beach, CA	1978	2.7 miles	34,115	Magella Medical Group	6,646	Jul-18	$33.00	5.0	Full Service
Freeway Business Center Long Beach, CA	1982	4.6 miles	490,055	CA Department of Industrial Relations Fluor Enterprises	37,294 42,942	Jul-19 Jul-19	$33.24 $27.60	8.0 3.0	Full Service Modified Gross
St. Mary Elm Professional Building Long Beach, CA	1984	4.1 miles	51,259	Dignity Health APLA Health & Wellness	711 1,389	May-19 Nov-18	$26.40 $25.20	2.0 3.3	Full Service

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the 2600 Redondo Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	UW	UW PSF
Base Rent(2)	$3,256,840	$3,606,801	$3,690,481	$3,624,087	$4,247,166	$28.16
Reimbursements	$772,487	$676,512	$651,591	$757,796	$720,078	$4.77
Other Income	$980	$300	$300	$6,017	$6,017	$0.04
Gross Up of Vacant SF	$0	$0	$0	$0	$95,460	$0.63
Free Rent	$0	$0	($10,576)	$0	$0	$0.00
Vacancy	$0	$0	$0	$0	($253,135)	($1.68)
Effective Gross Income	$4,030,307	$4,283,613	$4,331,796	$4,387,900	$4,815,586	$31.93

Real Estate Taxes	$432,064	$456,543	$453,715	$467,975	$471,841	$3.13
Insurance	$17,832	$20,316	$16,357	$17,568	$24,661	$0.16
Other Operating Expenses	$983,966	$1,047,125	$952,998	$831,887	$817,551	$5.42
Total Expenses	$1,433,862	$1,523,984	$1,423,070	$1,317,430	$1,314,054	$8.71

Net Operating Income	$2,596,445	$2,759,629	$2,908,726	$3,070,471	$3,501,533	$23.22
Capital Expenditures	$0	$0	$0	$0	$30,163	$0.20
TI/LC	$0	$0	$0	$0	$150,814	$1.00
Net Cash Flow	$2,596,445	$2,759,629	$2,908,726	$3,070,471	$3,320,556	$22.02

Occupancy %(3)	95.8%	95.8%	98.8%	98.8%	95.0%
NOI DSCR (IO)	1.79x	1.90x	2.00x	2.11x	2.41x
NCF DSCR (IO)	1.79x	1.90x	2.00x	2.11x	2.29x
NOI Debt Yield	7.0%	7.5%	7.9%	8.3%	9.5%
NCF Debt Yield	7.0%	7.5%	7.9%	8.3%	9.0%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated into the UW.

(2)	UW Base Rent includes $88,475 of rent steps through July 2021. The difference between UW Base Rent and 2020 Base Rent is primarily due to increase in rent under the OptumCare extension lease which commenced July 1, 2020.

(3)	Occupancy % shown is as of December 31 of each respective year. UW Occupancy % assumes a minimum 5.0% economic vacancy. In place occupancy is 97.9% as of June 1, 2021.

Escrows and Reserves.

Real Estate Taxes - The 2600 Redondo Mortgage Loan documents provide for an upfront reserve of approximately $275,241 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $39,320).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #6	Cut-off Date Balance:	$37,000,000
2600 Redondo Avenue	2600 Redondo	Cut-off Date LTV:	62.8%
Long Beach, CA 90806		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	9.5%

Insurance - The 2600 Redondo Mortgage Loan documents provide for an upfront reserve of approximately $16,441 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next 12 months (initially approximately $2,055).

Replacements Reserve – The 2600 Redondo Mortgage Loan documents provide for ongoing monthly deposits of approximately $2,514 into a reserve for replacements.

TI/LC Reserve - The 2600 Redondo Mortgage Loan documents provide for ongoing monthly deposits of approximately $37,704 into a reserve for future tenant improvements and leasing commissions.

Lockbox and Cash Management. The 2600 Redondo Mortgage Loan is structured with a hard lockbox with springing cash management upon a Trigger Period (as defined below). At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. If no Trigger Period exists, all funds in the lockbox account are required to be disbursed to the borrower. During a Trigger Period, all funds in the lockbox account are required to be deposited on a daily basis into a lender-controlled cash management account.  So long as no event of default is continuing under the 2600 Redondo Mortgage Loan documents, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on the 2600 Redondo Mortgage Loan, (iii) to make deposits into the recurring replacements reserve, (iv) to fund the rollover reserve,  (v) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (vi) to pay any remainder (a) during a Trigger Period continuing due to a Lease Sweep Period, into the Lease Sweep Account, to be held and disbursed for approved leasing expenses or (b) provided no Lease Sweep Period is continuing, into the cash collateral account to be held by the lender as additional security for the 2600 Redondo Mortgage Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) the commencement of a Lease Sweep Period (as defined below); and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Service Period has ended pursuant to the terms of the 2600 Redondo Mortgage Loan documents or (C) with respect to a Trigger Period continuing due to clause (iii), such Lease Sweep Period has ended pursuant to the terms of the 2600 Redondo Mortgage Loan documents (and no other Lease Sweep Period is then continuing).

A “Low Debt Service Period” will commence if, as of the last day of any calendar quarter during the term, the debt service coverage ratio is less than 1.25x (which will occur if the underwritten net cash flow is below approximately $1,814,734) and will end if the 2600 Redondo Property has achieved a debt service coverage ratio of at least 1.30x (which will occur if the underwritten net cash flow is approximately $1,887,324 or higher for two consecutive calendar quarters, as determined by the lender).

A “Lease Sweep Period” (i) will commence on the first monthly payment date following the occurrence of any of the following:

(a)	the date that any tenant under a Lease Sweep Lease (as defined below) shall discontinue its business (i.e., “goes dark”) at its space at the 2600 Redondo Property (but in at least a majority of such space) or give notice that it intends to discontinue its business at its space at the 2600 Redondo Property (but in at least a majority of such space);

(b)	upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or

(c)	the occurrence of an insolvency proceeding related to a tenant under a Lease Sweep Lease;

and (ii) will end upon the occurrence of any of the following:

(A)	in the case of clause (i)(a), above, the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account to cover all anticipated approved leasing expenses, free rent periods, shortfalls as a result of any down time and/or rent abatement periods set forth in all such qualified leases;

(B)	in the case of clause (i)(a) above, the date on which the subject tenant under the Lease Sweep Lease exercises its renewal or extension option with respect to all of its space, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension;

(C)	in the case of clause (i)(b) above, the date on which the subject default has been cured and no other default under the applicable Lease Sweep Lease has occurred for a period of six consecutive months following such cure;

(D)	in the case of clause (i)(c) above, the insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner acceptable to the lender; and

(E)	in the case of any of clauses (i)(a), (i)(b) or (i)(c) above, the date on which (I) the funds on deposit in the lease sweep account (including any Lease Sweep Lease termination payments, for the applicable Lease Sweep Lease) are equal to or greater than the amount equal to the total rentable SF of the applicable Lease Sweep Lease multiplied by $20.00 (the “Lease Sweep Deposit Amount”) or (II) the borrower has delivered to the lender a cash deposit or letter of credit into the lease sweep account, in either case in an amount sufficient to cause the funds on deposit in the lease sweep account (including any Lease Sweep Lease termination payments) to be equal to the Lease Sweep Deposit Amount for the applicable Lease Sweep Lease.

Notwithstanding anything to the contrary in the foregoing, a Lease Sweep Period will not commence if as of the date of occurrence of any of the events described in clauses (i)(a), (i)(b) or (i)(c) above, the funds on deposit in the lease sweep account for the applicable Lease Sweep Lease equal or exceed the Lease Sweep Deposit Amount.

A “Lease Sweep Lease” means the leases with (i) the LACDMH, (ii) CNS, (iii) OptumCare, or (iv) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and including the space demised under the exercise of any expansion right and any preferential right to lease additional space contained in such lease, covers at least 34,000 or more rentable SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Medical	Loan #6	Cut-off Date Balance:	$37,000,000
2600 Redondo Avenue	2600 Redondo	Cut-off Date LTV:	62.8%
Long Beach, CA 90806		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	9.5%

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 2600 Redondo Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$36,300,000
4055 Valley View Lane	Granite Tower	Cut-off Date LTV:	66.9%
Farmers Branch, TX 75244		UW NCF DSCR:	2.48x
		UW NOI Debt Yield:	10.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$36,300,000
4055 Valley View Lane	Granite Tower	Cut-off Date LTV:	66.9%
Farmers Branch, TX 75244		UW NCF DSCR:	2.48x
		UW NOI Debt Yield:	10.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$36,300,000
4055 Valley View Lane	Granite Tower	Cut-off Date LTV:	66.9%
Farmers Branch, TX 75244		UW NCF DSCR:	2.48x
		UW NOI Debt Yield:	10.4%

Granite Tower
4055 Valley View Lane
Farmers Branch, TX 75244
Carrollton
Addison
Farmers Branch
DALLAS
Far North Dallas
North Dallas
Park Place
Preston Hollow
Northwest Dallas
DALLAS COUNTY
Pres. G. Bush Tpke
Trinity Mills Rd
Mills Pointe Shopping Center
Cavanaugh Flight Museum
Addison Airport
Mary Kay Museum
Keller Springs Rd
Campbell Rd
Campbell Green Park
Preston Trail Golf Club
Bent Tree Country Club
Dallas North Tollway
Prestonwood Country Club
Arapaho Rd
Addison Circle
Millennium Tower
The Colonnade
Spectrum Center
Prestonwood Town Center
Prestonwood Place
Village on the Parkway
Pepper Square
Belt Line Rd
Aberdeen
Fretz Park
Jimmy Porter Park
Maridoe Golf Club
Beltline Business Center
Carrollton Park Village
Addison Town Center
Alfred J. Loos Stadium and Sports Complex
Brookhaven Country Club
International Plaza
Bert Fields Park
Centura Tower
Galleria North
Midway Office Park
Alpha Rd
Dallas Towers
Galleria Dallas
Dallas Midtown (Under Construction)
Northwood Country Club
Occidental Tower
Brookhaven College
LBJ Frwy
Valwood Pkwy
Valley View Ln
Firehouse Theatre
Farmers Branch Shopping Ctr.
Lincoln Centre
Dallas Medical Center
Postell Stadium
Brightwood College
Dallas Christian College
Forestwood Shopping Ctr.
Forest Ln
Preston Forest Village
Webb Chapel Village
Park Forest Shopping Ctr.
Northaven Rd
DFW Intl. Airport 11 miles
Royal Ln
Downtown Dallas 8 miles
James Business Park
UPS Distribution Center
Walnut Hill Ln
Walnut Hill West
Nimr Business Park
Lombardy Ln
Willowbrook Business Park
Village at Bachman Lake
Village of Preston Village
Stereo Live Dallas
Gas Monkey Live!
Bachman Lake
Dallas Love Field
Lemmon Ave
Webb Chapel Ext
Harry Hines Blvd
GREEN LINE
DART
Josey Ln
Kelly Blvd
Marsh Ln
Midway Rd
Webb Chapel Rd
Noel Rd
Montfort Dr
Preston Rd
Hillcrest Rd
Lewisville
Plano
Allen
Carrollton
Flower Mound
Coppell
Richardson
Garland
Rowlett
Irving
Grand Prairie
Mesquite
DALLAS
Duncanville
DeSoto
Lancaster
Cedar Hill

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 7 – Granite Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Farmers Branch, TX 75244
Original Balance:	$36,300,000			General Property Type:	Office
Cut-off Date Balance:	$36,300,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1999/2019
Borrower Sponsor:	Larson Capital Management, LLC			Size:	241,071 SF
Guarantor:	Paul D. Larson			Cut-off Date Balance Per SF:	$151
Mortgage Rate:	3.7200%			Maturity Date Balance Per SF:	$151
Note Date:	6/9/2021			Property Manager:	Holt Lunsford Commercial, Inc.
First Payment Date:	8/1/2021
Maturity Date:	7/1/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$3,778,802
IO Period:	120 months			UW NOI Debt Yield:	10.4%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	10.4%
Prepayment Provisions:	L(24),D(91),O(5)			UW NCF DSCR:	2.48x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$2,339,338 (3/31/2021 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$1,592,960 (12/31/2020)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$468,651 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	89.9% (4/20/2021)
Reserves(1)				2nd Most Recent Occupancy:	90.4% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	75.6% (12/31/2019)
RE Tax:	$477,505	$68,215	N/A	Appraised Value (as of):	$54,300,000 (4/13/2021)
Insurance:	$0	Springing	N/A	Appraised Value Per SF:	$225
Replacement Reserve	$500,000	$4,018	N/A	Cut-off Date LTV Ratio:	66.9%
TI/LC Reserve	$0	$20,098	$1,000,000	Maturity Date LTV Ratio:	66.9%
Outstanding TI/LC Reserve Funds:	$600,655	$0	N/A
Free Rent Reserve:	$35,420	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$36,300,000	63.6%	Purchase Price	$54,300,000	95.1%
Borrower Equity	$20,804,769	36.4%	Reserves:	$1,613,580	2.8%
			Closing Costs:	$1,191,189	2.1%
Total Sources:	$57,104,769	100.0%	Total Uses:	$57,104,769	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The novel coronavirus pandemic is an evolving situation and could impact the Granite Tower Mortgage Loan more severely than assumed in the underwriting of the Granite Tower Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The seventh largest mortgage loan (the “Granite Tower Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $36,300,000. The Granite Tower Mortgage Loan is secured by a first priority fee mortgage encumbering a 241,071 SF suburban office property located in Farmers Branch, Texas (the “Granite Tower Property”). Proceeds of the Granite Tower Mortgage Loan, along with approximately $20.8 million of borrower equity, were used to acquire the Granite Tower Property for $54.3 million, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are Granite Tower Investors, LLC, Granite Tower Investors II, LLC, Lagos GT Investors, LLC and MCAM Commercial Investors, LLC, each a Delaware limited liability company and single purpose entity with one independent director, as tenants-in-common. The non-recourse carveout guarantor is Paul D. Larson, who controls all four tenants-in-common borrowers and the borrower sponsor is Larson Capital Management, LLC. Paul D. Larson is the founder and president of Larson Capital Management, LLC and Larson Financial Group. Larson Capital Management, LLC is a real estate private equity firm founded in 2012, which is currently on its sixth fund. Larson Financial Group is a nationwide wealth management company that specializes in working with physicians and assists with tax planning, asset protection, retirement planning, college planning, investment management and real estate purchases.

The Property. The Granite Tower Property is a Class B, 10-story office property totaling 241,071 SF, located in Farmers Branch, Texas. The Granite Tower Property was built in 1999 on a 5.6 acre site and underwent approximately $2.4 million in capital expenditures between 2015 and 2019. Capital expenditures included renovations to the fitness center, tenant lounge, building entrance, building lobby, landscape upgrades, garage work and the replacement of the cooling tower. The Granite Tower Property offers 945 on-site surface and garage parking spaces, resulting in a parking ratio of 3.9 spaces per 1,000 square feet of net rentable area. The Granite Tower Property is 89.9% leased as of April 20, 2021 to five office tenants. The largest

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$36,300,000
4055 Valley View Lane	Granite Tower	Cut-off Date LTV:	66.9%
Farmers Branch, TX 75244		UW NCF DSCR:	2.48x
		UW NOI Debt Yield:	10.4%

tenant at the Granite Tower Property is Signify Health, LLC (“Signify Health”), comprising 62.9% of the net rentable area. No other tenant at the Granite Tower Property occupies more than 18.8% of the net rentable area.

Major Tenants.

Signify Health (151,650 SF, 62.9% of NRA, 67.3% of underwritten rent). Signify Health is a healthcare technology solutions company that partners with health plans, healthcare providers and other medical companies to deliver care and essential services to more than one million health plan members annually. Founded in 2017, Signify Health employs approximately 2,200 employees. Signify Health has been a tenant at the Granite Tower Property since July 20, 2011 and has a lease expiration of November 30, 2029. Signify Health has two, five-year extension options, upon notice of at least nine months and not more than 12 months prior to the expiration of the current term.

One Network Enterprises, Inc. (45,274 SF, 18.8% of NRA, 21.8% of underwritten rent). One Network Enterprises, Inc. (“One Network Enterprises”), founded in 2002, is a provider of supply chain management software that helps companies manage ordering, shipment, inventory tracking and forecasting. One Network Enterprises is headquartered at the Granite Tower Property and has been a tenant since November 1, 2006 and has a lease expiration of June 30, 2027. One Network Enterprises has two, five-year extension options, upon notice of at least nine months and not more than 12 months prior to the expiration of the current term. One Network Enterprises has the one-time right to terminate its lease as to all or a portion of its space effective as of January 31, 2026 with notice provided no later than 15 months prior to such date. Additionally, both the landlord and One Network Enterprises have the right to unilaterally terminate the 45 unreserved parking spaces that One Network Enterprises leases from the landlord on a month-to-month basis by providing the other party with 30 days’ advance written notice.

The following table presents a summary regarding the major tenants at the Granite Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF(3)	App. % of Total Annual UW Rent	Term. Option	Renewal Options	Lease Expiration
Signify Health	NR/NR/B	151,650	62.9%	$2,729,700	$18.00	67.3%	N	2 x 5 Yrs	11/30/2029
One Network Enterprises(4)	NR/NR/NR	45,274	18.8%	$882,843	$19.50	21.8%	Y	2 x 5 Yrs	6/30/2027
Zimperium	NR/NR/NR	12,939	5.4%	$364,637	$28.18	9.0%	N	1 x 5 Yrs	12/31/2021
Level 3 Communications Inc.	BB+/B2/BB	2,583	1.1%	$51,660	$20.00	1.3%	N	1 x 5 Yrs	9/30/2025
Edward Jones(5)	NR/NR/NR	1,226	0.5%	$24,827	$20.25	0.6%	Y	None	10/31/2023
Subtotal/Wtd. Avg.		213,672	88.6%	$4,053,667	$18.97	100.0%

Amenity Space		3,111	1.3%	$0	$0.00	0.0%
Vacant Space		24,288	10.1%	$0	$0.00	0.0%
Total/Wtd. Avg.		241,071	100.0%	$4,053,667	$18.97	100.0%

(1)	Information is based on the underwritten rent roll as of April 20, 2021.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and amenity space.
(4)	One Network Enterprises has the one-time right to terminate its lease as to all or a portion of its space effective as of January 31, 2026 with notice provided no later than 15 months prior to such date. Both the landlord and One Network Enterprises have the right to unilaterally terminate the 45 unreserved parking spaces that One Network Enterprises leases from the landlord on a month-to-month basis by providing the other party with 30 days’ advance written notice.
(5)	The landlord and Edward Jones each have the right to terminate the lease at any time upon at least 120 days’ advance written notice and such termination will be effective on the 120th day after such notice is given.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$36,300,000
4055 Valley View Lane	Granite Tower	Cut-off Date LTV:	66.9%
Farmers Branch, TX 75244		UW NCF DSCR:	2.48x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover at the Granite Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	1	12,939	$28.18	5.4%	5.4%	$364,637	9.0%	9.0%
2022	0	0	$0.00	0.0%	5.4%	$0.00	0.0%	9.0%
2023	1	1,226	$20.25	0.5%	5.9%	$24,827	0.6%	9.6%
2024	0	0	$0.00	0.0%	5.9%	$0.00	0.0%	9.6%
2025	1	2,583	$20.00	1.1%	6.9%	$51,660	1.3%	10.9%
2026	0	0	$0.00	0.0%	6.9%	$0.00	0.0%	10.9%
2027	1	45,274	$19.50	18.8%	25.7%	$882,843	21.8%	32.7%
2028	0	0	$0.00	0.0%	25.7%	$0.00	0.0%	32.7%
2029	1	151,650	$18.00	62.9%	88.6%	$2,729,700	67.3%	100.0%
2030	0	0	$0.00	0.0%	88.6%	$0.00	0.0%	100.0%
2031	0	0	$0.00	0.0%	88.6%	$0.00	0.0%	100.0%
2032 & Beyond(4)	0	3,111	$0.00	1.3%	89.9%	$0.00	0.0%	100.0%
Vacant	0	24,288	$0.00	10.1%	100.0%	$0.00	0.0%	100.0%
Total/Wtd. Avg.	5	241,071	$18.97	100.0%		$4,053,667	100.0%

(1)	Information is based on the underwritten rent roll as of April 20, 2021.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant and amenity space.
(4)	2032 & Beyond Annual UW Rent PSF Rolling includes 3,111 SF attributable to the building management office and building engineer office with no attributable base rents.

COVID-19 Update. The first debt service payment for the Granite Tower Mortgage Loan is due in August 2021. As of June 17, 2021 the Granite Tower Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of June 17, 2021, the borrowers have reported that the Granite Tower Property is open and operating, with 100.0% of tenants by occupied net rentable area and 100.0% of tenants by underwritten base rent having paid their full May 2021 rent payments. No tenants have requested rent relief.

The Market. The Granite Tower Property is located in Farmers Branch, Texas within the Dallas/Fort Worth office market and the West LBJ Freeway office submarket. Major employers in the area include HP Enterprise Services, LLC., JP Morgan Chase & Company, Bank of America Home Loans, Toyota, JCPenney Corporate and Liberty Mutual Insurance. Primary access to the Granite Tower Property is provided by Valley View Lane and Alpha Link. According to the appraisal, as of the first quarter of 2021, the Dallas/Fort Worth market had approximately 220.6 million SF of office space inventory, overall vacancy in the market was approximately 19.2% and asking rent was $31.15 PSF. According to the appraisal, as of the first quarter of 2021, the West LBJ Freeway submarket had approximately 5.1 million SF of office space inventory, overall vacancy in the submarket was approximately 22.4% and average asking rent was $18.47 PSF. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Granite Tower Property was 13,172, 132,293 and 341,047, respectively, and the 2020 median household income within the same one-, three- and five-mile radius was $72,435, $69,065 and $67,646, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Granite Tower Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Downtime between Leases
Office	$18.75	5	NNN	6 months

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$36,300,000
4055 Valley View Lane	Granite Tower	Cut-off Date LTV:	66.9%
Farmers Branch, TX 75244		UW NCF DSCR:	2.48x
		UW NOI Debt Yield:	10.4%

The following table presents comparable office leases with respect to the Granite Tower Property:

Comparable Office Lease Summary
Property/Location	Tenant Name	Total SF	Term (Years)	Size (SF)	Lease Date	Rent PSF	Lease Type
Granite Office Tower(1) 4055 Valley View Lane Farmers Branch, TX	Signify Health	241,071	10	151,650(1)	Jan. 2019(1) May 2019 Aug. 2019 Oct. 2019	$18.00(1)	NNN
The Crossings II 5501 LBJ Freeway Dallas, TX	Confidential	296,587	6	3,867	Jan. 2021	$20.00	MG
Wellington Centre 14643 North Dallas Parkway Addison, TX	Confidential	210,465	5	5,232	Aug. 2020	$24.00	NNN
Providence Towers 5001 Spring Valley Road Dallas, TX	Confidential	524,143	8	11,090	Jul. 2020	$27.00	NNN
3030 LBJ Freeway Dallas, TX	Confidential	369,052	3	4,028	Mar. 2020	$21.00	MG
Quorum Place 14901 Quorum Drive Dallas, TX	AFS Technologies, Inc.	181,737	2	4,347	Feb. 2019	$17.50	MG

Source: Appraisal.

(1)	Information is based on the underwritten rent roll as of April 20, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Granite Tower Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	3/31/2021 TTM	UW	UW per Unit
Gross Potential Rent(2)(3)	$5,210,824	$5,167,414	$2,733,211	$2,052,234	$2,678,978	$4,503,744	$18.68
Total Recoveries	$750,811	$827,472	$583,619	$2,256,738	$2,391,582	$2,621,166	$10.87
Other Income	$83,775	$78,170	$43,852	$32,465	$30,517	$107,638	$0.45
Vacancy & Credit Loss	$0	$0	$0	$0	$0	($450,077)	($1.87)
Effective Gross Income	$6,045,411	$6,073,056	$3,360,682	$4,341,437	$5,101,077	$6,782,471	$28.13

Real Estate Taxes	$761,490	$798,830	$771,817	$798,757	$783,427	$794,733	$3.30
Insurance	$28,326	$31,456	$80,835	$141,064	$154,888	$159,108	$0.66
Other Expenses	$1,858,325	$2,014,025	$2,039,379	$1,808,657	$1,823,425	$2,049,828	$8.50
Total Expenses	$2,648,141	$2,844,311	$2,892,031	$2,748,478	$2,761,739	$3,003,669	$12.46

Net Operating Income(3)	$3,397,270	$3,228,745	$468,651	$1,592,960	$2,339,338	$3,778,802	$15.68
Capital Expenditures	$0	$0	$0	$0	$0	$48,214	$0.20
TI/LC	$0	$0	$0	$0	$0	$335,089	$1.39
Net Cash Flow	$3,397,270	$3,228,745	$468,651	$1,592,960	$2,339,338	$3,395,499	$14.09

Occupancy %(4)(5)	98.2%	95.4%	75.6%	90.4%	89.9%	93.4%
NOI DSCR	2.48x	2.36x	0.34x	1.16x	1.71x	2.76x
NCF DSCR	2.48x	2.36x	0.34x	1.16x	1.71x	2.48x
NOI Debt Yield	9.4%	8.9%	1.3%	4.4%	6.4%	10.4%
NCF Debt Yield	9.4%	8.9%	1.3%	4.4%	6.4%	9.4%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.
(2)	The decrease in Gross Potential Rent from 2018 to 2020 was driven in part by (i) a drop in occupancy at the Granite Tower Property and (ii) free rent in connection with the extension and expansion of Signify Health and One Network Enterprises.
(3)	The increase in Gross Potential Rent and Net Operating Income between 3/31/2021 TTM and UW was mainly due to the renewal of two leases signed between the end of 2020 and the beginning of 2021 totaling approximately $76,487 of rent, parking rent abatement expiration and contractual rent steps.
(4)	2017, 2018 and 2019 Occupancy % are average occupancies and UW Occupancy % is the economic occupancy.
(5)	3/31/2021 TTM Occupancy % is as of April 20, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #7	Cut-off Date Balance:	$36,300,000
4055 Valley View Lane	Granite Tower	Cut-off Date LTV:	66.9%
Farmers Branch, TX 75244		UW NCF DSCR:	2.48x
		UW NOI Debt Yield:	10.4%

Escrows and Reserves.

Real Estate Taxes – The Granite Tower Mortgage Loan documents provide for an upfront reserve of $477,505 for real estate taxes, and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Granite Tower Property (initially, $68,215).

Insurance – The Granite Tower Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default exists, (ii) the liability and casualty policies for the Granite Tower Property are part of a blanket insurance policy reasonably approved by the lender and (iii) the borrowers are required to provide the lender evidence of renewal of the policies, and paid receipts for the payment of insurance premiums at least 10 days prior to the expiration dates of the policies.

Replacement Reserve –The Granite Tower Mortgage Loan documents provide for an upfront reserve of $500,000 for approved capital expenditures, and ongoing monthly deposits of approximately $4,018 into such reserve.

TI/LC Reserve – The Granite Tower Mortgage Loan documents provide for ongoing monthly deposits of approximately $20,098 into a reserve for future tenant improvements and leasing commissions; provided that such monthly deposits will not be required at any time that the amount on deposit in such reserve equals or exceeds $1,000,000.

Outstanding TI/LC Reserve - The Granite Tower Mortgage Loan documents provide for an upfront reserve of approximately $600,655 for tenant improvements and leasing commissions payable under the existing lease for One Network Enterprises.

Free Rent Reserve - The Granite Tower Mortgage Loan documents provide for an upfront reserve of $35,420 for free rent under the existing lease for Signify Health.

Lockbox and Cash Management. The Granite Tower Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct all tenants of the Granite Tower Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the borrowers or property manager into the lockbox account within one business day of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account will be disbursed to the borrowers. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrowers are required to cooperate with the cash management bank to establish, a cash management account controlled by the lender. During the continuance of a Cash Sweep Event Period, funds in the lockbox account are required to be swept to the cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Granite Tower Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve and the future TI/LC reserve, if any as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Granite Tower Mortgage Loan during the continuance of such Cash Sweep Event Period.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Granite Tower Mortgage Loan documents, and ending upon the cure, if applicable, of such event of default;
(ii)	commencing upon the debt service coverage ratio on the Granite Tower Mortgage Loan falling below 1.20x at the end of any calendar quarter, and ending on the date such debt service coverage ratio equals or exceeds 1.20x for two consecutive calendar quarters;
(iii)	commencing upon the “going dark” by a Major Tenant (as defined below), a bankruptcy or insolvency proceeding under the Bankruptcy Code is filed by or against a Major Tenant or the vacancy of a Major Tenant and ending upon (x) the applicable lease is either affirmed by the applicable bankruptcy court, the applicable Major Tenant is open for business and in occupancy of all of its space, or (y) the subject space is re-leased in full to a new tenant on terms approved by the lender in its sole discretion, and the borrowers deliver to the lender a tenant estoppel certificate evidencing that such new tenant is in occupancy, open for business and paying full, unabated rent (a “Re-tenanting Cure”); or
(iv)	commencing upon, for any Major Tenant the date which is the earlier to occur of (i) the date Major Tenant gives notice to vacate and (ii) nine months prior to One Network Enterprise’s and/or 12 months prior to Signify Health’s lease expiration date(s) and ending upon (x) the applicable Major Tenant has renewed or extended its lease on terms and conditions approved by the lender or (y) a Re-tenanting Cure occurs.

“Major Tenant” means (i) Signify Health and (ii) One Network Enterprise.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Granite Tower Property together with 18 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Act of 2002, as amended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$33,000,000
Various	Lenox & Parkville Multifamily Portfolio	Cut-off Date LTV:	64.7%
Brooklyn, NY		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$33,000,000
Various	Lenox & Parkville Multifamily Portfolio	Cut-off Date LTV:	64.7%
Brooklyn, NY		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.6%

Lenox & Parkville Multifamily Portfolio
1 261 Lenox Road Brooklyn, NY
2 141 Lenox Road Brooklyn, NY
3 250 Parkville Avenue Brooklyn, NY
MANHATTAN
JERSEY CITY
Hudson River
East River
Williamsburg
Brooklyn Heights
Downtown Brooklyn
Cobble Hill
Red Hook
Park Slope
Prospect Park
Upper New York Bay
Governors Island
Ellis Island
Gowanus Bay
Sunset Park
BROOKLYN
Flatbush
Borough Park
Bay Ridge
Flatlands
Canarsie
East New York
JFK Intl. Airport 5 miles
Jamaica Bay
Sheepshead Bay
Bensonhurst
Bath Beach
Gravesend Bay
Gravesend
Fort Hamilton
VERRAZZANO-NARROWS BRIDGE
Floyd Bennett Field
Gerritsen Beach
Brooklyn Marine Park
Marine Park Golf Course
Brighton Beach
Manhattan Beach
Coney Island
Seagate
Atlantic Ocean
Rockaway Point
Breezy Point
Fort Tilden
Jacob Riis Park
MARINE PARKWAY BRIDGE
Belt Parkway
SUNY Downstate Medical Ctr.
Kings County Hospital
Brooklyn College
Barclays Center
Prospect Park Zoo
Brooklyn Botanic Gardens
GREENWOOD CEMETERY
NEW YORK CITY
QUEENS
STATEN ISLAND
NEWARK
BRONX
PATERSON
YONKERS

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 8 – Lenox & Parkville Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Brooklyn, NY
Original Balance:	$33,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$33,000,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/2020
Borrower Sponsors:	Moshe Greenzweig, Aaron Jungreis,			Size:	251 Units
	Eliezer Gottlieb			Cut-off Date Balance Per Unit:	$131,474
Guarantors:	Moshe Greenzweig, Aaron Jungreis,			Maturity Date Balance Per Unit:	$131,474
	Eliezer Gottlieb			Property Manager:	Cedar Bridge Management Corp
Mortgage Rate:	3.8200%				(borrower affiliated)
Note Date:	6/18/2021
First Payment Date:	8/6/2021
Maturity Date:	7/6/2031
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(2)
IO Period:	120 months			UW NOI:	$2,511,003
Seasoning:	0 months			UW NOI Debt Yield:	7.6%
Prepayment Provisions:	L(24),D(90),O(6)			UW NOI Debt Yield at Maturity:	7.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.93x
Additional Debt Type:	NAP			Most Recent NOI(3):	NAP
Additional Debt Balance:	NAP			2nd Most Recent NOI(3):	NAP
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	NAP
Reserves(1)				Most Recent Occupancy:	98.0% (6/10/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	NAP
RE Tax:	$132,401	$66,200	N/A	3rd Most Recent Occupancy(3):	NAP
Insurance:	$69,481	$7,720	N/A	Appraised Value (as of):	$51,000,000 (3/2/2021)
Recurring Replacements:	$150,000	$4,183	N/A	Appraised Value per Unit:	$203,187
Deferred Maintenance:	$6,250	$0	N/A	Cut-off Date LTV Ratio:	64.7%
Violations Removal Reserve:	$135,743	$0	N/A	Maturity Date LTV Ratio:	64.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$23,903,078	72.4%
			Return of Equity:	$7,350,711	22.3%
			Closing Costs:	$1,252,338	3.8%
			Reserves:	$493,874	1.5%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The novel coronavirus pandemic is an evolving situation and could impact the Lenox & Parkville Multifamily Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Lenox & Parkville Multifamily Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.
(3)	Historical cashflows and occupancy information are not available as the borrower sponsors purchased the Lenox & Parkville Multifamily Portfolio Properties (as defined below) between June and August of 2020.

The Mortgage Loan. The eighth largest mortgage loan (the “Lenox & Parkville Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $33,000,000. The Lenox & Parkville Multifamily Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering three, mid-rise apartment buildings located in Brooklyn, New York (the “Lenox & Parkville Multifamily Portfolio Properties”). Proceeds of the Lenox & Parkville Multifamily Portfolio Mortgage Loan were used to refinance existing debt of $23.9 million, fund reserves, pay closing costs and return approximately $7.4 million of equity to the borrower sponsor.

The Borrowers and the Borrower Sponsors. The borrowers are 141 Lenox Road LLC, 261 Lenox Road LLC, and 250 Parkville Avenue LLC, each a single purpose New York limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Lenox & Parkville Multifamily Portfolio Mortgage Loan. The non-recourse carveout guarantors are Moshe Greenzweig, Aaron Jungreis, and Eliezer Gottlieb. Based in Brooklyn, Moshe Greenzweig is the managing partner of Cedarbridge Management, a New York based owner/operator established in 2008 with a total portfolio of 80 multifamily properties and mixed-use properties throughout the NY/NJ metro area. Cedarbridge Management will oversee the operation and property management of the Lenox & Parkville Multifamily Portfolio Properties. Aaron Jungreis currently serves as founder and chief executive officer of Rosewood Realty Group, a Manhattan based investment sales advisory firm. In addition to his

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$33,000,000
Various	Lenox & Parkville Multifamily Portfolio	Cut-off Date LTV:	64.7%
Brooklyn, NY		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.6%

role as CEO of Rosewood Realty, Aaron Jungreis has also been an active multifamily investor/developer since 1993 with a current portfolio of units located throughout New York and New Jersey. Eliezer Gottlieb is the founder and chief executive officer of Gottlieb Family Partners, a New York based family office that actively invests in various commercial real estate and multifamily apartment rentals nationwide.

The Properties. The Lenox & Parkville Multifamily Portfolio Properties consist of three, six-story apartment buildings located in the Flatbush and Kensington neighborhoods of Brooklyn, New York. The Lenox & Parkville Multifamily Portfolio Properties are located less than half a mile from the R or B subway lines and benefit from their locations proximate to Prospect Park, a 585-acre park. Amenities at each of the Lenox & Parkville Multifamily Portfolio Properties are comprised of laundry facilities, elevators, and on-site superintendents. The Lenox & Parkville Multifamily Portfolio Properties were constructed between 1954 and 1963 and contain a total of 251 units and 95 subterranean parking spaces across the Lenox & Parkville Multifamily Portfolio Properties. The Lenox & Parkville Multifamily Portfolio consist of 251 rent stabilized units governed by the Division of Housing and Community Renewal (“DHCR”) which is responsible for the administration of New York State’s rent regulations. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the prospectus. As of June 10, 2021, the Lenox & Parkville Multifamily Portfolio Properties were 98.0% occupied.

The borrower sponsors acquired the Lenox & Parkville Multifamily Portfolio Properties in a distressed sale in June and August of 2020 for $30.9 million. At the time of the acquisitions, the average occupancy of the Lenox & Parkville Multifamily Portfolio Properties declined to approximately 85.5% and the seller was reportedly under financial distress exacerbated by the pandemic. Furthermore, there were a number of open violations which required additional capital to cure. Post-acquisition, the borrower sponsors completed approximately $240,000 in interior upgrades to 46 units ($5,200 per unit) and approximately $530,000 in exterior renovations, including upgrades to the facade/common areas, replacing elevators, security/intercom upgrades, door/window upgrades, laundry facility upgrades, and curing items of deferred maintenance/violations. Funds in the amount of $124,805 were deposited into the violations removal reserve at loan closing which represent 125% of the estimated costs to cure all remaining open violations. The borrowers are required to cure any remaining open violations within 90 days after the origination of the Lenox & Parkville Multifamily Portfolio Mortgage Loan (subject to extension in certain circumstances). The failure to remove all of the outstanding violations is a recourse event to the guarantors. See “Escrows and Reserves” below for more information. As a result of the lease-up, the borrower sponsors increased total scheduled rental income by approximately 21% since acquisition to $4.16 million.

The following table presents detailed information with respect to the Lenox & Parkville Multifamily Portfolio Properties:

Property Name Address	Units	% of Total Units	Year Built / Renovated	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI
261 Lenox Road 261 Lenox Road Brooklyn, NY	121	48.2%	1956 / 2020	98.3%	$16,694,118	50.6%	$25,800,000	$1,259,551
141 Lenox Road 141 Lenox Road Brooklyn, NY	67	26.7%	1954 / 2020	98.5%	$8,347,059	25.3%	$12,900,000	$642,746
250 Parkville Avenue 250 Parkville Avenue Brooklyn, NY	63	25.1%	1963 / 2020	96.8%	$7,958,824	24.1%	$12,300,000	$608,706
Total/Wtd. Avg.	251	100.0%		98.0%	$33,000,000	100.0%	$51,000,000	$2,511,003

261 Lenox Road (121 Units; 48.2% of Total Units; 45.8% of underwritten base rent). The 261 Lenox Road property is a six-story, multifamily building comprised of 121 apartment units situated on a 0.86-acre parcel. The unit mix consists of 11 studios, 60 one-bedroom and 50 two-bedroom units. As of June 10, 2021, seven units have been renovated. The borrower sponsors have invested $197,905 on capital expenditures since acquisition, including overall upgrades to the building, boiler, laundry, elevator, roof, and plumbing. Kitchens include laminate countertops, hardwood and tile floors, wood cabinets, and either stainless steel or white appliances. Bathroom finishes include a porcelain sink in laminated vanity, medicine cabinet with mirror, porcelain commode, and a fiberglass tub and shower combination. The building is equipped with a parking garage containing 61 parking spaces and two elevators that provide access to all floors. Additional amenities include an on-site superintendent and a trash compactor. As of June 10, 2021, the 261 Lenox Road property is 98.3% occupied.

The following table presents certain information relating to the unit mix at the 261 Lenox Road property:

Unit Mix / Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent per SF
Studio	11	11	100.0%	600	$1,381	$2.30
One-Bedroom	60	59	98.3%	750	$1,346	$1.79
Two-Bedroom	50	49	98.0%	850	$1,496	$1.76
Total/Wtd. Avg.	121	119	98.3%	778	$1,411	$1.83

Source: Based on the underwritten rent roll dated June 10, 2021.

141 Lenox Road (67 Units; 26.7% of Total Units; 29.9% of underwritten base rent). The 141 Lenox Road property is a six-story, multifamily building comprised of 67 apartment units situated on a 0.46-acre parcel. The unit mix consists of 47 one-bedroom and 20 two-bedroom units. As of June 10, 2021, 11 units have been renovated. The borrower sponsor has invested $87,334 on capital expenditures since acquisition, including overall upgrades to the building boiler, commons areas, doors/windows, landscaping, plumbing, and appliances. Typical kitchen finishes include laminate countertops, hardwood and tile floors, wood cabinets, and either stainless steel or white appliances. Bathroom finishes include a porcelain sink in laminate vanity, medicine cabinet with mirror, porcelain commode, and a fiberglass tub and shower connection. The building is equipped with a parking garage containing 19 parking spaces and one elevator that provides access to all floors. Additional amenities include an on-site superintendent and trash compactor. As of June 10, 2021, the 141 Lenox Road property was 98.5% occupied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$33,000,000
Various	Lenox & Parkville Multifamily Portfolio	Cut-off Date LTV:	64.7%
Brooklyn, NY		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.6%

The following table presents certain information relating to the unit mix at the 141 Lenox Road property:

Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent per SF
One-Bedroom	47	46	97.9%	875	$1,355	$1.55
Two-Bedroom	20	20	100.0%	1,000	$1,537	$1.54
Total/Wtd. Avg.	67	66	98.5%	912	$1,410	$1.55

Source: Based on the underwritten rent roll dated June 10, 2021.

250 Parkville Avenue (63 Units; 25.1% of Total Units; 24.3% of underwritten base rent). The 250 Parkville Avenue property is a six-story, multifamily building comprised of 63 apartment units situated on a 0.37-acre parcel. The unit mix consists of 29 one-bedroom and 34 two-bedroom units. As of June 10, 2021, 28 units have been renovated. The sponsors have invested $347,208 on capital expenditures since acquisition, including overall upgrades to the building, boiler, laundry, elevator, common areas, security and plumbing. Kitchens include laminate counter tops, hardwood and tile floors, wood cabinets, and either stainless steel or white appliances. Bathroom finishes include a porcelain sink in laminated vanity, medicine cabinet with mirror, porcelain commode, and a fiberglass tub and shower combination. The building is equipped with a parking garage containing 15 parking spaces and one elevator that provides access to all floors. Additional amenities include an on-site superintendent and a trash compactor. As of June 10, 2021, the 250 Parkville Avenue property was 96.8% occupied.

The following table presents certain information relating to the unit mix at the 250 Parkville Avenue property:

Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent per SF
One-Bedroom	29	28	96.6%	750	$1,284	$1.71
Two-Bedroom	34	33	97.1%	850	$1,502	$1.77
Total/Wtd. Avg.	63	61	96.8%	804	$1,402	$1.74

Source: Based on the borrower underwritten rent roll dated June 10, 2021.

COVID-19 Update. The Lenox & Parkville Multifamily Portfolio Mortgage Loan was originated on June 18, 2021 and has a first payment date of August 6, 2021. As of June 21, 2021, the Lenox & Parkville Multifamily Portfolio Mortgage Loan was not subject to any loan deferrals or forbearance. The borrower sponsors reported that March and April collections were 99.9% and 97.7%. May 2021 collections information is not yet available. The borrower sponsors also reported that total credit loss was $11,397 (0.26% of underwritten base rent) based on the trailing eight months annualized cash flows for the 261 and 141 Lenox Road properties and the trailing ten months annualized cash flows for the 250 Parkville Avenue property.

The Market. The Lenox & Parkville Multifamily Portfolio Properties are located in the Flatbush and Kensington neighborhoods of Brooklyn, New York. The Lenox & Parkville Multifamily Portfolio Properties benefit from access to the F, M, B,R,W, and Q subway lines. Car access is available into Manhattan through the Ocean Parkway Expressway and the Hugh L Carey Tunnel, in addition to broader highway access through the Prospect Expressway, Brooklyn Queens Expressway, and Belt Parkway. The primarily residential district includes primarily brownstone townhouses, Victorian stand-alone homes, and mid-rise apartment blocks. Flatbush/District 17 contains 30 public elementary and secondary schools and 17 private elementary and secondary schools. The area offers institutions of higher learning such as Brooklyn College and Health Science Center at Brooklyn (SUNY). The area also has recently attracted a community of young professionals, drawn by the area’s relatively low rents compared to more central residential neighborhoods such as Williamsburg.

The 261 and 141 Lenox Road properties are located within the Flatbush submarket and the 250 Parkville Avenue property is located within the Prospect Park submarket of Brooklyn. Per the appraisal report, as of the fourth quarter of 2021, the Prospect Park multifamily submarket includes an inventory of 53,984 units with a vacancy rate of 3.0%, and an average rental rate of $2,431 per unit per month. New multifamily development remains limited with only 2,354 units, or approximately 4.4% of existing inventory under construction as of the fourth quarter of 2020. As of the fourth quarter of 2021, the Flatbush multifamily submarket includes an inventory of 57,267 units with a vacancy rate of 2.7%, and an average rental rate of $1,904 per unit per month. New multifamily construction also remains contained in the submarket, with only 1,373 units, or approximately 2.4% of current inventory, under construction as of the fourth quarter of 2020.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Lenox & Parkville Multifamily Portfolio Properties:

261 Lenox Road - Market Rent Summary
Building	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
Studio	$1,381	$2.30	$1,500	$2.50
One-Bedroom	$1,346	$1.79	$1,850	$2.47
Two-Bedroom One-Bath	$1,481	$1.74	$2,000	$2.35
Two-Bedroom Two-Bath	$1,510	$1.78	$2,100	$2.47

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated June 10, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$33,000,000
Various	Lenox & Parkville Multifamily Portfolio	Cut-off Date LTV:	64.7%
Brooklyn, NY		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.6%

141 Lenox Road - Market Rent Summary
Building	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
One-Bedroom	$1,355	$1.55	$1,850	$2.11
Two-Bedroom	$1,537	$1.54	$2,000	$2.00

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated June 10, 2021.

250 Parkville Avenue - Market Rent Summary
Building	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
One-Bedroom	$1,284	$1.71	$1,700	$2.27
Two-Bedroom	$1,502	$1.77	$2,000	$2.35

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated June 10, 2021.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Lenox & Parkville Multifamily Portfolio Properties:

Cash Flow Analysis(1)(2)
	UW(3)	UW Per Unit
Base Rent	$4,343,744	$17,305.75
Other Income(3)	$257,364	$1,025.36
Vacancy, Concessions and Collection Loss	($296,020)	($1,179.36)
Effective Gross Income	$4,305,089	$17,151.75

Real Estate Taxes	$794,405	$3,164.96
Insurance	$92,641	$369.09
Other Expenses	$907,040	$3,613.70
Total Expenses	$1,794,086	$7,147.75

Net Operating Income	$2,511,003	$10,004.00
Capital Expenditures	$50,200	$200.00
Net Cash Flow	$2,460,803	$9,804.00

Occupancy %(4)	98.0%
NOI DSCR	1.96x
NCF DSCR	1.93x
NOI Debt Yield	7.6%
NCF Debt Yield	7.5%

(1)	Historical occupancy and net operating income are not available as the borrower sponsors purchased the Lenox & Parkville Multifamily Portfolio Properties between June and August of 2020.
(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the UW.
(3)	Other Income is comprised of parking revenue and laundry income.
(4)	UW Occupancy % represents physical occupancy as of June 10, 2021. UW economic occupancy is 93.2%.

Escrows and Reserves.

Real Estate Taxes - The Lenox & Parkville Multifamily Portfolio Mortgage Loan documents provide for an upfront reserve of $132,401 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $66,200).

Insurance - The Lenox & Parkville Multifamily Portfolio Mortgage Loan documents provide for an upfront reserve of $69,481 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next 12 months (initially $7,720).

Replacements Reserve – The Lenox & Parkville Multifamily Portfolio Mortgage Loan documents provide for an upfront replacement reserve of $150,000 and ongoing monthly deposits in an amount initially equal to 1/12 of the product obtained by multiplying $200 by the aggregate number of rentable units at the Lenox & Parkville Multifamily Portfolio Properties (initially $4,183) for replacements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Multifamily – Low Rise	Loan #8	Cut-off Date Balance:	$33,000,000
Various	Lenox & Parkville Multifamily Portfolio	Cut-off Date LTV:	64.7%
Brooklyn, NY Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	7.6%

Deferred Maintenance - The Lenox & Parkville Multifamily Portfolio Mortgage Loan documents provide for an upfront reserve of $6,250 for required maintenance relating to certain underground storage tanks at the 261 Lenox Road property.

Violations Removal Reserve – The Lenox & Parkville Multifamily Portfolio Mortgage Loan documents provide for an upfront violations removal reserve of $135,743, $10,938 of which represents 125% of required repairs as concluded by the property condition report. The remainder, $124,805, represents 125% of the estimated costs to cure all open violations at the Lenox Parkville Multifamily Portfolio Properties. Within 30 days after the origination of the Lenox & Parkville Multifamily Portfolio Mortgage Loan, the borrowers are required to retain the services of an expeditor to facilitate the removal of the open violations and within 90 days, the borrowers are required to remedy the violations; provided that, if despite its continuous and diligent efforts borrower is unable to remedy the violations and remove same of record within such 90 day period after the origination of the Lenox & Parkville Multifamily Portfolio Mortgage Loan, then, if (i) the borrowers provide evidence reasonably acceptable to the lender demonstrating such diligent and continuous efforts to remedy the violations and remove same of record and (ii) in the event that the lender determines that the remaining funds in the violations removal subaccount are not sufficient to remedy the remaining violations, the borrowers replenish the violations removal subaccount, the lender may extend the deadline for removal of the violations for an additional period not to exceed 90 days.

Lockbox and Cash Management. The Lenox & Parkville Multifamily Portfolio Mortgage Loan is structured with a springing lockbox with springing cash management upon a Cash Management Period (as defined below). Upon the occurrence of a Cash Management Period, the borrower is required to, or is required to cause the manager to, deposit all rents into the lockbox account. During a Cash Management Period, all funds in the lockbox account are required to be deposited on a daily basis into a lender-controlled cash management account. So long as no event of default is continuing under the Lenox & Parkville Multifamily Portfolio Mortgage Loan documents, funds in the cash management account are required to be applied, among other things, (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on the Lenox & Parkville Multifamily Portfolio Mortgage Loan, (iii) to make deposits into the recurring replacements reserve, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to make payments in an amount equal to all available cash on such payment date, otherwise, into the cash collateral subaccount to be held as additional collateral during the continuance of such Cash Management Period.

A “Cash Management Period” means a period which will commence upon the occurrence of any of the following, (i) an event of default, (ii) commencing July 6, 2022, if, as of the last day of any calendar quarter during the loan term (“Calculation Date”), the debt yield is less than 6.50% and/or (iii) commencing July 6, 2030; and will end upon (A) with respect to the matters described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (ii) above, the lender has determined that the Lenox & Parkville Multifamily Portfolio Properties have achieved a debt yield of at least 6.75% for two consecutive Calculation Dates.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. On any payment date after the date that is two years from the closing date of the MSC 2021-L6 securitization, the Lenox & Parkville Multifamily Portfolio Mortgage Loan documents permit the borrowers to obtain the release of any property comprising the Lenox & Parkville Multifamily Portfolio Properties from the lien of the mortgage encumbering such property, or, if requested by the borrowers, sever the mortgage to create a separate lien with respect to the applicable property and assign the severed mortgage to the borrowers’ designee in accordance with the Lenox & Parkville Multifamily Portfolio Mortgage Loan documents, upon a bona fide third-party sale of such property, subject to among other things the following: (i) both immediately before such sale and immediately thereafter, no event of default will be continuing, other than an event of default that will be cured as a result of the defeasance and release of the applicable property; (ii) if the sale of a property occurs prior to February 6, 2031, the borrowers will defease an amount of principal equal to the Release Amount (as defined below) for the property (subject to satisfaction of REMIC requirements); (iii) if the sale of the property occurs from and after February 6, 2031, the borrowers will prepay an amount of principal equal to the Release Amount for the applicable property; (iv) after giving effect to such release and defeasance or prepayment, the debt yield for all of the remaining properties will be no less than the greater of (A) the debt yield immediately preceding such release and (B) 7.35%; and (v) after giving effect to such release and defeasance or prepayment, the loan to value ratio for all of the remaining properties will be no more than the lesser of (A) the loan to value ratio immediately preceding such sale and (B) 64.7%.

“Release Amount”: means with respect to any Lenox & Parkville Multifamily Portfolio property released pursuant to the Lenox & Parkville Multifamily Portfolio Mortgage Loan documents, the greater of (i) 100% of the net sales proceeds with respect to such Lenox & Parkville Multifamily Portfolio property and (ii) 125% of the allocated loan amount for such Lenox & Parkville Multifamily Portfolio property.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Lenox & Parkville Multifamily Portfolio Properties together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Retail – Anchored	Loan #9	Cut-off Date Balance:	$26,250,000
1910 Dempster Street	Evanston Plaza	Cut-off Date LTV:	70.8%
Evanston, IL 60202		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	10.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$26,250,000
1910 Dempster Street	Evanston Plaza	Cut-off Date LTV:	70.8%
Evanston, IL 60202		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	10.6%

Evanston Plaza
1910 Dempster Street
Evanston, IL 60202
Winnetka
Kenilworth
Wilmette
Glenview
Skokie
Evanston
Lincolnwood
CHICAGO
West Rogers Park
Rogers Park
Edgewater
Arcadia Terrace
Uptown
Albany Park
Jefferson Park
Buena Park
Lake Michigan
COOK COUNTY
DOWNTOWN EVANSTON
DOWNTOWN SKOKIE
Northwestern University
Kellogg School of Management
Loyola University of Chicago
Northeastern Illinois University
North Park University
Chicago O'Hare Intl. Airport 7 miles
Chicago Loop 7 miles
Edens Expwy
Lake Shore Dr
METRA UP-NORTH LINE
PURPLE LINE
YELLOW LINE
Sheridan Rd
Dempster St
Main St
Oakton St
Howard St
Touhy Ave
Devon Ave
Peterson Ave
Foster Ave
Lawrence Ave
Montrose Ave
Church St
Golf Rd
Central St
Lake Ave
WISCONSIN
ILLINOIS
INDIANA
CHICAGO
Evanston
Rockford
Elgin
Aurora
Naperville
Joliet
Kankakee

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 9 – Evanston Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Evanston, IL 60202
Original Balance:	$26,250,000			General Property Type:	Retail
Cut-off Date Balance:	$26,250,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1987/2015
Borrower Sponsor:	Bon Investments USA LLC			Size:	212,759 SF
Guarantor:	Bon Investments USA LLC			Cut-off Date Balance Per SF:	$123
Mortgage Rate:	3.9350%			Maturity Date Balance Per SF:	$104
Note Date:	4/30/2021			Property Manager:	A2Z Real Estate Inc. and BI
First Payment Date:	6/6/2021				Evanston LLC (borrower-related)
Maturity Date:	5/6/2031
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	2 months			Underwriting and Financial Information(2)
Prepayment Provisions:	L(26),D(89),O(5)			UW NOI:	$2,772,518
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	10.6%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	12.5%
Additional Debt Balance:	NAP			UW NCF DSCR:	2.45x (IO) 1.72x (P&I)
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$2,915,426 (3/31/2021 TTM)
				2nd Most Recent NOI:	$2,412,593 (12/31/2020)
				3rd Most Recent NOI:	$1,719,299 (12/31/2019)
Reserves(1)				Most Recent Occupancy:	97.7% (4/16/2021)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2020)
RE Tax:	$443,929	$88,786	N/A	3rd Most Recent Occupancy:	88.5% (12/31/2019)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$37,100,000 (4/5/2021)
Recurring Replacements:	$0	$3,546	$150,000	Appraised Value per SF:	$174
TI/LC:	$0	$13,297	$750,000	Cut-off Date LTV Ratio:	70.8%
Deferred Maintenance:	$6,875	$0	N/A	Maturity Date LTV Ratio:	59.6%
Gap Rent:	$17,113	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,250,000	71.0%	Purchase Price:	$36,180,000	97.9%
Borrower Equity:	$10,709,389	29.0%	Reserves:	$467,917	1.3%
			Closing Costs:	$311,472	0.8%
Total Sources:	$36,959,389	100.0%	Total Uses:	$36,959,389	100.0%

(1)	See “Escrows and Reserves” below.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Evanston Plaza Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Evanston Plaza Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The ninth largest mortgage loan (the “Evanston Plaza Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $26,250,000. The Evanston Plaza Mortgage Loan is secured by a first priority fee mortgage encumbering an anchored retail property located in Evanston, Illinois (the “Evanston Plaza Property”). Proceeds of the Evanston Plaza Mortgage Loan along with approximately $10.7 million of borrower equity were used to acquire the Evanston Plaza Property for $36.18 million, fund reserves of $467,917 and pay closing costs of $311,472.

The Borrower and the Borrower Sponsor. The borrower is BI Evanston LLC, a single purpose Delaware limited liability company. The non-recourse carveout guarantor is Bon Investments USA LLC (“Bon Investments”). Bon Investments is engaged in the acquisitions and asset management of commercial, residential and student housing real estate throughout the United States. Bon Investments has acquired over 4.0 million square feet of retail shopping centers through either single asset or portfolio purchases or through the acquisition of distressed debt and REO properties.

The Property. The Evanston Plaza Property is a grocery anchored retail center totaling 212,759 SF located at 1910 Dempster Street in Evanston, Illinois, consisting of three single-story buildings. The Evanston Plaza Property was constructed in 1987 and renovated in 2015. The Evanston Plaza Property is situated on a corner 16.34-acre site at the intersection of Dempster Street and Dodge Avenue, which have traffic counts of approximately 17,200 and 13,100 vehicles per day, respectively. The Evanston Plaza Property is located in close proximity to a number of elementary/high schools as well as

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$26,250,000
1910 Dempster Street	Evanston Plaza	Cut-off Date LTV:	70.8%
Evanston, IL 60202		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	10.6%

approximately 1.5 miles from Northwestern University (total enrollment of 21,591 students as of the 2018-2019 school year) which has stated that it intends to offer in-person learning in the fall of 2021. The Evanston Plaza Property includes 833 parking spaces resulting in a parking ratio of 3.92 spaces per 1,000 SF of net rentable area.

As of April 16, 2021, the Evanston Plaza Property is 97.7% occupied by 24 tenants. The Evanston Plaza Property is anchored by Valli Produce, a full-service grocery store (69,210 SF or 32.5% of NRA), and contains large in-line tenants (69,096 SF or 32.5% of NRA), medical tenants (30,899 or 14.5% of NRA) smaller in line tenants (26,579 SF or 12.5% of NRA), and a gym tenant (16,975 SF or 8.0% of NRA). Valli Produce reportedly invested approximately $10 million ($144 per SF) on its initial buildout in 2015 and approximately $500,000 to build a café and seating area recently. Excluding the largest tenant, no other tenant occupies more than 8.7% of the NRA or contributes more than 7.8% of underwritten rent. Since January 2020, nine tenants totaling 105,165 SF or 49.4% of NRA executed new or renewal leases at the Evanston Plaza Property.

Major Tenants.

Valli Produce (69,210 SF, 32.5% of NRA, 22.7% of underwritten rent). Valli Produce is a full-service grocery store, offering a café, bakery prepared foods, butcher, and beer and liquor selection. Founded in 1989, Valli Produce operates six locations throughout the Chicago MSA. Valli Produce benefits from its partnership with United Natural Foods Incorporated Distributed, which provides the tenant with the same product offerings as Whole Foods, resulting in a more diverse produce offering. Valli Produce posted sales of $566 per square foot (representing a 3.1% occupancy cost calculated by dividing 2020 sales by the gross rent) in 2020, a 22.5% increase from $462 per SF in sales in 2019. Valli Produce has been a tenant at the Evanston Plaza Property since 2015, and the tenant executed a new 10-year lease in April 2021, which includes eight, five-year renewal options. The lease does not provide for termination options.

Goodwill (18,440 SF, 8.7% of NRA, 7.8% of underwritten rent). Goodwill is an American nonprofit organization that provides job training, employment placement services, and other community-based programs. Goodwill is funded by a network of 3,300 retail thrift store locations in 12 countries, which operate as non-profits. Goodwill has been a tenant at the Evanston Plaza Property since November 2016 when Goodwill commenced a 10-year lease. Goodwill has three, five-year, renewal options available and no termination options.

Blink Fitness (16,975 SF, 8.0% of NRA, 7.2% of underwritten rent). Blink Fitness is a national health club chain founded in 2011 with approximately 140 locations operating throughout the United States, 90 of which are corporate owned. This location is not corporate owned, however, the lease is personally guaranteed by two guarantors. Blink Fitness has been a tenant since 2019, when it commenced a 10-year lease. The Blink Fitness lease includes a termination option effective in December 2025, with six months prior notice. Under the termination option, Blink Fitness can surrender possession of the premises to landlord subject to the payment of straight-line recapture of unrecovered costs relating to the tenant improvement allowance and the utility work reimbursement.

Dance Center Evanston (13,391 SF, 6.3% of NRA, 4.5% of underwritten rent). Dance Center Evanston offers various dance curriculums including ballet, modern, tap, jazz and hip-hop from the primary children’s level to pre-professional dance levels. Dance Center Evanston has been a tenant at the Evanston Plaza Property since 2004 and expanded to its current square footage in 2015. The Dance Center Evanston lease provides for two, five-year, renewal options available and no termination options.

Kids Empire (12,030 SF, 5.7% of NRA, 6.7% of underwritten rent). Kids Empire is a franchised indoor playground for children. The company is headquartered in Hollywood and has 25 locations throughout seven states. Indoor playground features include slides, maze gyms, soccer arena, ball pits, and go-kart rides.

The following table presents a summary regarding the major tenants at the Evanston Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF
						% of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Options
Valli Produce	NR/NR/NR	69,210	32.5%	$695,561	$10.05	22.7%	4/30/2031	8 x 5 year	N
Goodwill	NR/NR/NR	18,440	8.7%	$238,982	$12.96	7.8%	11/24/2026	3 x 5 year	N
Blink Fitness	NR/NR/NR	16,975	8.0%	$220,675	$13.00	7.2%	12/31/2029	2 x 5 year	Y(2)
Dance Center Evanston	NR/NR/NR	13,391	6.3%	$137,927	$10.30	4.5%	8/31/2022	2 x 5 year	N
Kids Empire	NR/NR/NR	12,030	5.7%	$204,510	$17.00	6.7%	11/30/2030	2 x 10 year	N
Subtotal/Wtd. Avg.		130,046	61.1%	$1,497,656	$11.52	48.9%

Other Tenants		77,721	36.5%	$1,562,665	$20.11	51.1%
Vacant Space		4,992	2.3%	$0	$0.00	0.0%
Total/Wtd. Avg.		212,759	100.0%	$3,060,321	$14.73	100.0%

(1)	Information is based on the underwritten rent roll as of April 16, 2021.

(2)	The Blink Fitness lease includes a termination option effective in December 2025, with six months prior notice. Under the termination option, Blink Fitness can surrender possession of the premises to landlord subject to the payment of straight-line recapture of unrecovered costs relating to the tenant improvement allowance and the utility work reimbursement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$26,250,000
1910 Dempster Street	Evanston Plaza	Cut-off Date LTV:	70.8%
Evanston, IL 60202		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the lease rollover at the Evanston Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	0	0.0%	0.0%
2022	2	16,238	$12.53	7.6%	7.6%	203,408	6.6%	6.6%
2023	2	6,557	$22.83	3.1%	10.7%	149,705	4.9%	11.5%
2024	4	8,187	$18.84	3.8%	14.6%	154,223	5.0%	16.6%
2025	0	0	$0.00	0.0%	14.6%	0	0.0%	16.6%
2026	5	36,784	$13.69	17.3%	31.9%	503,654	16.5%	33.0%
2027	3	12,048	$17.63	5.7%	37.5%	212,351	6.9%	40.0%
2028	1	9,023	$13.18	4.2%	41.8%	118,934	3.9%	43.9%
2029	3	33,127	$21.86	15.6%	57.3%	724,303	23.7%	67.5%
2030	2	13,494	$17.22	6.3%	63.7%	232,326	7.6%	75.1%
2031	2	72,309	$10.53	34.0%	97.7%	761,417	24.9%	100.0%
2032 & Thereafter	0	0	$0.00	0.0%	97.7%	0	0.0%	100.0%
Vacant	0	4,992	$0.00	2.3%	100.0%	0	0.0%	100.0%
Total/Wtd. Avg.(3)	24	212,759	$14.73	100.0%		$3,060,321	100.0%

(1)	Information is based on the underwritten rent roll as of April 16, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not taken into account in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space and includes rent steps of $34,022.

COVID-19 Update. The Evanston Plaza Mortgage Loan is current as of the June debt service payment and as of June 15, 2021 is not subject to any forbearance, modification or debt service relief requests. The borrower sponsor reported that ten tenants (totaling 23.1% of NRA / 24.3% of underwritten base rent) received rent relief and/or were granted deferral requests due to the pandemic. The rent relief arrangements generally consist of one to three months of base rent abatement or deferrals for the months between April and August 2020. In conjunction with the rent relief granted, the respective tenants agreed to approximately three months of additional lease term added to the respective leases or paying back the deferred rent payment in monthly installments. The borrower sponsors reported that all tenants paid their rent in April and May 2021.

The Market. The Evanston Plaza Property is located in the city of Evanston, approximately 15 miles north of downtown Chicago. The Evanston Plaza Property is situated in an area that is significantly built-up with commercial and industrial (along arterials) and residential (along secondary roadways). Primary access to the neighborhood is provided by McCormick Boulevard, Dodge Avenue and Chicago Avenue, traversing north-south, and Dempster Street, Main Street and Church Street, traversing east-west. Ridge Avenue and Sheridan Road connect to Lake Shore Drive, which is the primary thoroughfare linking the north side suburbs to downtown Chicago. The downtown district is located in the northeast portion of the neighborhood, which includes municipal uses as well as boutique and local retailers and office uses. Other notable uses include Evanston Township High School, The Robert Crown Center, Washington Elementary School and several municipal parks. According to the appraisal, the 2020 population within a one-, three-, and five- mile radius was 26,906, 239,756, and 489,323, respectively. According to the appraisal, the 2020 average household income within a one-, three-, and five- mile radius was $117,815, $109,473, and $108,034, respectively.

According to the appraisal, the Evanston Plaza Property is located in the Chicago retail market and the Near North retail submarket. As of the fourth quarter 2020, the Chicago retail market consisted of approximately 569.11 million SF of retail space with an overall market occupancy of 93.3% and average asking rents of approximately $18.70 PSF. The Near North retail submarket consisted of approximately 23.08 million SF of retail space with an overall market occupancy of 93.2% and average asking rents of approximately $22.38 PSF as of the fourth quarter of 2020. The Near North retail submarket had approximately 193,978 SF of retail inventory delivered in 2020 and had positive net absorption of 105,824 SF as of the fourth quarter of 2020. The appraisal concluded the market rent at the Evanston Plaza Property for grocery spaces to be $11.00 PSF, large inline spaces to be $12.50 PSF, fitness spaces to be $13.50 PSF, medical use spaces to be $30.00 PSF, and in-line spaces to range from $20.00 PSF to $22.50 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$26,250,000
1910 Dempster Street	Evanston Plaza	Cut-off Date LTV:	70.8%
Evanston, IL 60202		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	10.6%

The following table presents comparable retail leases with respect to the Evanston Plaza Property:

Comparable Lease Summary
Property	Occupancy	Distance from Subject	Property Size (SF)	Tenant	Lease Area (SF)	Comm. Date	Base Rent PSF	Lease Term (Yrs.)	Lease Type
Mallard Crossing Elk Grove Village, IL	94%	22.7 miles	80,740	ATI Physical Therapy	4,973	2021	$21.78	5	NNN
Pointe Plaza Niles, IL	75%	5.3 miles	193,011	Walgreens	13,905	2020	$25.17	5	NNN
Shops of Heatherfield Glenview, IL	97%	9.0 miles	89,253	Vitalant	2,509	2020	$31.50	5	NNN
North Mayfair Commons Chicago, IL	93%	8.5 miles	87,247	NorthShore Health	2,600	2019	$26.00	5	NNN
Riverfront Plaza Chicago, IL	99%	8.2 miles	243,168	Charter One Bank	2,800	2019	$30.00	5	NNN
Edens Plaza Wilmette, IL	92%	5.5 miles	183,179	Panda Express	1,800	2020	$47.25	5	NNN

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Evanston Plaza Property:

	Cash Flow Analysis(1)
	2019	2020	3/31/2021 TTM	UW(1)	UW Per SF
Base Rent(2)	$2,381,684	$2,434,920	$2,672,449	$3,026,299	$14.22
Total Recoveries	$1,261,900	$1,603,063	$1,630,875	$1,578,582	$7.42
Gross up of Vacant Space	$0	$0	$0	$144,692	$0.68
Rent Steps	$0	$0	$0	$34,022	$0.16
Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($239,180)	($1.12)
Effective Gross Income	$3,643,584	$4,037,983	$4,303,325	$4,544,415	$21.36

Real Estate Taxes	$1,171,063	$934,960	$632,370	$1,065,429	$5.01
Insurance	$47,620	$56,895	$65,549	$53,710	$0.25
Other Expenses	$705,602	$633,535	$689,980	$652,758	$3.07
Total Expenses	$1,924,285	$1,625,390	$1,387,898	$1,771,896	$8.33

Net Operating Income(2)	$1,719,299	$2,412,593	$2,915,426	$2,772,518	$13.03
Capital Expenditures	$0	$0	$0	$42,552	$0.20
TI/LC	$0	$0	$0	$159,569	$0.75
Net Cash Flow	$1,719,299	$2,412,593	$2,915,426	$2,570,397	$12.08

Occupancy%(3)	88.5%	97.0%	97.7%	95.0%
NOI DSCR (IO)	1.64x	2.30x	2.78x	2.65x
NCF DSCR (IO)	1.64x	2.30x	2.78x	2.45x
NOI Debt Yield	6.5%	9.2%	11.1%	10.6%
NCF Debt Yield	6.5%	9.2%	11.1%	9.8%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	The increase in NOI between 2019 and 2020 is primarily due to an increase in occupancy after the third largest tenant, Blink Fitness, executed its lease for 16,975 SF in December 2019.

(3)	Occupancy percentage shown is as of December 31 of each respective year. 3/31/2021 TTM Occupancy percentage is as of April 16, 2021. UW Occupancy represents underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The Evanston Plaza Mortgage Loan documents provide for an upfront reserve of approximately $443,929 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $88,786).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$26,250,000
1910 Dempster Street	Evanston Plaza	Cut-off Date LTV:	70.8%
Evanston, IL 60202		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	10.6%

Insurance – The Evanston Plaza Mortgage Loan documents provide for a springing monthly deposit of 1/12 of the estimated annual insurance premium payments which will be required upon the occurrence of (i) an event of default; (ii) an acceptable blanket insurance policy no longer being in place; or (iii) the borrower failing to provide the lender with evidence of renewal and payment of the insurance premiums by not later than ten business days prior to the expiration dates of the insurance policies.

Replacements Reserve – The Evanston Plaza Mortgage Loan documents provide for ongoing monthly deposits of approximately $3,546 into a reserve for replacements. The replacement reserve will be capped at $150,000.

TI/LC Reserve – The Evanston Plaza Mortgage Loan documents provide for ongoing monthly deposits of approximately $13,297 into a reserve for tenant improvements and leasing commissions. The TI/LC reserves will be capped at $750,000.

Deferred Maintenance – The Evanston Plaza Mortgage Loan documents provide for an upfront reserve of $6,875 for deferred maintenance.

Gap Rent – The Evanston Plaza Mortgage Loan documents provide for an upfront reserve of $17,113 for gap rent which is equal to five months of gap rent under the lease with the tenant PT Solutions.

Lockbox and Cash Management. The Evanston Plaza Mortgage Loan is structured with a hard lockbox with springing cash management upon a Cash Management Period (as defined below). At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. If no Cash Management Period exists, funds in the lockbox account are required to be disbursed to the borrower. During a Cash Management Period, all funds in the lockbox account are required to be deposited on a weekly basis into a lender-controlled cash management account. So long as no event of default is continuing under the Evanston Plaza Mortgage Loan documents, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on the Evanston Plaza Mortgage Loan, (iii) to make deposits into the recurring replacements reserve and the rollover reserve (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into either (A) a special rollover reserve subaccount during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), or (B) otherwise, the cash collateral subaccount to be held as additional collateral for the Evanston Plaza Mortgage Loan during the continuance of such Cash Management Period.

A “Cash Management Period” means a period which will commence upon the occurrence of any of the following, (i) an event of default, (ii) if, as of the last day of any calendar quarter during the loan term, the debt service coverage ratio is less than 1.25x or (iii) the commencement of a Lease Sweep Period; and ends (A) with respect to the matters described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (ii) above, the lender has determined that the Evanston Plaza Property has achieved a debt service coverage ratio of at least 1.30x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (i) the earlier of (a) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms); or (b) the date the tenant under the applicable Lease Sweep Lease actually gives such notice of its intention not to renew or extend; or (ii) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder; or (iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Lease Sweep Lease gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); or (iv) any tenant under a Lease Sweep Lease discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives written notice that it intends to do the same; or (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable tenant; or (vi) the occurrence of an insolvency proceeding involving a tenant under a Lease Sweep Lease. The borrower will have the right to avoid each Lease Sweep Period under subclause (i)(a) if, by not later than 10 days after each such date, the borrower deposits cash or a letter of credit into the special rollover reserve subaccount in an amount equal to $1,100,000 for each instance for which the borrower desires to avoid the occurrence of such Lease Sweep Period.

A “Lease Sweep Period” will end upon the earlier to occur of (y) the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Lease Sweep Period, or (z) the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject tenant under a Lease Sweep Lease exercises its renewal or extension option with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Lease Sweep Lease leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which at least 90% of the space demised under the subject Lease Sweep Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease(s) approved by the lender and all approved Lease Sweep Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the default of the subject tenant under a Lease Sweep Lease has been cured, and no other default of a tenant under a Lease Sweep Lease has occurred for a period of six consecutive months following such cure; or (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable insolvency proceeding involving a tenant under a Lease Sweep Lease has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

“Lease Sweep Lease” means the lease for Valli Produce and any other lease (leased by such tenant and/or its affiliates) which covers 40,000 or more rentable SF of the improvements at the Evanston Plaza Property.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #9	Cut-off Date Balance:	$26,250,000
1910 Dempster Street	Evanston Plaza	Cut-off Date LTV:	70.8%
Evanston, IL 60202		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	10.6%

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Evanston Plaza borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Evanston Plaza Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse/Distribution	Loan #10	Cut-off Date Balance:	$26,160,119
150 Thorn Hill Road	150 Thornhill	Cut-off Date LTV:	68.8%
Warrendale, PA 15086		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse/Distribution	Loan #10	Cut-off Date Balance:	$26,160,119
150 Thorn Hill Road	150 Thornhill	Cut-off Date LTV:	68.8%
Warrendale, PA 15086		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.7%

150 Thornhill
150 Thorn Hill Road
Warrendale, PA 15086
Warrendale
Cranberry Township
Fox Run
Fernway
Seven Fields
Evans City
Callery
Mars
BUTLER COUNTY
BEAVER COUNTY
ALLEGHENY COUNTY
Marshall Township
Economy
Bradford Woods
Wexford
McCandless
Franklin Park
Allison Park
Cranberry Highlands GC
N. Boundary Park
Graham Park
Cranberry Business Park
Sherwood Oaks Medical Ctr.
The Streets of Cranberry
Cranberry Gardens Plaza
Cranberry Crossroads
Cranberry Commons
Cranberry Mall
UPMC Passavant-Cranberry
The Village at Cranberry Woods
Cranberry Woods Business Park
Thorn Hill Industrial Park
Mitsubishi Electric Power Products Inc.
American Eagle Corp. Office
Knob Hill Park
Venango Trail GC
Treesdale GC
Pine Community Park
Pine Tree Shoppes
Village at Pine
Wexford Plaza
North Park
North Park GC
Pine Creek Shopping Center
UPMC Passavant - McCandless
Pennsylvania Tpke
Perry Hwy
Sunflower Rd
Freshcorn Rd
Pattison Street Extension
Watters Station Rd
Glen Eden Rd
N. Boundary Rd
Myoma Rd
Mars-Evans City Rd
Rowan Rd
Rochester Rd
Lovi Rd
Ridge Rd
Freedom Rd
Freedom Crider Rd
Block Ln
Knob Rd
Warrendale Rd
Warrendale Bayne Rd
Mingo Rd
Hoeing Rd
State Gamelands Rd
Wexford Bayne Rd
Wexford Run Rd
Wexford Rd
Pierce Mill Rd
Pine Creek Rd
Brandt School Rd
Ingomar Rd
Pittsburgh 12 miles
79
76
19
68
989
228
910
279

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 10 – 150 Thornhill

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Warrendale, PA 15086
Original Balance:	$26,200,000			General Property Type:	Industrial
Cut-off Date Balance:	$26,160,119			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1977/1999
Borrower Sponsor:	McKnight Realty Partners			Size:	416,512 SF
Guarantors:	Charles S. Perlow; William C.			Cut-off Date Balance per SF:	$63
	Rudolph			Maturity Date Balance per SF:	$57
Mortgage Rate:	3.6900%			Property Manager:	McKnight Realty Partners, LLC
Note Date:	5/26/2021				(borrower-related)
First Payment Date:	7/1/2021
Maturity Date:	6/1/2031			Underwriting and Financial Information(1)
Original Term to Maturity:	120 months			UW NOI:	$2,528,494
Original Amortization Term:	360 months			UW NOI Debt Yield:	9.7%
IO Period:	60 months			UW NOI Debt Yield at Maturity:	10.7%
Seasoning:	1 month			UW NCF DSCR:	1.61x (P&I) 2.37x (IO)
Prepayment Provisions:	L(25),D(91),O(4)			Most Recent NOI:	$3,336,243 (2/28/2021 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$3,119,486 (12/31/2020)
Additional Debt Type:	NAP			3rd Most Recent NOI:	$2,255,575 (12/31/2019)
Additional Debt Balance:	NAP			Most Recent Occupancy:	100.0% (4/1/2021)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent Occupancy:	100.0% (12/31/2020)
				3rd Most Recent Occupancy:	61.9% (12/31/2019)
Reserves(2)				Appraised Value (as of):	$38,000,000 (3/26/2021)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$91
RE Tax:	$332,796	$38,293	N/A	Cut-off Date LTV Ratio:	68.8%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio:	62.2%
Recurring Replacements:	$0	$3,471	N/A
Deferred Maintenance:	$8,469	$0	N/A
TI/LC:	$0	$17,355	$624,768
Other:	$1,914,924	$41,667	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,200,000	100.0%	Loan Payoff:	$13,591,263	51.9%
			Return of Equity:	$9,812,311	37.5%
			Reserves:	$2,256,189	8.6%
			Closing Costs:	$540,237	2.1%
Total Sources:	$26,200,000	100.0%	Total Uses:	$26,200,000	100.0%

(1)	The novel coronavirus pandemic is an evolving situation and could impact the 150 Thornhill Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 150 Thornhill Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(2)	See “Escrows and Reserves” below.

The Mortgage Loan. The tenth largest mortgage loan (the “150 Thornhill Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,200,000 and secured by a first priority fee mortgage encumbering a 416,512 SF industrial warehouse distribution property located in Warrendale, Pennsylvania (the “150 Thornhill Property”).

The Borrower and Borrower Sponsor. The borrower is McKnight Thornhill, LP, a single-purpose Delaware limited partnership with one independent director in its organizational structure. The sponsor is McKnight Realty Partners and the non-recourse carveout guarantors are Charles S. Perlow and William C. Rudolph. McKnight Realty Partners (“McKnight”) is a full-service, fully-integrated real estate company based in Pittsburgh that has developed, owns, operates, and provides services for a portfolio in excess of seven million SF of office, industrial, retail, hotel, parking facility, film production soundstages, and mixed use property. William C. Rudolph is president and chief executive officer of McKnight.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse/Distribution	Loan #10	Cut-off Date Balance:	$26,160,119
150 Thorn Hill Road	150 Thornhill	Cut-off Date LTV:	68.8%
Warrendale, PA 15086		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.7%

The Property. The 150 Thornhill Property is an industrial property comprising 416,512 SF located in Warrendale, Pennsylvania, that is leased to Cinelease, Inc. (“Cinelease”) and Veritiv. The 150 Thornhill Property was constructed in 1977, renovated in 1999 and is situated on a 23.48-acre site. The 150 Thornhill Property features 17-40’ clear height, 35 dock high doors, six grade level doors and 444 parking spaces (1.1 per 1,000 SF). Approximately 26,885 SF at the 150 Thornhill Property is built-out as office representing 6.5% of the SF. As of April 1, 2021, the 150 Thornhill Property is currently 100.0% occupied by two tenants.

Major Tenants.

Cinelease (263,512 SF, 63.3% of NRA, 71.0% of underwritten base rent). Cinelease was founded in 1977 and focuses on delivering quality lighting and grip equipment, power distribution, trucks and expendables to both small and large-scale productions. Cinelease is headquartered in Los Angeles and has multiple branch locations nationwide, including Atlanta, New York, New Orleans, Charlotte, Pittsburgh, Austin, and Chicago. Cinelease signed a three-year lease expiring January 31, 2024 with two, one-year renewal options. Originally, this space was leased to Netflix and at the expiration of that lease, rather than executing a new short term lease with Netflix, the borrower executed a longer term lease with Cinelease that was contingent upon Cinelease executing a sublease agreement with Netflix. Cinelease subleases its entire premises to Netflix. The term of the sublease is two years commencing in February 2021 and expiring on January 31, 2023. Netflix has the option to extend the term for one year by giving written notice of the exercise at least 120 days prior to the sublease expiration date.

Veritiv (153,000 SF, 36.7% of NRA, 29.0% of underwritten base rent). Veritiv is a North American business-to-business distributor of packaging, facility solutions, print and publishing products and services; and a provider of logistics and supply chain management solutions. Headquartered in Atlanta, Veritiv is a Fortune 500 company, and has approximately 125 operating distribution centers throughout the United States, Canada and Mexico. Veritiv executed a 10-year lease in February 2017 expiring April 30, 2027, with two five-year renewal options.

The following table presents certain information relating to the leases at the 150 Thornhill Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
Cinelease(3)	NR/Ba3/BB-	263,512	63.3%	$1,956,577	$7.43	71.0%	1/31/2024	2 x 1-year	N
Veritiv	NR/NR/NR	153,000	36.7%	$800,000	$5.23	29.0%	4/30/2027	2 x 5-year	N
Subtotal/Wtd. Avg.		416,512	100.0%	$2,756,577	$6.62	100.0%

Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		416,512	100.0%	$2,756,577	$6.62	100.0%

(1)	Information is based on the underwritten rent roll as of April 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Cinelease subleases its entire premises to Netflix. The term of the sublease is two years commencing in February 2021 and expiring on January 31, 2023. Netflix has the option to extend the term for one year by giving written notice of the exercise at least 120 days prior to the sublease expiration date.

The following table presents certain information relating to the lease rollover schedule at the 150 Thornhill Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	UW Base Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	1	263,512	63.3%	63.3%	$1,956,577	$7.43	71.0%	71.0%
2025	0	0	0.0%	63.3%	$0	$0.00	0.0%	71.0%
2026	0	0	0.0%	63.3%	$0	$0.00	0.0%	71.0%
2027	1	153,000	36.7%	100.0%	$800,000	$5.23	29.0%	100.0%
2028	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2029	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2030	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2031	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2032 & Beyond	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	2	416,512	100.0%		$2,756,577	$6.62	100.0%

(1)	Information is based on the underwritten rent roll as of April 1, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse/Distribution	Loan #10	Cut-off Date Balance:	$26,160,119
150 Thorn Hill Road	150 Thornhill	Cut-off Date LTV:	68.8%
Warrendale, PA 15086		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.7%

COVID-19 Update. The first debt service payment date for the 150 Thornhill Mortgage Loan is July 1, 2021 and, as of June 4, 2021, the 150 Thornhill Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of June 4, 2021, the borrower has reported that the 150 Thornhill Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full May 2021 rent payments. No tenants requested rent relief or lease modification.

The Market. The 150 Thornhill Property is located in Warrendale, Pennsylvania, within the North Pittsburgh submarket of the Pittsburgh industrial market. Primary access to the neighborhood is provided by I-76, I-79, US 19, Thorn Hill Road and Keystone Drive. Principal employers in the area are spread throughout diverse sectors, including healthcare/social assistance and public administration. The largest employer is the University of Pittsburgh Medical Center Health System. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the Pittsburgh industrial market was approximately 6.2%, with average asking rents of $5.53 PSF and inventory of approximately 179.3 million SF. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the North Pittsburgh industrial submarket was approximately 6.2%, with average asking rents of $6.14 PSF and inventory of approximately 16.4 million SF. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the 150 Thornhill Property was 1,214, 33,227 and 79,343, respectively. The 2020 median household income within the same one-, three- and five-mile radius was $104,043, $112,721 and $119,597, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 150 Thornhill Property:

Market Rent Summary
Industrial
Market Rent (PSF)	$6.75
Lease Term (Years)	10
Lease Type (Reimbursements)	NNN
Rent Increase Projection	None

Source: Appraisal.

The following table presents comparable leases with respect to the 150 Thornhill Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Occ. %	Tenant Name	Lease SF	Lease Date	Lease Term (Yrs)	Rent PSF	Lease Type
150 Thornhill (subject)(1) Warrendale, PA	1977	416,512	100.0%	Cinelease Veritiv	263,512 153,000	2/1/2021 2/15/2017	3 10	$7.43 $5.23	NNN NNN
Executive Warehouse B Cheswick, PA	1977	578,227	100.0%	PCA	42,235	8/5/2019	5	$5.95	NNN
215 Beecham Dr Pittsburgh, PA	1987	111,030	100.0%	Rosedale Technical College	111,030	12/1/2019	20	$6.14	NNN
Thorn Hill Distribution Center Warrendale, PA	1997	430,613	100.0%	Omnicell, Inc.	107,366	3/1/2019	10	$7.79	NNN
501 North Drive Sewickley, PA	1992	70,449	100.0%	Amazon	70,449	6/1/2018	-	$5.95	NNN
Turnpike Distribution Center New Galilee, PA	2007	410,289	100.0%	Available Space	121,369	4/1/2022	5	$5.95	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll as of April 1, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse/Distribution	Loan #10	Cut-off Date Balance:	$26,160,119
150 Thorn Hill Road	150 Thornhill	Cut-off Date LTV:	68.8%
Warrendale, PA 15086		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 150 Thornhill Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	2/28/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$2,475,122	$3,039,929	$2,353,025	$3,375,544	$3,500,998	$2,756,577	$6.62
Total Recoveries	$634,188	$802,817	$680,451	$680,912	$745,184	$879,395	$2.11
Discounts and Concessions	$0	$0	$0	$0	$0	$0	$0.00
Other Income	$20,000	$24,000	$16,828	$7,212	$3,212	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($181,799)	($0.44)
Effective Gross Income	$3,129,310	$3,866,746	$3,050,304	$4,063,668	$4,249,393	$3,454,173	$8.29

Real Estate Taxes	$356,394	$406,055	$446,130	$446,130	$446,129	$455,234	$1.09
Insurance	$42,217	$46,003	$48,997	$62,638	$65,273	$77,219	$0.19
Other Operating Expenses	$364,705	$384,649	$299,603	$435,414	$401,748	$393,226	$0.94
Total Operating Expenses	$763,316	$836,707	$794,729	$944,182	$913,150	$925,679	$2.22

Net Operating Income	$2,365,994	$3,030,038	$2,255,575	$3,119,486	$3,336,243	$2,528,494	$6.07
Capital Expenditures	$0	$0	$0	$0	$0	$52,825	$0.13
TI/LC	$0	$0	$0	$0	$0	$149,944	$0.36
Net Cash Flow	$2,365,994	$3,030,038	$2,255,575	$3,119,486	$3,336,243	$2,325,725	$5.58

Occupancy %(2)	100.0%	100.0%	61.9%	100.0%	100.0%	96.0%
NOI DSCR (IO)	2.41x	3.09x	2.30x	3.18x	3.40x	2.58x
NOI DSCR (P&I)	1.64x	2.10x	1.56x	2.16x	2.31x	1.75x
NCF DSCR (IO)	2.41x	3.09x	2.30x	3.18x	3.40x	2.37x
NCF DSCR (P&I)	1.64x	2.10x	1.56x	2.16x	2.31x	1.61x
NOI Debt Yield	9.0%	11.6%	8.6%	11.9%	12.8%	9.7%
NCF Debt Yield	9.0%	11.6%	8.6%	11.9%	12.8%	8.9%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent and 2/28/2021 TTM Occupancy % is based on the underwritten rent roll as of April 1, 2021. UW Gross Potential Rent decreased from 2/28/2021 TTM Gross Potential Rent because at expiration of the Netflix lease on January 31, 2021, the borrower executed a longer term three-year lease with Cinelease at a lower rental rate rather than a shorter term direct lease with Netflix at a premium. The rent for the 263,512 SF space decreased from the $10.50 PSF paid by Netflix to $7.43 PSF.

Escrows and Reserves.

Real Estate Taxes – On the origination date, the borrower made an upfront deposit of $332,796 for real estate taxes. On each monthly payment date, the borrower is required to deposit in reserve 1/12 of the estimated annual real estate taxes (initially, estimated to be $38,293).

Insurance – On each monthly payment date, the borrower is required to deposit in reserve 1/12 of the estimated annual insurance premiums. The borrower’s obligation to reserve for insurance premiums is waived if no event of default is continuing and the borrower provides the lender with evidence that the required insurance is being maintained through one or more blanket policies that comply with the requirements of the 150 Thornhill Mortgage Loan documents, and paid receipts for the insurance premiums for such blanket policies at least 10 days before the expiration of the policies.

Recurring Replacements Reserve – On each monthly payment date, the borrower is required to deposit approximately $3,471 into a capital expenditures reserve.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $17,355 into a reserve for future tenant improvements and leasing commissions, provided that such deposits are not required to be made at any time the amount in such reserve is at least equal to $624,768.

Deferred Maintenance Reserve – The 150 Thornhill Mortgage Loan documents require an upfront deposit of $8,469 into a deferred maintenance reserve.

Cinelease Reserve – The 150 Thornhill Mortgage Loan documents require an upfront deposit of $1,500,000 and on each monthly payment date from July 2021 through June 2023, a monthly deposit of $41,667, into a reserve for future tenant improvements and leasing commissions for the space leased to Cinelease.

Landlord Work Reserve – The 150 Thornhill Mortgage Loan documents require an upfront deposit of $414,924 for landlord work required to be performed under the existing leases.

Lockbox and Cash Management. The 150 Thornhill Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account are required to be transferred on each business day, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Warehouse/Distribution	Loan #10	Cut-off Date Balance:	$26,160,119
150 Thorn Hill Road	150 Thornhill	Cut-off Date LTV:	68.8%
Warrendale, PA 15086		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	9.7%

deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay debt service on the 150 Thornhill Mortgage Loan, (iii) to make the monthly deposits into the replacements reserve and TI/LC reserve as described above under “Escrows and Reserves”, (iv) if a Cash Sweep Event Period no longer is continuing, to pay the remainder to the borrower, and (v) otherwise, to (a) pay monthly operating expenses as set forth in the borrower’s annual budget and other expenses approved by the lender and (b) deposit any remainder into a cash sweep subaccount to be held as additional security for the 150 Thornhill Mortgage Loan during the continuance of such Cash Sweep Period.

“Cash Sweep Event Period” means a period commencing upon;

(i)	the occurrence of an event of default and ending upon such event of default having been cured to the satisfaction of the lender in its sole discretion,

(ii)	the debt service coverage ratio for the 150 Thornhill Property being less than 1.25x at the end of any calendar quarter and ending upon the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters,

(iii)	the occurrence of a Specified Tenant Trigger Event (as defined below), and ending upon a Specified Tenant Trigger Event Cure (as defined below), or

(iv)	the occurrence of a Netflix Trigger Event (as defined below), and ending upon the cure of such Netflix Trigger Event.

“Specified Tenant Trigger Event” means the first to occur of (i) Specified Tenant (as defined below) failing to be in actual, physical possession of the Specified Tenant’s space, failing to operate its business during customary hours and/or “going dark” in its space, (ii) Specified Tenant giving notice that it is terminating its lease for all or any portion of its space or otherwise giving notice that it is vacating all or any portion of its space, (iii) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of Specified Tenant and (v) Specified Tenant failing to extend or renew its lease on or prior to the date that is 12 months prior to the expiration of its current term and upon terms and conditions reasonably acceptable to the lender.

“Specified Tenant Trigger Event Cure” means the lender’s receipt of reasonably acceptable evidence of (1) the satisfaction of the Specified Tenant Trigger Event Cure Conditions or (2) all of the applicable Specified Tenant’s space is relet for a term of at least two years under a replacement lease, which replacement lease and the replacement tenant are approved by the lender, and the replacement tenant being in actual, physical occupancy of, and operating its business, in its space, and paying full unabated rent as evidenced by an estoppel certificate reasonably acceptable to the lender.

“Specified Tenant Trigger Event Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant is in actual, physical possession of its space, operating its business during customary hours and not “dark” in the Specified Tenant Space, (ii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation and/or vacancy notices with respect to the applicable Specified Tenant lease, (iii) if the Specified Tenant Trigger Event is due to clause (v) of the definition of such term, the applicable Specified Tenant has renewed or extended its lease for at least two years, (iv) with respect to any bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or its lease, such Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and (v) the applicable Specified Tenant is paying full, unabated rent under its lease.

“Specified Tenant” means (i) Cinelease or its lease guarantor, (ii) Veritiv, or its lease guarantor and (iii) any other lessee(s) of the Specified Tenant Space and any lease guarantors of such lessee(s).

A “Netflix Trigger Event” occurs if Netflix fails to extend or renew its sublease within the required notice period in such sublease (and in any event within four months prior to its expiration) on terms reasonably acceptable to the lender, and ends on the earlier to occur of (i) the lender’s receipt of reasonably acceptable evidence that Netflix is in actual physical possession of the entirety of its sublease space, operating its business during customary hours and not “dark,” Netflix has renewed or extended its sublease for a term of at least one year and Netflix is paying full unabated rent or (ii) the Cinelease lease is renewed or extended for a period of at least two years.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The 150 Thornhill Mortgage Loan documents require that the borrower maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 150 Thornhill Property and business income/loss of rents insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to but not less than six months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 11 – Snohomish Station Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Snohomish, WA 98290
Original Balance:	$25,300,000			General Property Type:	Retail
Cut-off Date Balance:	$25,300,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2008, 2012/NAP
Borrower Sponsors:	James L. Evans; Steve Malsam			Size:	179,829 SF
Guarantors:	James L. Evans; Steve Malsam			Cut-off Date Balance Per SF:	$141
Mortgage Rate:	3.3200%			Maturity Date Balance Per SF:	$141
Note Date:	5/28/2021			Property Manager:	The Evans Company
First Payment Date:	7/1/2021				(borrower-related)
Maturity Date:	6/1/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	0 months			UW NOI:	$2,618,145
IO Period:	120 months			UW NOI Debt Yield:	10.3%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.3%
Prepayment Provisions:	L(25),D(91),O(4)			UW NCF DSCR:	2.87x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,793,829 (3/31/2021 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$2,885,709 (12/31/2020)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$2,822,056 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	99.3% (4/6/2021)
Reserves				2nd Most Recent Occupancy:	99.3% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	95.9% (12/31/2019)
RE Tax:	$80,211	$26,737	N/A	Appraised Value (as of):	$48,000,000 (3/18/2021)
Insurance(1):	$0	Springing	N/A	Appraised Value Per SF:	$267
Deferred Maintenance:	$625	$0	N/A	Cut-off Date LTV Ratio:	52.7%
Recurring Replacements:	$0	$2,248	$53,949	Maturity Date LTV Ratio:	52.7%
TI/LC:	$24,000	$11,989	$287,726

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$25,300,000	100.0%	Loan Payoff:	$24,817,304	98.1%
			Closing Costs:	$237,621	0.9%
			Return of Equity:	$140,239	0.6%
			Reserves:	$104,836	0.4%
Total Sources:	$25,300,000	100.0%	Total Uses:	$25,300,000	100.0%

(1)	Monthly insurance reserves are springing provided (i) no event of default shall have occurred and be continuing, (ii) the insurance policies are part of a blanket or umbrella policy approved by the lender and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for payment of insurance premiums no later than ten days prior to the expiration dates of the policies.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Snohomish Station Shopping Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Snohomish Station Shopping Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The eleventh largest mortgage loan (the “Snohomish Station Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,300,000 and secured by a first priority fee mortgage encumbering a 179,829 SF anchored retail shopping center located in Snohomish, Washington (the “Snohomish Station Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Snohomish Station Shopping Center Mortgage Loan is Wakefield Snohomish Station LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The non-recourse carveout guarantors and borrower sponsors are James L. Evans and Steve Malsam. The borrower is equally owned by Steve Malsam (50%) and James L. Evans (50%). In 1996, Steve Malsam and James L. Evans co-founded Wakefield Properties, a real estate development company headquartered in Bellevue, Washington. Wakefield Properties currently manages over 1.8 million SF of property and own/manage over 1,300 apartment homes.

The Property. The Snohomish Station Shopping Center Property is a 179,829 SF anchored retail shopping center on an approximately 18.51-acre site in Snohomish, Washington. The Snohomish Station Shopping Center Property is comprised of 12 buildings, 11 of which were built in 2008 with one built in 2012. The Snohomish Station Shopping Center Property is anchored by Kohl’s and as of April 6, 2021, was 99.3% leased to 33 tenants. The largest building, a 90,000 SF big box, is occupied by Kohl’s on a long-term ground lease. The ground lease expires on January 31, 2029 and has six, five-year renewal options remaining. According to the borrower sponsor, Kohl’s is marketing up to 24,300 SF of its improvements for sublease. The Snohomish Station Shopping Center Property contains 671 parking spaces (3.7 spaces per 1,000 SF). The Snohomish Station Shopping Center Property includes

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,300,000
2707, 2909 and 2929 Brickford	Snohomish Station Shopping Center	Cut-off Date LTV:	52.7%
Avenue		UW NCF DSCR:	2.87x
Snohomish, WA 98290		UW NOI Debt Yield:	10.3%

90,000 SF (50.0% of NRA) of anchor space, 20,000 SF (11.1% of NRA) of junior anchor space, 24,175 SF (13.4% of NRA) of large in-line space, and 43,729 SF (24.3% of NRA) of small in-line space. The Snohomish Station Shopping Center Property benefits from long term tenancy with nine tenants (approximately 67.8% NRA) that have occupied space since 2008.

Major Tenants.

Kohl’s (90,000 SF, 50.0% of NRA, 22.8% of underwritten rent). Kohl’s Corporation is an American department store with 1,162 locations in 49 states as of January 30, 2021. Kohl’s has been a tenant at the Snohomish Station Shopping Center Property since 2008 and occupies the largest building at the Snohomish Station Shopping Center Property, a 90,000 SF big box, on a long-term ground lease. The ground lease expires on January 31, 2029 and has six, five-year renewal options remaining. According to the borrower sponsor, Kohl’s is marketing up to 24,300 SF of its improvements for sublease. Kohl’s has a right of first refusal to purchase its leased premises, but only if such premises are being sold separately.

Bridges Pets, Gifts & Water Gardens (20,000 SF, 11.1% of NRA, 13.9% of underwritten rent). Bridges Pets, Gifts & Water Gardens is a locally owned and operated pet store offering premium and holistic pet foods & supplies, freshwater tropical fish, reptiles, small animals and birds, as well as gifts, framed art, outdoor fountains, pond supplies and fine candies. Bridges Pets, Gifts & Water Gardens has been a tenant at the Snohomish Station Shopping Center Property since 2008, has a lease expiration of November 30, 2028 and has two, five-year renewal options remaining.

The following table presents a summary regarding the major tenants at the Snohomish Station Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
Kohl’s	BBB-/Baa2/BBB-	90,000	50.0%	$632,500	$7.03	22.8%	NAV	NAV	NAV	N	6 x 5 year	1/31/2029
Bridges Pets, Gifts & Water Gardens	NR/NR/NR	20,000	11.1%	$385,000	$19.25	13.9%	NAV	NAV	NAV	N	2 x 5 year	11/30/2028
Outback Steakhouse(4)	NR/B2/B+	6,547	3.6%	$120,000	$18.33	4.3%	NAV	NAV	NAV	Y	4 x 5 year	4/30/2026
Anytime Fitness	NR/NR/NR	4,655	2.6%	$105,110	$22.58	3.8%	NAV	NAV	NAV	N	2 x 5 year	10/31/2028
Hop Jack’s Restaurant(5)	NR/NR/NR	4,620	2.6%	$97,020	$21.00	3.5%	NAV	NAV	NAV	Y	3 x 5 year	1/31/2028
Subtotal/Wtd. Avg.		125,822	70.0%	$1,339,630	$10.65	48.2%

Other Tenants		52,807	29.4%	$1,439,903	$27.27	51.8%
Vacant Space		1,200	0.7%	$0	$0.00	0.0%
Total/Wtd. Avg.		179,829	100.0%	$2,779,532	$15.56	100.0%

(1)	Information is based on the underwritten rent roll as of April 6, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	In the event Outback Steakhouse is unable to obtain or use its liquor license, Outback Steakhouse may terminate its lease.

(5)	Hop Jack’s Restaurant has the option to terminates its lease at any time after January 31, 2023, with 180 days prior written notice and payment of a termination fee.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,300,000
2707, 2909 and 2929 Brickford	Snohomish Station Shopping Center	Cut-off Date LTV:	52.7%
Avenue		UW NCF DSCR:	2.87x
Snohomish, WA 98290		UW NOI Debt Yield:	10.3%

The following table presents certain information relating to the lease rollover at the Snohomish Station Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	6	15,792	8.8%	8.8%	$431,666	$27.33	15.5%	15.5%
2023	8	11,706	6.5%	15.3%	$336,294	$28.73	12.1%	27.6%
2024	5	7,510	4.2%	19.5%	$201,822	$26.87	7.3%	34.9%
2025	4	5,724	3.2%	22.7%	$159,538	$27.87	5.7%	40.6%
2026	4	10,747	6.0%	28.6%	$226,704	$21.09	8.2%	48.8%
2027	0	0	0.0%	28.6%	$0	$0.00	0.0%	48.8%
2028	5	35,350	19.7%	48.3%	$741,509	$20.98	26.7%	75.5%
2029	1	90,000	50.0%	98.3%	$632,500	$7.03	22.8%	98.2%
2030	0	0	0.0%	98.3%	$0	$0.00	0.0%	98.2%
2031	0	0	0.0%	98.3%	$0	$0.00	0.0%	98.2%
2032 & Beyond	1	1,800	1.0%	99.3%	$49,500	$27.50	1.8%	100.0%
Vacant	0	1,200	0.7%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	34	179,829	100.0%		$2,779,532	$15.56	100.0%

(1)	Information is based on the underwritten rent roll as of April 6, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The Snohomish Station Shopping Center Mortgage Loan was originated on May 28, 2021 and has its first debt service payment in July 2021. As of June 8, 2021 the Snohomish Station Shopping Center Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of June 8, 2021, the borrower has reported that the Snohomish Station Shopping Center Property is open and operating, with 99.0% of tenants by occupied NRA and 99.0% of tenants by underwritten base rent having paid their full May 2021 rent payments. Eleven tenants (66.1% of NRA and 45.6% of underwritten rent) received deferred rent. Tenants received 50% to 100% deferral on one to three months of rent. All tenants, with the exception of Hop Jack’s Restaurant and Blazing Onion (4.9% of NRA and 7.1% of underwritten rent) have repaid deferred rent in full. Hop Jack’s Restaurant and Blazing Onion are repaying deferred rent in accordance with the terms of a repayment agreement (last payment due August 1, 2021).

The Market. The Snohomish Station Shopping Center Property is located in Snohomish, Washington, within the Northend Seattle/Puget Sound retail submarket in the Seattle/Puget Sound retail market. According to the appraisal, as of the fourth quarter of 2020, the Seattle/Puget Sound retail market had approximately 178.8 million SF of retail space inventory, overall vacancy in the market was approximately 2.7% and asking rent was $22.44 PSF. According to the appraisal, as of the fourth quarter of 2020, the Northend Seattle/Puget Sound retail submarket had approximately 48.8 million SF of retail space inventory, overall vacancy in the submarket was approximately 2.8% and asking rent was $20.72 PSF. Primary access to the Snohomish Station Shopping Center Property is provided by Interstate 5, U.S. Route 2, and State Route 9. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the Snohomish Station Shopping Center Property was 2,676, 30,311 and 97,589, respectively. The 2020 estimated median household income within a one-, three- and five-mile radius of the Snohomish Station Shopping Center Property was $85,603, $85,291 and $86,861, respectively.

The following table presents recent leasing data for junior anchor tenants at comparable retail properties with respect to the Snohomish Station Shopping Center Property:

Comparable Junior Anchor Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
Snohomish Station Shopping Center(1) (subject) Snohomish, WA	2008, 2012	179,829	Bridges Pets, Gifts & Water Gardens	20,000	Dec. 2018	$19.25	NNN
Hobby Lobby Center Bellingham, WA	1992	134,197	Sierra Trading Post, Inc.	22,000	April 2018	$15.25	NNN
Redmond Center Redmond, WA	1975	127,202	Staples	20,408	Sept. 2018	$20.00	NNN
Dollar Tree Stanwood, WA	2007	13,920	Dollar Tree	13,920	Nov. 2017	$17.50	NNN

Source: Appraisal, unless otherwise indicated

(1)	Based on the underwritten rent roll dated April 6, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #11	Cut-off Date Balance:	$25,300,000
2707, 2909 and 2929 Brickford	Snohomish Station Shopping Center	Cut-off Date LTV:	52.7%
Avenue		UW NCF DSCR:	2.87x
Snohomish, WA 98290		UW NOI Debt Yield:	10.3%

The following table presents recent leasing data for in-line tenants at comparable retail properties with respect to the Snohomish Station Shopping Center Property:

Comparable In-line Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
Snohomish Station Shopping Center(1) (subject) Snohomish, WA	2008, 2012	179,829	Outback Steakhouse Anytime Fitness	6,547 4,655	April 2016 August 2013	$18.33 $22.58	NNN NNN
The Marketplace at Smokey Point Marysville, WA	2016	185,352	First Financial NW Bank Washington Trust	2,115 4,381	March 2018 June 2020	$30.00 $30.00	NNN NNN
Habour Pointe Shopping Center Mukilteo, WA	1993	135,000	PostNet Subway	1,413 1,158	April 2020 Dec. 2020	$30.59 $33.77	NNN NNN
Aurora Marketplace Edmonds, WA	1981	106,921	Credit Concepts	3,000	Sept. 2019	$33.50	NNN
Thrasher’s Corner Retail Bothell, WA	2000	26,191	Body Shop Fitness	5,067	April 2019	$20.00	NNN

Source: Appraisal, unless otherwise indicated

(1)	Based on the underwritten rent roll dated April 6, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Snohomish Station Shopping Center Property:

Market Rent Summary
	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Starbucks	$43.00	10.0	None
Inline <3,500 SF	$28.00	5.0	None
Jr. Anchor	$17.50	10.0	None
Large Inline >3,500 SF	$22.00	5.0	None
Kohl’s GL	$1.65	5.0	None

Source: Appraisal.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Snohomish Station Shopping Center Property:

Cash Flow Analysis(1)
	2017	2018	2019	2020	3/31/2021 TTM	UW	UW PSF
Gross Potential Rent(2)	$2,412,281	$2,573,099	$2,900,119	$2,981,480	$2,885,372	$2,813,132	$15.64
Total Recoveries	$458,492	$536,422	$562,148	$586,049	$587,180	$656,219	$3.65
Other Income	$3,089	$2,802	$3,466	$8,127	$7,602	$5,000	$0.03
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($173,468)	($0.96)
Effective Gross Income	$2,873,862	$3,112,323	$3,465,733	$3,575,656	$3,480,154	$3,300,883	$18.36

Real Estate Taxes	$219,124	$226,267	$193,084	$198,189	$198,188	$194,938	$1.08
Insurance	$33,864	$33,782	$40,128	$45,521	$45,521	$44,592	$0.25
Other Expenses	$373,273	$394,870	$410,465	$446,237	$442,616	$443,208	$2.46
Total Expenses	$626,261	$654,919	$643,677	$689,947	$686,325	$682,738	$3.80

Net Operating Income	$2,247,601	$2,457,404	$2,822,056	$2,885,709	$2,793,829	$2,618,145	$14.56
Capital Expenditures	$0	$0	$0	$0	$0	$26,974	$0.15
TI/LC	$0	$0	$0	$0	$0	$147,460	$0.82
Net Cash Flow	$2,247,601	$2,457,404	$2,822,056	$2,885,709	$2,793,829	$2,443,711	$13.59

Occupancy %(2)	88.3%	94.5%	95.9%	99.3%	99.3%	95.7%
NOI DSCR	2.64x	2.89x	3.31x	3.39x	3.28x	3.07x
NCF DSCR	2.64x	2.89x	3.31x	3.39x	3.28x	2.87x
NOI Debt Yield	8.9%	9.7%	11.2%	11.4%	11.0%	10.3%
NCF Debt Yield	8.9%	9.7%	11.2%	11.4%	11.0%	9.7%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent and UW Occupancy % is based on the underwritten rent roll dated April 6, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 12 – Woodbridge Corporate Plaza Leased Fee

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Iselin, NJ 08830
Original Balance(2):	$22,500,000			General Property Type:	Other
Cut-off Date Balance(2):	$22,492,500			Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1982-1986/NAP
Borrower Sponsor:	Yoel Kiss			Size:	629,190 SF
Guarantor:	Yoel Kiss			Cut-off Date Balance Per SF(2):	$79
Mortgage Rate:	3.9380%			Maturity Date Balance Per SF(2):	$78
Note Date:	5/24/2021			Property Manager:	Self-managed
First Payment Date:	7/6/2021
Maturity Date:	6/6/2031
Original Term to Maturity:	120 months
Original Amortization Term(3):	0 months			Underwriting and Financial Information(4)
IO Period:	120 months			UW NOI:	$4,379,888
Seasoning:	1 month			UW NOI Debt Yield(2):	8.8%
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield at Maturity(2):	8.9%
Lockbox/Cash Mgmt Status:	Hard/In-Place			UW NCF DSCR(2)(5):	2.19x (IO) 2.00x (P&I)
Additional Debt Type(2):	Pari Passu			Most Recent NOI(6):	NAP
Additional Debt Balance(2):	$27,490,833			2nd Most Recent NOI(6):	NAP
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(6):	NAP
Reserves				Most Recent Occupancy(6):	NAP
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	NAP
RE Tax:	$634,595	$211,532	N/A	3rd Most Recent Occupancy(6):	NAP
Insurance:	$53,234	$8,872	N/A	Appraised Value (as of)(7):	$69,600,000 (3/17/2021)
Recurring Replacements:	$0	$0	N/A	Appraised Value per SF:	$111
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(2):	71.8%
				Maturity Date LTV Ratio(2):	70.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$50,000,000	74.2%	Purchase Price(8):	$64,500,000	95.7%
Borrower Equity:	$17,384,105	25.8%	Closing Costs:	$2,196,277	3.3%
			Reserves:	$687,829	1.0%
Total Sources:	$67,384,105	100.0%	Total Uses:	$67,384,105	100.0%

(1)	The Woodbridge Corporate Plaza Leased Fee Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA (“GSBI”) and Argentic Real Estate Finance LLC (“AREF”).

(2)	The Woodbridge Corporate Plaza Leased Fee Mortgage Loan (as defined below) is part of the Woodbridge Corporate Plaza Leased Fee Whole Loan, which is comprised of two pari passu promissory notes with an aggregate Cut-off Date balance of $49,983,333. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Woodbridge Corporate Plaza Leased Fee Whole Loan.

(3)	On each payment date commencing in July 2021 and continuing until (and including) the payment date in June 2026, the borrower is required to pay to the lender an amount equal to $16,666.67, which amount will be applied toward the reduction of the outstanding principal balance of the Woodbridge Corporate Plaza Leased Fee Whole Loan.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Woodbridge Corporate Plaza Leased Fee Mortgage Loan more severely than assumed in the underwriting of the Woodbridge Corporate Plaza Leased Fee Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(5)	The UW NCF DSCR (P&I) was calculated using the average of the first 12 principal and interest only payments from the cut-off date (see “Annex A-4” of the prospectus).

(6)	Historical NOI and occupancy data are not available for the new ground lease; however, certain historical operating information and occupancy data related to the Non-Collateral Improvements (as defined below) are available. See “—Operating History and Underwritten Net Cash Flow” below for further details.

(7)	The Appraised Value represents the leased fee interest of the Woodbridge Corporate Plaza Leased Fee property.

(8)	The borrower acquired the Woodbridge Corporate Plaza Leased Fee property on a fee simple basis for $88,000,000 ($140 per SF). Concurrent with the acquisition, the borrower bifurcated the fee and leasehold interests of the Woodbridge Corporate Plaza Leased Fee property, executed a 98-year ground lease and sold the leasehold position to a third party for approximately $23.5 million. The Purchase Price referenced is the purchase price of the Woodbridge Corporate Plaza Leased Fee property on a fee simple basis reduced by the sale price of the leasehold position.

The Mortgage Loan. The twelfth largest mortgage loan (the “Woodbridge Corporate Plaza Leased Fee Mortgage Loan”) is part of a whole loan (the “Woodbridge Corporate Plaza Leased Fee Whole Loan”) evidenced by two promissory notes in the aggregate original principal balance of $50,000,000. The Woodbridge Corporate Plaza Leased Fee Whole Loan is secured by a first priority fee mortgage encumbering the land beneath an office property located in Iselin, New Jersey (such land, the “Woodbridge Corporate Plaza Leased Fee Property”). On each payment date commencing in July 2021 and continuing until (and including) the payment date in June 2026, the borrower is required to pay to the lender an amount equal to $16,666,67, which will be applied toward the reduction of the outstanding principal balance of the whole loan (see “Annex A-4” of the prospectus). The debt service coverage ratios displayed were calculated using the average of the first 12 principal and interest only payments from the cut-off date. Proceeds of the Woodbridge Corporate Plaza Leased Fee Whole Loan along with approximately $17.4 million of borrower equity were used to acquire the Woodbridge Corporate Plaza Leased Fee Property for $64.5 million, fund reserves and pay closing costs. The Woodbridge Corporate Plaza Leased Fee Whole Loan was co-originated by AREF and GSBI. The Woodbridge Corporate Plaza Leased Fee Mortgage Loan is evidenced by the non-controlling Note A-2 in the original principal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Other – Leased Fee	Loan #12	Cut-off Date Balance:	$22,492,500
485 Route 1 South	Woodbridge Corporate Plaza Leased Fee	Cut-off Date LTV:	71.8%
Iselin, NJ 08830		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	8.8%

amount of $22,500,000. The controlling Note A-1 in the original principal amount of $27,500,000 is expected to be contributed to one or more future securitization trusts or may be otherwise transferred at any time. The Woodbridge Corporate Plaza Leased Fee Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2021-L6 securitization trust until the securitization of the controlling Note A-1, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Woodbridge Corporate Plaza Leased Fee
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,500,000	$27,490,833	Goldman Sachs Bank USA	Yes
A-2	$22,500,000	$22,492,500	MSC 2021-L6	No
Total	$50,000,000	$49,983,333

The Borrower and the Borrower Sponsor. The borrower is NECG Woodbridge BH LLC, a single purpose New Jersey limited liability company with two independent directors. Legal counsel to the Woodbridge Corporate Plaza Leased Fee borrower delivered a non-consolidation opinion in connection with the origination of the Woodbridge Corporate Plaza Leased Fee Whole Loan. The non-recourse carveout guarantor is Yoel Kiss. Yoel Kiss is the founder and chief executive officer of Northeast Capital Group (“NECG”). NECG is a private equity investment group and full service commercial real estate firm based in Ramapo, New York founded in 2008. NECG engages in the acquisition, asset management, property management, and repositioning of commercial real estate in the United States.

The Property. The Woodbridge Corporate Plaza Leased Fee Property consists of approximately 31.78 acres of land located at 485 Route 1 South in Iselin, Middlesex County, New Jersey, which is encumbered by a term ground lease (the “Ground Lease”) that commenced on May 24, 2021 and ends on May 23, 2119, with no extension options or termination options and was entered into by the borrower as landlord in connection with the acquisition of the Woodbridge Corporate Plaza Leased Fee Property. The tenant under the Ground Lease, Woodbridge Executive LLC, or any successor tenant under the Ground Lease (the “Ground Tenant”), owns the improvements currently located on the Woodbridge Corporate Plaza Leased Fee Property (the “Non-Collateral Improvements”) and none of the Non-Collateral Improvements serves as collateral for the Woodbridge Corporate Plaza Leased Fee Whole Loan (other than the Woodbridge Corporate Plaza Leased Fee borrower’s reversionary interest therein). The Ground Tenant is controlled by Benjamin Neuman, an unaffiliated third party. The Ground Tenant may not sell, assign or otherwise transfer its leasehold interest (except for assignments or subleases consented to by the landlord), nor may it engage in any transaction which would (directly or indirectly) result in a change of control of the Ground Tenant. The Non-Collateral Improvements consist of a six-building office property totaling 629,190 SF and were constructed between 1982 and 1986. The Ground Tenant is required to pay ground rent for the first lease year in the amount of $4,000,000 on an absolute net basis. The ground rent contractually increases by 2.0% annually. The borrower will only receive the rental income from the Ground Lease and not from the operation of the Non-Collateral Improvements. The Ground Tenant obtained a leasehold mortgage in the amount of $20,000,000 on May 24, 2021, which is secured by (i) the leasehold interest and (ii) the Non-Collateral Improvements. We cannot assure you that additional debt will not be imposed on the Non-Collateral Improvements.

The Non-Collateral Improvements were 88.7% occupied as of April 30, 2021 by 66 tenants. The largest five tenants represent 26.0% of the square footage and contribute to 29.5% of the UW rent for the Non-Collateral Improvements.

The following table presents a summary regarding the major tenants at the Non-Collateral Improvements located on the Woodbridge Corporate Plaza Leased Fee Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF
						% of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Options(2)
BNP Paribas	NR/NR/NR	53,186	8.5%	$1,542,394	$29.00	10.6%	Various	4, 6-year	NAV
Progressive	NR/NR/NR	32,294	5.1%	$742,762	$23.00	5.1%	7/31/2023	2, 3-year	NAV
NJ Advance Media	NR/NR/NR	30,383	4.8%	$759,575	$25.00	5.2%	4/30/2025	1, 5-year	NAV
Middlesex Water	NR/NR/NR	29,036	4.6%	$740,418	$25.50	5.1%	1/31/2030	1, 5-year	NAV
Allegiance Retail	NR/NR/NR	18,928	3.0%	$529,984	$28.00	3.6%	12/31/2025	1, 2-year	NAV
Subtotal/Wtd. Avg.		163,827	26.0%	$4,315,133	$26.34	29.5%

Other Tenants		394,477	62.7%	$10,300,531	$26.11	70.5%
Vacant Space		70,886	11.3%	$0	$0.00	0.0%
Total/Wtd. Avg.		629,190	100.0%	$14,615,664	$26.18	100.0%

(1)	The Non-Collateral Improvements are not collateral for the Woodbridge Corporate Plaza Leased Fee Whole Loan (except for the reversionary interest of the Woodbridge Corporate Plaza Leased Fee borrower therein). The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of April 30, 2021.

(2)	Information relating to termination options for the Non-Collateral Improvements was not available.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Other – Leased Fee	Loan #12	Cut-off Date Balance:	$22,492,500
485 Route 1 South	Woodbridge Corporate Plaza Leased Fee	Cut-off Date LTV:	71.8%
Iselin, NJ 08830		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	8.8%

The following table presents certain information relating to the lease rollover at the Non-Collateral Improvements located at the Woodbridge Corporate Plaza Leased Fee Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	15,395	$28.50	2.4%	2.4%	$438,758	3.0%	3.0%
2021	5	14,059	$27.57	2.2%	4.7%	$387,672	2.7%	5.7%
2022	13	73,040	$27.08	11.6%	16.3%	$1,978,120	13.5%	19.2%
2023	16	119,051	$25.91	18.9%	35.2%	$3,085,059	21.1%	40.3%
2024	9	53,475	$26.50	8.5%	43.7%	$1,416,902	9.7%	50.0%
2025	9	116,443	$27.62	18.5%	62.2%	$3,216,664	22.0%	72.0%
2026	5	36,844	$26.49	5.9%	68.1%	$976,056	6.7%	78.7%
2027	6	33,982	$27.43	5.4%	73.5%	$932,038	6.4%	85.1%
2028	0	0	$0.00	0.0%	73.5%	$0	0.0%	85.1%
2029	8	41,905	$24.97	6.7%	80.1%	$1,046,382	7.2%	92.2%
2030	4	43,531	$26.14	6.9%	87.1%	$1,138,016	7.8%	100.0%
2031	0	0	$0.00	0.0%	87.1%	$0	0.0%	100.0%
Thereafter	3	10,579	$0.00	1.7%	88.7%	$0	0.0%	100.0%
Vacant	0	70,886	$0.00	11.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(2)	79	629,190	$26.18	100.0%		$14,615,664	100.0%

(1)	The Non-Collateral Improvements are not collateral for the Woodbridge Corporate Plaza Leased Fee Whole Loan (except for the reversionary interest of the Woodbridge Corporate Plaza Leased Fee borrower therein). The lease rollover schedule for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of April 30, 2021.

(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

COVID-19 Update. The first payment date for the Woodbridge Corporate Plaza Leased Fee Whole Loan is July 6, 2021 and as of June 15, 2021, the Woodbridge Corporate Plaza Leased Fee Whole Loan is not subject to any modification or forbearance requests. The Ground Lease commenced May 24, 2021 and as such, no ground rent payments were due in April or May 2021 and the Ground Lease has not been subject to modification or forbearance requests.

The Market. The Non-Collateral Improvements are located in the Township of Woodbridge, New Jersey. The Township of Woodbridge is situated in eastern Middlesex County, approximately 25.0 miles southwest of New York City. Regional access to the Woodbridge Corporate Plaza Leased Fee Property comes by way of four major roadways, I-95 (New Jersey Turnpike), the Garden State Parkway, I-287, and US-9. Interstate 95 (New Jersey Turnpike), which is located approximately 1.0 mile south of the Woodbridge Corporate Plaza Leased Fee Property, is the state’s major north-south artery that runs along eastern New Jersey and connects with the state of Delaware in the south and New York City in the northeast. Land uses within the neighborhood consist of a mixture of commercial and retail developments. Within a three-mile radius of the Woodbridge Corporate Plaza Leased Fee Property, there are approximately 31, Class A and B office buildings that contain 75,000 square feet or more. These facilities range in size from 81,000 to 452,133 square feet (excluding the Non-Collateral Improvements). According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Non-Collateral Improvements was 18,680, 138,916 and 321,503, respectively. The 2020 average household income within the same one-, three- and five-mile radius was $111,272, $116,744 and $111,862, respectively.

According to the appraisal, the Non-Collateral Improvements are situated in the Parkway Corridor submarket. The Parkway Corridor office submarket contains a total of 9,442,034 square feet within 51 buildings. Historically, the Parkway Corridor submarket has outperformed the Central New Jersey market in terms of average asking rents and performed similarly to the market in terms of occupancy. The 2020 year-end vacancy rate was 16.6% with 16,144 SF under construction and average asking rent of $32.37 per SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Other – Leased Fee	Loan #12	Cut-off Date Balance:	$22,492,500
485 Route 1 South	Woodbridge Corporate Plaza Leased Fee	Cut-off Date LTV:	71.8%
Iselin, NJ 08830		UW NCF DSCR:	2.00x
		UW NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance of the Non-Collateral Improvements and Underwritten Net Cash Flow at the Woodbridge Corporate Plaza Leased Fee Property:

Cash Flow Analysis(1)
	Leasehold (Non-Collateral Improvements) 12/31/2019(2)	Leasehold (Non-Collateral Improvements) 12/31/2020(2)	Leasehold (Non-Collateral Improvements) 3/31/2021 TTM(2)	Leasehold (Non-Collateral Improvements) UW(2)	Leased Fee UW	Leased Fee UW Per SF
Base Rent(3)	$11,868,270	$13,240,364	$13,981,020	$14,615,664	$4,379,888(4)	$6.96
Total Recoveries	$1,377,463	$1,294,204	$1,172,317	$1,528,000	$0	$0.00
Gross Up from Vacant SF	$0	$0	$0	$1,486,265	$0	$0.00
Other Income	$6,942	($36,629)	$8,780	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($1,486,265)	$0	$0.00
Effective Gross Income	$13,252,675	$14,497,939	$15,162,117	$16,143,664	$4,379,888	$6.96

Real Estate Taxes	$2,220,002	2,273,948	2,305,693	2,339,371	$0	$0.00
Insurance	$126,442	161,281	167,592	161,281	$0	$0.00
Other Expenses	$4,657,032	$4,505,766	$4,700,452	$4,397,389	$0	$0.00
Total Expenses	$7,003,476	$6,940,995	$7,173,737	$6,898,041	$0	$0.00

Net Operating Income	$6,249,199	$7,556,944	$7,988,380	$9,245,623	$4,379,888	$6.96
Capital Expenditures	$0	$0	$0	$125,838	$0	$0.00
TI/LC	$0	$0	$0	$576,147	$0	$0.00
Net Cash Flow	$6,249,199	$7,556,944	$7,988,380	$8,543,638	$4,379,888	$6.96

Occupancy %	79.5%	85.6%	N/A	88.7%	100.0%
NOI DSCR (IO)	N/A	N/A	N/A	N/A	2.19x
NCF DSCR (IO)	N/A	N/A	N/A	N/A	2.19x
NOI DSCR (P&I)	N/A	N/A	N/A	N/A	2.00x
NCF DSCR (P&I)	N/A	N/A	N/A	N/A	2.00x
NOI Debt Yield	N/A	N/A	N/A	N/A	8.8%
NCF Debt Yield	N/A	N/A	N/A	N/A	8.8%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	The Non-Collateral Improvements are not collateral for the Woodbridge Corporate Plaza Leased Fee Whole Loan (except for the reversionary interest of the borrower therein). The historical financial results of the Non-Collateral Improvements are provided above for informational purposes only. The historical Occupancy % numbers reflect the occupancy of the Non-Collateral Improvements. The Leasehold UW to the Non-Collateral Improvements is based on the lender’s estimate of the Ground Tenant’s income and expenses, not including ground rent due under the Ground Lease. The increase in operating performance of the Non-Collateral Improvements between 2019 and 2020 is primarily due to an increase in occupancy from 79.5% to 85.6% over the same time period.

(3)	Base Rent excludes free rent amounts of $1,139,556 in 2019, $861,694 in 2020, and $368,758 in the trailing twelve month period ending March 31, 2021.

(4)	UW Base Rent is based on the 10-year ground rent average. The ground lease provides for annual rent of $4,000,000 in the initial year of the lease term (May 24, 2021 to May 23, 2022), with 2.0% annual increases thereafter.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 13 – Tower Point at the Highlands

Mortgage Loan Information
Mortgage Loan Seller:	AREF
Credit Assessment (KBRA/Fitch):	NR/NR
Original Balance:	$20,000,000
Cut-off Date Balance:	$20,000,000
% of Initial Pool Balance:	2.6%
Loan Purpose:	Acquisition
Borrower Sponsor:	Yaakov Prager
Guarantor:	Yaakov Prager
Mortgage Rate:	4.4850%
Note Date:	6/17/2021
First Payment Date:	8/6/2021
Maturity Date:	7/6/2031
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 month
Seasoning:	0 month
Prepayment Provisions:	L(24),D(91),O(5)
Lockbox/Cash Mgmt Status(1):	Hard/Springing
Additional Debt Type:	NAP
Additional Debt Balance:	NAP
Future Debt Permitted (Type):	No (NAP)

Reserves
Type	Initial	Monthly	Cap
RE Tax:	$325,016	$25,001	N/A
Insurance:	$6,569	$2,190	N/A
Recurring Replacements:	$0	$2,629	N/A
TI/LC:	$0	$19,716	N/A
Termination Rollover Reserve(2):	$1,750,000	$0	N/A

Property Information
Single Asset/Portfolio:	Single Asset
Location:	Sparks, MD 21152
General Property Type:	Office
Detailed Property Type:	Suburban
Title Vesting:	Fee
Year Built/Renovated:	1999/NAP
Size:	157,727 SF
Cut-off Date Balance Per SF:	$127
Maturity Date Balance Per SF:	$103
Property Manager:	Somerset Properties, Inc.

Underwriting and Financial Information(3)
UW NOI:	$2,092,684
UW NOI Debt Yield(4):	11.5%
UW NOI Debt Yield at Maturity:	12.9%
UW NCF DSCR:	1.65x
Most Recent NOI:	$1,859,192 (3/31/2021 TTM)
2nd Most Recent NOI:	$1,874,127 (12/31/2020)
3rd Most Recent NOI:	$1,967,737 (12/31/2019)
Most Recent Occupancy:	90.4% (5/1/2021)
2nd Most Recent Occupancy:	87.9% (3/31/2021)
3rd Most Recent Occupancy:	87.0% (12/31/2020)
Appraised Value (as of):	$29,400,000 (4/15/2021)
Appraised Value per SF:	$186
Cut-off Date LTV Ratio(4):	62.1%
Maturity Date LTV Ratio:	55.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	61.6%	Purchase Price:	$29,250,000	90.2%
Borrower Equity:	$12,444,504	38.4%	Reserves:	$2,081,585	6.4%
			Closing Costs:	$1,112,919	3.4%
Total Sources:	$32,444,504	100.0%	Total Uses:	$32,444,504	100.0%

(1)	As of the origination date, the Tower Point at the Highlands Mortgage Loan (as defined below) is in a cash management period in connection with the Symphony Termination Option (as defined below) and Fundamental Administration Termination Option (as defined below).

(2)	At closing, $1,7500,000 was escrowed into a rollover reserve (the “Termination Rollover Reserve”). In the event that FAS (as defined below) does not exercise its termination option, and provided no event of default has occurred and is continuing, the lender is required to disburse $1,250,000 of the Termination Rollover Reserve to the borrower at such time that the borrower provides the lender with an officer’s certificate executed by FAS, certifying to the lender that (i) FAS is in occupancy of its space; (ii) FAS is paying full unabated rent; and (iii) FAS has not exercised its termination option and does not have any other early termination option prior to the expiration of the lease term pursuant to the FAS lease. Provided all of the foregoing conditions are satisfied, as reasonably determined by the lender, and such funds disbursed to the borrower, the remaining $500,000 of the Termination Rollover Reserve will continue to be held in the Termination Rollover Reserve subaccount and disbursed solely in connection with approved leasing expenses with respect to the space demised by FAS upon the expiration of FAS’ lease term in December 2025. Notwithstanding the foregoing, in the event FAS exercises its termination option, the Termination Rollover Reserve will continue to be held in the Termination Rollover Reserve subaccount and disbursed, solely with respect to approved leasing expenses in connection with the re-tenanting of the FAS’ demised space.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Tower Point at the Highlands Mortgage Loan more severely than assumed in the underwriting of the Tower Point at the Highlands Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

(4)	The UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated net of the $1,750,000 Termination Rollover Reserve. Assuming the gross Tower Point at The Highlands Mortgage Loan Cut-off Date Balance of $20,000,000, the Cut-off Date LTV Ratio, Underwritten NOI Debt Yield, and Underwritten NCF Debt Yield calculations are 68.0%, 10.5%, and 10.0%, respectively.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Tower Point at the Highlands Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $20,000,000. The Tower Point at the Highlands Mortgage Loan is secured by a first priority fee mortgage encumbering a two-building suburban office property located in Sparks, Maryland (the “Tower Point at the Highlands Property”). Proceeds of the Tower Point at the Highlands Mortgage Loan along with approximately $12.4 million of borrower equity, were used to acquire the Tower Point at the Highlands Property for $29.3 million, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Towers Point Lots BDEF Property Owner LLC (the “Tower Point at the Highlands Borrower”), a single purpose Delaware limited liability company. The non-recourse carveout guarantor is Yaakov Prager who has been involved in commercial real estate business as an investor and syndicator, specializing in office, industrial and multi-family properties. He is also a representative for family offices and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #13	Cut-off Date Balance:	$20,000,000
920 & 930 Ridgebrook Road	Tower Point at the Highlands	Cut-off Date LTV:	62.1%
Sparks, MD 21152		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	11.5%

high net worth individuals for organizing and investing all types of commercial real estate investments. Some of Yaakov Prager’s notable deals include procuring equity for the purchase of Sears Tower in Chicago, Illinois and the office tower at One State Street in Boston, Massachusetts, as well as purchasing a large industrial portfolio in Virginia.

The Property. The Tower Point at the Highlands Property is a 157,727 square foot, suburban office property located in the city of Sparks, Maryland, approximately 20 miles north of the Baltimore CBD. The Tower Point at the Highlands Property is situated on 17.18 acres and consists of two, three-story office buildings including 920 Ridgebrook Road (89,152 SF) and 930 Ridgebrook Road (68,575 SF). The Tower Point at the Highlands Property was built in 1999 and approximately $637,000 was spent on capital expenditures in the last five years. The Tower Point at the Highlands Property features 678 surface parking spaces at 4.29 spaces per 1,000 square feet of net rentable area. As of May 1, 2021, the Tower Point at the Highlands Property is 90.4% leased to four tenants and has an average occupancy rate of approximately 94.4% since the fourth quarter of 2011. In addition, the largest three tenants which represent 87.0% of NRA and 96.4% of the underwritten base rent occupy the Tower Point at the Highlands Property as their headquarters.

Major Tenants.

Fundamental Administrative Services (74,710 SF, 47.4% of NRA, 59.4% of underwritten base rent). Fundamental Administrative Services (“FAS”) is a healthcare management services company headquartered in Sparks, Maryland. FAS has been a tenant at Tower Point at the Highlands Property since September 2009. Its lease expires in December 2025 and provides for two, five-year remaining renewal options. FAS has a one-time termination option in December 2022 with a 12-month notice and a termination fee (estimated to be $800,000) requirement (the “Fundamental Administration Termination Option”).

Symphony Diagnostic Services (Mobilex) (39,173 SF, 24.8% of NRA, 20.1% of underwritten base rent). Headquartered at the Tower Point at the Highlands Property, Symphony Diagnostic Services (Mobilex) (“Symphony”) is a health company offering digital radiography, ultrasound, electrocardiogram, and other mobile clinical services. Symphony has been a tenant at the Tower Point at the Highlands Property since April 2010, when Symphony signed a lease that has since been amended to expire in October 2025. Symphony currently has two, three-year, renewal options and a termination option in November 2022 (the “Symphony Termination Option”). If exercised, the termination option stipulates a termination fee owed by Symphony. Symphony filed for Chapter 11 bankruptcy protection in February 2019 and emerged from bankruptcy in fourth quarter of 2019. The bankruptcy protection was sought by Symphony to prevent government collection of penalties in relation to a case, which has now been settled. As part of Symphony’s exit from bankruptcy, Symphony was offered a below market rate, allowing Symphony to maintain their headquarters location through October 2025. The Tower Point at the Highlands Borrower and the guarantor will have personal recourse for $1.75 million unless and until Symphony bypasses its termination option in 2022. Additionally, the Tower Point at the Highlands Mortgage Loan is structured with an upfront Termination Rollover Reserve of $1.75 million in connection with the Fundamental Administration Termination Option and the Symphony Termination Option.

If the Fundamental Administration Termination Option and/or Symphony Termination Option is exercised on or prior to February 4, 2022, pursuant to the Tower Point at the Highlands Mortgage Loan documents, the borrower and the guarantor will be personally liable in the amount of $1,750,000 in the aggregate; provided, however, (A) if the Fundamental Administration Termination Option is not exercised on or prior to February 4, 2022, commencing on March 6, 2022 and continuing until the Fundamental Administration lease term expires in December 2025, the borrower and the guarantor’s liability will be limited to $500,000 in the aggregate; and (B) if the Symphony Termination Option is exercised on or prior to February 4, 2022 (provided the Fundamental Administration Termination Option is not exercised on or prior to February 2022), the borrower and the guarantor’s liability will be limited to $500,000 in the aggregate.

FILA USA (23,356 SF, 14.8% of NRA, 16.9% of underwritten base rent). FILA USA (“Fila”), a US subsidiary of Fila Korea, markets Fila brand athletic and leisure shoes, sportswear, and a range of sport accessories. The lineup is sold through Fila’s website and at major and specialty sporting goods stores, such as Dick’s, Foot Locker, and Kohl’s. In addition to footwear, Fila offers apparel and other sports products for golf, tennis, basketball, soccer, yoga, and running, as well as sports-inspired streetwear. Fila has been a tenant at the Tower Point at the Highlands Property since January 2011 when it signed a lease that has since been amended to expire in July 2024. Fila currently has one five-year renewal option and no termination options. The lease is guaranteed by FILA Korea, Ltd.

Dental Technology Center Inc (5,389 SF, 3.4% of NRA, 3.6% of underwritten base rent). Dental Technology Center Inc (“DTC”), located in Hunt Valley, Maryland, offers services related to dental office technology, including system planning, training, installation, and other technical support. DTC services the Maryland, Delaware, New Jersey, Pennsylvania, Virginia, and Washington, D.C area from this location. DTC has two, five-year renewal options, with no early termination rights.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #13	Cut-off Date Balance:	$20,000,000
920 & 930 Ridgebrook Road	Tower Point at the Highlands	Cut-off Date LTV:	62.1%
Sparks, MD 21152		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	11.5%

The following table presents a summary regarding the major tenants at the Tower Point at the Highlands Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of Total SF	Annual UW Rent	Annual UW Rent PSF
						% of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Option
Fundamental Administrative Services	NR/NR/NR	74,710	47.4%	$1,819,189	$24.35	59.4%	12/31/2025	2 x 5 Yrs	Y(2)
Symphony Diagnostic Services (Mobilex)	NR/NR/NR	39,173	24.8%	$614,233	$15.68	20.1%	10/31/2025	2 x 3 Yrs	Y(2)
FILA USA	NR/NR/NR	23,356	14.8%	$515,700	$22.08	16.9%	7/31/2024	1 x 5 Yrs	N
Dental Technology Center Inc	NR/NR/NR	5,389	3.4%	$111,013	$20.60	3.6%	7/31/2026	2 x 5 Yrs	N
Subtotal/Wtd. Avg.		142,628	90.4%	$3,060,135	$21.46	100.0%

Vacant Space		15,099	9.6%	$0	$0	0.0%
Total/Wtd. Avg.		157,727	100.0%	$3,060,135	$21.46	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2021.

(2)	Please see “Major Tenants” above for a description of the Fundamental Administration Termination Option and the Symphony Termination Option.

The following table presents certain information relating to the lease rollover at the Tower Point at the Highlands Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	23,356	$22.08	14.8%	14.8%	$515,700	16.9%	16.9%
2025	2	113,883	$21.37	72.2%	87.0%	$2,433,421	79.5%	96.4%
2026	1	5,389	$20.60	3.4%	90.4%	$111,013	3.6%	100.0%
2027	0	0	$0.00	0.0%	90.4%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	90.4%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	90.4%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	90.4%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	90.4%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	90.4%	$0	0.0%	100.0%
Vacant	0	15,099	$0.00	9.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (3)	4	157,727	$21.46	100.0%		$3,060,135	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not taken into account in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling and Total UW Rent Rolling excludes vacant space.

COVID-19 Update. The first payment date for the Tower Point at the Highlands Mortgage Loan is August 6, 2021 and as of June 17, 2021 the Tower Point at the Highlands Mortgage Loan is not subject to any modification or forbearance requests. The borrower sponsor reported that no tenants have requested rent relief and all tenants paid their April and May 2021 rent.

The Market. The Tower Point at the Highlands Property is located in Baltimore County, Maryland, just off Interstate 83 and provides direct access to downtown Baltimore and connection to Interstate 695. The immediate area of the Tower Point at the Highlands Property consists of primarily office with some industrial uses to the south along York Road, and single family residential surrounding the business park. The area’s largest employers are McCormick & Company, PHH Corporation, TransHealthCare, BD Diagnostic Systems, Bank of America, AAI Corporation, PII, and regional operations of UPS. According to a third-party report, the 2020 population within the immediate 21152 zip code, Baltimore County, and greater Baltimore-Columbia-Towson, Maryland MSA area was 5,828, 823,283, and 2,840,181, respectively. The 2020 average household income within the immediate 21152 zip code, Baltimore County, and greater Baltimore-Columbia-Towson, Maryland MSA area was $143,358, $104,653, and $111,847, respectively.

According to a third-party report, the Tower Point at the Highlands Property is located in the Baltimore MSA office market and the I-83 corridor office submarket. As of the first quarter 2021, the Baltimore MSA office market contained total office inventory of approximately 149.4 million SF with a vacancy rate of 10.5% and an average asking rent of $24.91 PSF. The I-83 corridor office submarket contained a total office inventory of approximately 10.5 million

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Office – Suburban	Loan #13	Cut-off Date Balance:	$20,000,000
920 & 930 Ridgebrook Road	Tower Point at the Highlands	Cut-off Date LTV:	62.1%
Sparks, MD 21152		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	11.5%

SF with a vacancy rate of 11.8% and an average asking rent of $22.70 PSF as of the first quarter of 2021. The submarket had no additional inventory delivered in 2020 and had negative net absorption of 182,421 SF as of the first quarter of 2021.

The following table presents comparable available office spaces being marketed with respect to the Tower Point at the Highlands Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Property Size (SF)	Lease Area (SF)	Rent PSF	Lease Term (Yrs.)	Lease Type
Long View Executive Park 307 International Cir. Hunt Valley, MD	1988	3.7 miles	197,524	11,001	$24.00	8	Full Service
Harvest Building 2345 York Road Timonium, MD	1987	6.2 miles	20,043	1,875	$23.68	5	Full Service
20 Wight Avenue 20 Wight Ave. Hunt Valley, MD	2002	3.6 miles	76,045	11,601	$25.75	10	Full Service
225 Schilling Circle 225 Schilling Cir. Hunt Valley, MD	2012	4.0 miles	128,894	1,248	$29.00	5	Full Service

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tower Point at the Highlands Property:

Cash Flow Analysis
	12/31/2019	12/31/2020	3/31/2021 TTM	UW(1)	UW Per SF
Base Rent(2)	$2,941,496	$2,815,957	$2,816,310	$3,060,135	$19.40
Total Recoveries	$194,062	$211,878	$239,487	$239,806	$1.52
Gross up of Vacant SF	$0	$0	$0	$357,561	$2.27
Other Income	$43,316	$43,631	$36,465	$ 36,465	$0.23
Less Vacancy & Credit Loss	($0)	($0)	($0)	($357,561)	($2.27)
Effective Gross Income	$3,178,874	$3,071,466	$3,092,262	$3,336,406	$21.15

Real Estate Taxes	$265,141	$294,410	$294,410	$306,382	$1.94
Insurance	$27,553	$42,182	$27,466	$25,869	$0.16
Other Expenses	$918,444	$860,747	$911,194	$911,471	$5.78
Total Expenses	$1,211,138	$1,197,339	$1,233,070	$1,243,722	$7.89

Net Operating Income(3)	$1,967,737	$1,874,127	$1,859,192	$ 2,092,684	$13.27
TI/LC(4)	$0	$0	$0	$61,591	$0.39
Capital Expenditures	$0	$0	$0	$31,545	$0.20
Net Cash Flow	$1,967,737	$1,874,127	$1,859,192	$1,999,548	$13.86

Occupancy %	90.2%	87.0%	87.9%	90.2%
NOI DSCR (P&I)	1.62x	1.54x	1.53x	1.72x
NCF DSCR (P&I)	1.62x	1.54x	1.53x	1.65x
NOI Debt Yield(5)	9.8%	9.4%	9.3%	11.5%
NCF Debt Yield(5)	9.8%	9.4%	9.3%	11.0%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	UW Base Rent is inclusive of $127,133 of rent steps through April 2022.

(3)	The increase in Net Operating Income from the TTM period ending 3/31/2021 to the UW figure is due to the increase in occupancy from 87.9% to 90.4%..

(4)	UW TI/LC includes a credit of $175,000 for the $1,750,000 Termination Rollover Reserve.

(5)	UW NOI Debt Yield and NCF Debt Yield figures adjusted for $1,750,000 Termination Rollover Reserve.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 14 – 6304 Spine Road

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/NR			Location:	Boulder, CO 80301
Original Balance:	$19,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$18,940,019			Detailed Property Type:	Flex/R&D
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1965/1968,1997
Borrower Sponsor:	Hamad Alhomaizi			Size:	170,998 SF
Guarantor:	Hamad Alhomaizi			Cut-off Date Balance per SF:	$111
Mortgage Rate:	3.3250%			Maturity Date Balance per SF:	$86
Note Date:	4/29/2021			Property Manager:	Steelwave, Inc.
First Payment Date:	6/1/2021
Maturity Date:	5/1/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information(1)
Original Amortization Term:	360 months			UW NOI:	$2,272,402
IO Period:	0 months			UW NOI Debt Yield:	12.0%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	15.4%
Prepayment Provisions:	L(26),D(89),O(5)			UW NCF DSCR:	2.09x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$1,775,884 (12/31/2020)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$1,739,597 (12/31/2019)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$1,452,084 (12/31/2018)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	100.0% (7/1/2021)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2019)
RE Tax:	$77,833	$38,916	N/A	Appraised Value (as of):	$30,400,000 (2/16/2021)
Insurance:	$0	Springing	N/A	Appraised Value per SF:	$178
Recurring Replacements:	$0	$1,425	N/A	Cut-off Date LTV Ratio:	62.3%
TI/LC:	$427,495	$0	N/A	Maturity Date LTV Ratio:	48.6%
Deferred Maintenance:	$1,295,875	$0	N/A
Outstanding Free Rent Reserve:	$388,308	$0	N/A
Incentive Management Fee:	$245,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	100.0%	Loan Payoff:	$11,264,730	59.3%
			Return of Equity:	$4,703,352	24.8%
			Reserves:	$2,434,511	12.8%
			Closing Costs:	$597,407	3.1%
Total Sources:	$19,000,000	100.0%	Total Uses:	$19,000,000	100.0%

(1)	The novel coronavirus pandemic is an evolving situation and could impact the 6304 Spine Road Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 6304 Spine Road Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the prospectus.

The Mortgage Loan. The fourteenth largest mortgage loan (the “6304 Spine Road Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,000,000 and secured by a first priority fee mortgage encumbering a 170,998 SF industrial property located in Boulder, Colorado (the “6304 Spine Road Property”). Proceeds from the 6304 Spine Road Mortgage Loan were used to refinance the previous loan secured by 6304 Spine Road Property, return equity to the borrower, pay closing costs and fund upfront reserves.

The Borrower and Borrower Sponsor. The borrower is Maia USA LLC, a single-purpose Delaware limited liability company with no independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Hamad Alhomaizi. The borrower is wholly owned by Maia Holdings (BVI) Ltd. (25%) and Maia Invest (BVI) Ltd. (75%). Hamad Alhomaizi served as vice chairman of Global Investment House K.P.S.C. and was an independent and non-executive director at Al-Salam Bank - Bahrain B.S.C. He has experience with direct investments, hedge funds, real estate and startups.

The Property. The 6304 Spine Road Property is an industrial, Flex/R&D property comprising 170,998 SF located in Boulder, Colorado, that is 100% leased to Lockheed Martin Corporation (“Lockheed Martin”). The 6304 Spine Road Property was constructed in 1965, expanded in 1968 and 1997 and is situated on an 13.78-acre site. The 6304 Spine Road Property consists of a single-story industrial building and features split-faced concrete block walls, a concrete twin-tee roof system with a membrane cover, three dock high overhead doors, clear heights of 16 feet and 646 parking spaces (3.8 per 1,000 SF). Within the last three years, the borrower sponsor has invested approximately $1.9 million in capital improvements, which includes approximately $1.1

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex/R&D	Loan #14	Cut-off Date Balance:	$18,940,019
6304 Spine Road	6304 Spine Road	Cut-off Date LTV:	62.3%
Boulder, CO 80301		UW NCF DSCR:	2.09x
		UW NOI Debt Yield:	12.0%

million for a roof replacement, which was reserved for at origination. As of July 1, 2021, the 6304 Spine Road Property is currently 100.0% occupied by Lockheed Martin, which has been at the 6304 Spine Road Property since May 8, 1998.

Major Tenants.

Lockheed Martin (170,998 SF, 100.0% of NRA, 100.0% of underwritten base rent). Lockheed Martin is a global security and aerospace company that employs approximately 110,000 people worldwide and is engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. Lockheed Martin has been a tenant at the 6304 Spine Road Property since 1998, has a lease expiration date of December 31, 2026 and has two, five-year renewal options remaining. In addition, according to information provided by the sole tenant, the US Air Force occupies a portion of the space along with the tenant in connection with a joint project, and reimburses the sole tenant for the rent for such portion of the space.

The following table presents certain information relating to the leases at the 6304 Spine Road Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Option	Term. Option (Y/N)
Lockheed Martin	A-/A3/A-	170,998	100.0%	$2,473,144	100.0%	$14.46	12/31/2026	2, 5-year	N
Subtotal/Wtd. Avg.		170,998	100.0%	$2,473,144	100.0%	$14.46

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		170,998	100.0%	$2,473,144	100.0%	$14.46

(1)	Information is based on the underwritten rent roll as of July 1, 2021.

The following table presents certain information relating to the lease rollover schedule at the 6304 Spine Road Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	170,998	$14.46	100.0%	100.0%	$2,473,144	100.0%	100.0%
2027	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2029	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2030	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2031	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2032 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	170,998	$14.46	100.0%		$2,473,144	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2021.

COVID-19 Update. As of June 2, 2021, the 6304 Spine Road Mortgage Loan is current on its debt service and is not subject to any forbearance, modification or debt service relief request. As of June 9, 2021, the borrower has reported that the 6304 Spine Road Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full June 2021 rent payments and the sole tenant’s lease is not subject to any modification or forbearance request.

The Market. The 6304 Spine Road Property is located in Boulder, Colorado, within the City of Boulder Flex/R&D submarket of the Boulder Flex/R&D market. Primary access to the neighborhood is provided by US Highway 52 and US Highway 119. The 6304 Spine Road Property is located within the Gunbarrel portion of the City of Boulder, which is approximately 4.5 miles from Boulder’s business district, which includes a wide variety of business park campuses, offices, light manufacturing, high-tech and flex uses surrounded by residential and service commercial development. Major tenants include Medtronic, Northrup Grumman, Qualcomm and Celestial Seasonings. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the City of Boulder Flex/R&D submarket was approximately 5.8%, with average asking rents of $18.24 PSF and inventory of approximately 5.5 million SF. According to the appraisal, as of the fourth quarter of 2020, the vacancy rate in the Boulder Flex/R&D market was approximately 12.3%, with average asking rents of $14.89 PSF and inventory of approximately 12.4 million SF. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the 6304 Spine Road Property was 7,559, 20,283 and 78,774, respectively, and the 2020 median household income within the same one-, three- and five-mile radius was $81,895, $104,735 and $82,753, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex/R&D	Loan #14	Cut-off Date Balance:	$18,940,019
6304 Spine Road	6304 Spine Road	Cut-off Date LTV:	62.3%
Boulder, CO 80301		UW NCF DSCR:	2.09x
		UW NOI Debt Yield:	12.0%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 6304 Spine Road Property:

Market Rent Summary
Office-Flex/R&D
Market Rent (PSF)	$13.50
Lease Term (Months)	84
Lease Type (Reimbursements)	NNN
Rent Increase Projection	$0.50 annually

Source: Appraisal.

The following table presents comparable leases with respect to the 6304 Spine Road Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Occ. %	Tenant Name	Lease SF	Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
6304 Spine Road Property (subject) Boulder, CO	1965	170,998	100.0%(1)	Lockheed Martin(1)	170,998 (1)	Nov. 2016(1)	122(1)	$14.46 (1)	NNN(1)
6400 Lookout Road Boulder, CO	1990	60,370	100.0%	Front Range Bioscences	39,769	Feb. 2020	125	$16.00	NNN
6120 Longbow Drive Boulder, CO	2001	47,303	100.0%	Northrop Grumman	47,303	Oct. 2019	60	$15.19	NNN
1951 South Fordham Street Longmont, CO	1996	197,659	77.0%	Lockheed Martin	37,083	Aug. 2019	37	$12.00	NNN
1351 South Sunset Street Longmont, CO	1983	58,064	100.0%	St. Vrain Valley School	58,064	Jan. 2019	84	$13.00	NNN
2400 Trade Centre Avenue Longmont, CO	1989	51,632	100.0%	Cray	14,292	Jul. 2018	60	$13.00	NNN
1825 33rd Street Boulder, CO	1972	147,555	100.0%	Spire Global	21,020	Jun. 2018	84	$18.00	NNN
1601 Dry Creek Drive Longmont, CO	1982	556,410	79.0%	Digital Globe	85,539	Jun. 2018	158	$14.60	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll as of July 1, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Industrial – Flex/R&D	Loan #14	Cut-off Date Balance:	$18,940,019
6304 Spine Road	6304 Spine Road	Cut-off Date LTV:	62.3%
Boulder, CO 80301		UW NCF DSCR:	2.09x
		UW NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 6304 Spine Road Property:

Cash Flow Analysis(1)
	2018	2019	2020	UW	UW PSF
Gross Potential Rent(2)	$1,672,360	$1,713,685	$1,756,720	$2,473,144	$14.46
Total Recoveries	$1,241,778	$1,461,558	$1,505,830	$1,541,697	$9.02
Other Income	$16,196	$13,020	$37,401	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($200,742)	($1.17)
Effective Gross Income	$2,930,334	$3,188,263	$3,299,951	$3,814,099	$22.30

Real Estate Taxes	$584,844	$459,850	$467,246	$467,246	$2.73
Insurance	$33,576	$33,033	$34,172	$34,172	$0.20
Other Operating Expenses	$859,830	$955,782	$1,022,649	$1,040,279	$6.08
Total Operating Expenses	$1,478,250	$1,448,665	$1,524,067	$1,541,697	$9.02

Net Operating Income(2)	$1,452,084	$1,739,597	$1,775,884	$2,272,402	$13.29
Capital Expenditures	$0	$0	$0	$17,100	$0.10
TI/LC	$0	$0	$0	$160,738	$0.94
Net Cash Flow	$1,452,084	$1,739,597	$1,775,884	$2,094,564	$12.25

Occupancy %	100.0%	100.0%	100.0%	96.8%
NOI DSCR	1.45x	1.74x	1.77x	2.27x
NCF DSCR	1.45x	1.74x	1.77x	2.09x
NOI Debt Yield	7.7%	9.2%	9.4%	12.0%
NCF Debt Yield	7.7%	9.2%	9.4%	11.1%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.
(2)	The increase in UW Gross Potential Rent and Net Operating Income from 2020 Gross Potential Rent and Net Operating Income is due to the UW figures including $679,375 of rent bumps through January 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Mortgage Loan No. 15 – Shoppes of Carrollwood & Colonial Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch):	NR/NR			Location:	Tampa, FL 33618
Original Balance:	$18,500,000			General Property Type:	Retail
Cut-off Date Balance:	$18,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1982, 1985, 2007/2005
Sponsor:	Laurans A. Mendelson			Size:	162,207 SF
Guarantor:	Laurans A. Mendelson			Cut-off Date Balance per SF:	$114
Mortgage Rate:	3.5460%			Maturity Date Balance per SF:	$103
Note Date:	6/18/2021			Property Manager:	Ideal Management Company
First Payment Date:	8/6/2021				(borrower-affiliate)
Maturity Date:	7/6/2031
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,372,712
IO Period:	60 months			UW NOI Debt Yield:	12.8%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	14.2%
Prepayment Provisions:	L(24),D(92),O(4)			UW NCF DSCR:	3.27x (IO) 2.17x (P&I)
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$2,504,803 (4/30/2021 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$2,334,292 (12/31/2020)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$2,424,206 (12/31/2019)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy(3):	88.3% (5/31/2021)
Reserves				2nd Most Recent Occupancy:	99.0% (12/31/2020)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	94.3% (12/31/2019)
RE Tax:	$287,922	$31,991	N/A	Appraised Value (as of):	$34,500,000 (5/21/2021)
Insurance(1):	$0	Springing	N/A	Appraised Value per SF:	$213
Recurring Replacements:	$0	$2,703	N/A	Cut-off Date LTV Ratio:	53.6%
TI/LC(2):	$200,000	Springing	$200,000	Maturity Date LTV Ratio:	48.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,500,000	100.0%	Loan Payoff:	$17,466,289	94.4%
			Return of Equity:	$239,660	1.3%
			Reserves:	$487,922	2.6%
			Closing Costs:	$306,129	1.7%
Total Sources:	$18,500,000	100.0%	Total Uses:	$18,500,000	100.0%

(1)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance account upon (i) an event of default under the Shoppes of Carrollwood & Colonial Square Mortgage Loan (as defined below) documents, (ii) an acceptable blanket insurance policy is no longer in place, (iii) the borrower failing to provide the lender with evidence of renewal of such policy or (iv) the borrower failing to provide the lender with evidence of payment of insurance premiums 10 days prior to policy expiration.

(2)	When the amount in the TI/LC reserve is below the cap, the borrower is required to deposit approximately $13,517 per month for tenant improvements and leasing commissions.

(3)	Carl’s Furniture (11,997 SF; 7.4% of NRA) has been underwritten as vacant. Carl’s Furniture is still paying rent consistent with its lease, which expires in July 2022.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Shoppes of Carrollwood & Colonial Square Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $18,500,000 and secured by a first priority fee mortgage in a four-building anchored retail property totaling 162,207 SF located in Tampa, Florida (the “Shoppes of Carrollwood & Colonial Square Property”). The proceeds of the Shoppes of Carrollwood & Colonial Square Mortgage Loan were used to refinance an existing mortgage encumbering the Shoppes of Carrollwood & Colonial Square Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsors. The borrower is Carrollwood Partners, LLC, a Florida limited liability company, structured to be bankruptcy-remote. The borrower sponsor and non-recourse carveout guarantor of the Shoppes of Carrollwood & Colonial Square Mortgage Loan is Laurans A. Mendelson. Mr. Mendelson is the Chairman of the Board and chief executive officer of Hollywood, Florida based HEICO Corporation (NYSE: HEI), a technology-driven aerospace and electronics company that designs, manufactures and sells electrical and electro-optical systems and components used in aerospace, industrial and defense industries. Mr. Mendelson owns and operates an extensive real estate portfolio with experience in development, acquisitions and property management.

The Property. The Shoppes of Carrollwood & Colonial Square Property is located at 14324-14402 North Dale Mabry Highway in Tampa, Florida. The Shoppes of Carrollwood & Colonial Square Property consists of 162,207 SF across four buildings. The Shoppes of Carrollwood & Colonial Square Property is leased to national, regional and local tenants, such as Starbucks, Five Guys Burgers, Navy Federal Credit Union, Abby Health Foods, Inc, You Fit and McAlister’s Deli. The surrounding area is predominantly comprised of single family homes with various commercial developments, country clubs and business parks.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$18,500,000
14324-14402 North Dale Mabry Highway	Shoppes of Carrollwood & Colonial Square	Cut-off Date LTV:	53.6%
Tampa, FL 33618		U/W NCF DSCR:	2.17x
		U/W NOI Debt Yield:	12.8%

The Shoppes of Carrollwood & Colonial Square Property was 88.3% occupied by 38 tenants as of May 31, 2021. No single tenant occupies more than 15.7% of the NRA, while 13 tenants totaling approximately 26.0% of the NRA have been in occupancy at the Shoppes of Carrollwood & Colonial Square Property for over ten years. The borrower sponsor acquired the Shoppes of Carrollwood & Colonial Square Property in 2004. The Shoppes of Carrollwood & Colonial Square Property contains 642 parking spaces which equates to a parking ratio of approximately 3.96 spaces per 1,000 SF.

Major Tenants.

You Fit (25,492 SF, 15.7% of NRA, 12.3% of underwritten base rent). You Fit is a chain of American health clubs. Founded in 2008, You Fit has more than 100 locations across more than 12 states, predominantly in the South and West. You Fit caters to casual gym-goers, and offers personal training at all locations and group exercise at select locations. You Fit has been at the Shoppes of Carrollwood & Colonial Square Property since 2014 and extended its lease in February 2016 through March 2026. You Fit, Inc. guarantees the lease. You Fit has two five-year lease renewal options remaining and no unilateral termination options.

Abby Health Foods, Inc (11,080 SF, 6.8% of NRA, 8.5% of underwritten base rent). Abby Health Foods, Inc (“Abby Health”) is a health food store that offers vitamins, supplements, fresh organic produce, non-GMO and organic grocery items and health and beauty products. Additionally, Abby Health has a café that offers organic, vegan, vegetarian and gluten free dishes prepared daily. Abby Health has been at the Shoppes at Carrollwood & Colonial Square Property since 2001, most recently renewed in December 2016 and has a current lease expiration in November 2021. Abby Health has one five-year lease renewal option and no unilateral termination options.

Redline Athletics (9,074 SF, 5.6% of NRA, 2.9% of underwritten base rent). Redline Athletics is a national sports performance brand that specializes in comprehensive athletic development and speed and agility training for athletes, especially those aged 8-18 years old. Redline Athletics opened at the Shoppes of Carrollwood & Colonial Square Property in 2021. Redline Athletics’ lease expires in March 2026 and has two five-year lease renewal options. Redline Athletics has no unilateral termination options.

Total Renal Care Inc. (6,488 SF, 4.0% of NRA, 5.1% of underwritten base rent). Total Renal Care Inc., which is doing business as Davita (“Davita”) is a healthcare provider focused on renal care services and dialysis. Davita serves over 200,000 patients and operates in 11 countries. Davita opened at the Shoppes of Carrollwood & Colonial Square Property in 2012 and recently exercised a renewal option commencing in April 2022 that extends its lease through April 2032. Davita has three five-year lease renewal options remaining and no unilateral termination options.

5.11 Tactical (6,373 SF, 3.9% of NRA, 4.3% of underwritten base rent). 5.11 Tactical is an American apparel brand of outdoor clothing, footwear, uniforms and tactical equipment. 5.11 Tactical opened at the Shoppes of Carrollwood & Colonial Square Property in 2017 with an initial five-year term through August 2022. 5.11 Tactical has three five-year lease renewal options and no unilateral termination options.

The following table presents certain information relating to the tenants at the Shoppes of Carrollwood & Colonial Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Sales PSF	Occ. Cost	Renewal Options	Termination Options
You Fit	NR/NR/NR	25,492	15.7%	$305,904	12.3%	$12.00	3/31/2026	N/A	N/A	2 x 5 Yrs	N
Abby Health	NR/NR/NR	11,080	6.8%	$212,725	8.5%	$19.20	11/30/2021	N/A	N/A	1 x 5 Yrs	N
Redline Athletics	NR/NR/NR	9,074	5.6%	$72,592	2.9%	$8.00	3/31/2026	N/A	N/A	2 x 5 Yrs	N
Davita	NR/NR/NR	6,488	4.0%	$126,981	5.1%	$19.57	4/10/2032	N/A	N/A	3 x 5 Yrs	N
5.11 Tactical	NR/NR/NR	6,373	3.9%	$108,341	4.3%	$17.00	8/31/2022	N/A	N/A	3 x 5 Yrs	N
Subtotal/Wtd. Avg.		58,507	36.1%	$826,542	33.1%	$14.13

Other Tenants(3)		84,728	52.2%	$1,667,711	66.9%	$19.91
Vacant Space		18,972	11.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		162,207	100.0%	$2,494,253	100.0%	$17.55

(1)	Information is based on the underwritten rent roll dated May 31, 2021.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Includes 972 square feet of storage space, which is excluded from the Annual UW Rent PSF calculation.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$18,500,000
14324-14402 North Dale Mabry Highway	Shoppes of Carrollwood & Colonial Square	Cut-off Date LTV:	53.6%
Tampa, FL 33618		U/W NCF DSCR:	2.17x
		U/W NOI Debt Yield:	12.8%

The following table presents certain information relating to the lease rollover schedule at the Shoppes of Carrollwood & Colonial Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	2	14,857	$18.84	9.2%	9.2%	$279,883	11.2%	11.2%
2022	7	19,932	$17.33	12.3%	21.4%	$345,464	13.9%	25.1%
2023	10	20,746	$19.27	12.8%	34.2%	$399,710	16.0%	41.1%
2024	5	12,780	$22.32	7.9%	42.1%	$285,236	11.4%	52.5%
2025	5	16,113	$21.49	9.9%	52.0%	$346,308	13.9%	66.4%
2026	8	51,347	$13.84	31.7%	83.7%	$710,672	28.5%	94.9%
2027	0	0	$0.00	0.0%	83.7%	$0	0.0%	94.9%
2028	0	0	$0.00	0.0%	83.7%	$0	0.0%	94.9%
2029	0	0	$0.00	0.0%	83.7%	$0	0.0%	94.9%
2030	0	0	$0.00	0.0%	83.7%	$0	0.0%	94.9%
2031	0	0	$0.00	0.0%	83.7%	$0	0.0%	94.9%
2032 & Beyond(3)	1	7,460	$19.57	4.6%	88.3%	$126,981	5.1%	100.0%
Vacant	0	18,972	$0.00	11.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	38	162,207	$17.55	100.0%		$2,494,253	100.0%

(1)	Information is based on the underwritten rent roll dated May 31, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Includes 972 square feet of storage space, which is excluded from the UW Rent PSF Rolling calculation.

COVID-19 Update. As of March 29, 2021, the borrower has reported that the Shoppes of Carrollwood & Colonial Square Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full April and May 2021 rent payments. Seven tenants were granted rental relief during the first half of 2020 due to the COVID-19 pandemic. Of the seven tenants, five tenants totaling 8.7% of NRA have paid back all deferred rents and resumed paying full base rents under their respective leases. Two tenants totaling 3.3% of NRA, both of which are currently making base rental payments as stipulated, are required to pay back deferred rents in monthly installments through December 2021. As of July 6, 2021, the Shoppes of Carrollwood & Colonial Square Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the Shoppes of Carrollwood & Colonial Square Mortgage Loan is August 6, 2021.

The Market. The Shoppes of Carrollwood & Colonial Square Property is located in Tampa, Florida. The Shoppes of Carrollwood & Colonial Square Property is located approximately nine miles north of the Tampa CBD along the region’s primary retail corridor and approximately one mile west of I-75.

According to the appraisal, the Shoppes of Carrollwood & Colonial Square Property is located in the Tampa-St. Petersburg-Clearwater retail market. As of the first quarter of 2021, average asking rent was $16.84 PSF, vacancy was 4.4%, and inventory totaled approximately 170.6 million SF. The Shoppes of Carrollwood & Colonial Square Property is located in the Northwest Tampa retail submarket of the Tampa-St. Petersburg-Clearwater retail market. For the first quarter of 2021, the submarket had total inventory of approximately 11.5 million SF with a vacancy rate of 10.5% and average asking rents of $19.85 PSF.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Shoppes of Carrollwood & Colonial Square Property was 9,599, 95,796 and 251,012, respectively. The estimated 2020 average household income within the same radii was $119,413, $97,500 and $79,160, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$18,500,000
14324-14402 North Dale Mabry Highway	Shoppes of Carrollwood & Colonial Square	Cut-off Date LTV:	53.6%
Tampa, FL 33618		U/W NCF DSCR:	2.17x
		U/W NOI Debt Yield:	12.8%

The following tables presents the appraisal’s market rent conclusions:

Market Rent Summary
	Inline – Retail/Office < 2,500 SF	Fitness	Medical Office	Restaurant > 3,000 SF	Outparcel – Retail/Office	Inline – Retail/Office 2,500 – 5,000 SF
Property SF	17,362	38,502	10,318	18,096	3,480	25,655
Market Rent (PSF)	$22.00	$12.00	$22.00	$22.50	$28.00	$20.00
Lease Term (Years)	5	10	5	5	5	5
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net
Rent Increase Projection	3.0% per annum	None	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New Tenant) (PSF)	$6.00	$5.00	$8.00	$10.00	$6.00	$6.00
Tenant Improvements (Renewal) (PSF)	$1.00	$1.00	$1.00	$1.00	$1.00	$1.00

Source: Appraisal

Market Rent Summary Continued
	Inline – Retail/Office Limited Exposure	Restaurant < 3,000 SF	Jr. Anchor	Inline – Retail/Office > 5,000 SF	Automotive	Inline – Retail/Office > 10,000 SF	Bank
Property SF	1,452	6,626	11,080	11,559	5,080	11,997	1,000
Market Rent (PSF)	$12.00	$28.00	$19.50	$18.00	$14.50	$8.00	$30.00
Lease Term (Years)	3	5	10	5	5	5	5
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net
Rent Increase Projection	3.0% per annum	3.0% per annum	None	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New Tenant) (PSF)	$6.00	$10.00	$5.00	$6.00	$6.00	$6.00	$8.00
Tenant Improvements (Renewal) (PSF)	$1.00	$1.00	$1.00	$1.00	$1.00	$1.00	$1.00

Source: Appraisal

The following table presents certain information relating to comparable leases for the Shoppes of Carrollwood & Colonial Square Property:

Comparable Leases Summary
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Shoppes of Carrollwood & Colonial Square 14324-14402 North Dale Mabry Highway Tampa, Florida	1982, 1985, 2007 / 2005	162,207(1)	-	-	-	-	-	-
Market Place North 14803 North Dale Mabry Highway Tampa, Florida	1983 / 1990	97,832	1.0 miles	AutoZone	May 2020 / 120	10,980	$17.00	NNN
Fairway Plaza North 10428-10444 Dale Mabry Highway Tampa, Florida	1982 / N/A	15,720	1.7 miles	Undisclosed	Feb. 2021 / 36	1,200	$25.00	NNN
Village Center 13100 Dale Mabry Highway Tampa, Florida	1980 / 1993	145,902	0.3 miles	The Yard Milkshake Bar SQ2 Primary Care	Apr. 2021 / 60 Dec. 2020 / 60	1,600 2,040	$34.00 $30.50	NNN NNN
Former Gator Dockside 5840 East Fowler Avenue Tampa, Florida	2002 / N/A	6,190	8.0 miles	Listing	Jun. 2021 / N/A	5,532	$23.42	NNN
Tampa Retail Center 6701 North Florida Avenue Tampa, Florida	1980 / N/A	5,000	6.7 miles	Café & Wine Bar	May 2021 / 36	950	$26.50	NNN
Britton Plaza 3802 South Dale Mabry Highway Tampa, Florida	1956 / N/A	200,686	11.3 miles	Undisclosed	Jul. 2021 / 60	8,350	$18.00	NNN
Twelve Oaks Plaza 7004 West Waters Avenue Tampa, Florida	1979 / 1991	116,862	6.3 miles	Grand’s Department Store	Dec. 2020 / N/A	12,000	$13.00	NNN

Source: Appraisal, unless otherwise indicated.

(1)        Information is based on the underwritten rent roll dated May 31, 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

Retail – Anchored	Loan #15	Cut-off Date Balance:	$18,500,000
14324-14402 North Dale Mabry Highway	Shoppes of Carrollwood & Colonial Square	Cut-off Date LTV:	53.6%
Tampa, FL 33618		U/W NCF DSCR:	2.17x
		U/W NOI Debt Yield:	12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Shoppes of Carrollwood & Colonial Square Property:

Cash Flow Analysis
	2018	2019	2020	4/30/2021 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,566,377	$2,616,140	$2,551,187	$2,552,865	$2,791,117	$17.21
Reimbursements	$1,102,215	$1,150,795	$1,032,125	$1,193,660	$1,066,990	$6.58
Other Income	$5,323	$4,091	$3,519	$3,632	$111,129	$0.69
Vacancy and Concessions	$0	$0	$0	$0	($296,864)	($1.83)
Effective Gross Income	$3,673,915	$3,771,026	$3,586,831	$3,750,157	$3,672,373	$22.64

Taxes	$353,482	$353,717	$357,805	$357,805	$360,000	$2.22
Insurance	$179,755	$176,813	$210,316	$218,336	$236,429	$1.46
Other Operating Expenses	$773,356	$816,290	$684,417	$669,212	$703,232	$4.34
Total Operating Expenses	$1,306,593	$1,346,820	$1,252,539	$1,245,354	$1,299,661	$8.01

Net Operating Income	$2,367,322	$2,424,206	$2,334,292	$2,504,803	$2,372,712	$14.63
TI/LC	$0	$0	$0	$0	$162,207	$1.00
Capital Expenditures	$0	$0	$0	$0	$32,441	$0.20
Net Cash Flow	$2,367,322	$2,424,206	$2,334,292	$2,504,803	$2,178,063	$13.43

Occupancy %(2)	95.0%	94.3%	99.0%	88.3%	92.3%
NOI DSCR (IO)	3.56x	3.64x	3.51x	3.77x	3.57x
NOI DSCR (P&I)	2.36x	2.42x	2.33x	2.50x	2.37x
NCF DSCR (IO)	3.56x	3.64x	3.51x	3.77x	3.27x
NCF DSCR (P&I)	2.36x	2.42x	2.33x	2.50x	2.17x
NOI Debt Yield	12.8%	13.1%	12.6%	13.5%	12.8%
NCF Debt Yield	12.8%	13.1%	12.6%	13.5%	11.8%

(1)	UW Gross Potential Rent is based on the May 31, 2021 rent roll, with rent steps taken through December 2021 of $13,846.

(2)	Occupancy % is shown as of December 31 of the corresponding year. 4/30/2021 TTM Occupancy % is as of May 31, 2021. UW Occupancy % represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2021-L6

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), BofA Securities, Inc. (together with its affiliates, “BofA Securities”), AmeriVet Securities, Inc. (together with its affiliates, “AmeriVet”) and Bancroft Capital, LLC (together with its affiliates, “Bancroft” and, collectively with Morgan Stanley, BofA Securities and AmeriVet, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF Morgan Stanley & Co. LLC, BOFA SECURITIES, INC., AmeriVet Securities, Inc. AND BANCROFT CAPITAL, LLC HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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